Exhibit 2.1

Execution Version

ASSET PURCHASE AGREEMENT

by and among

SPECIALTY PAPERS ACQUISITION, LLC,

WAUSAU PAPER MILLS, LLC,

WAUSAU PAPER CORP.,

and

Solely with respect to Section 13.19

SPECIALTY PAPERS INTERMEDIATE HOLDINGS, INC.

and

SPECIALTY PAPER HOLDINGS, L.P.

____________________________________

Dated as of May 18, 2013

____________________________________

Page

ARTICLE I DEFINITIONS

1

Section 1.1

Definitions

1

Section 1.2

Other Capitalized Terms

11

Section 1.3

Interpretive Provisions

13

ARTICLE II PURCHASE AND SALE OF ASSETS

14

Section 2.1

Purchase and Sale of the Purchased Assets

14

Section 2.2

Excluded Assets

15

Section 2.3

Assumption of Liabilities

16

Section 2.4

Retained Liabilities

17

Section 2.5

Calculation of Purchase Price

18

Section 2.6

Purchase Price Adjustment

18

Section 2.7

Withholding

19

Section 2.8

Purchase Price Allocation

19

Section 2.9

Nonassignable Assets

19

ARTICLE III THE CLOSING

20

Section 3.1

Closing; Closing Date

20

Section 3.2

Transactions to Be Effected at Closing

20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER PARENT

21

Section 4.1

Corporate Organization

22

Section 4.2

Due Authorization

22

Section 4.3

No Conflict

22

Section 4.4

No Authorization or Consents Required

22

Section 4.5

Litigation

22

Section 4.6

Brokers

23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SELLER

23

Section 5.1

Corporate Organization

23

Section 5.2

Due Authorization

23

Section 5.3

No Conflict

23

Section 5.4

No Authorization or Consents Required

23

Section 5.5

Litigation; Orders

24

Section 5.6

Title to and Sufficiency of the Purchased Assets

24

Section 5.7

Financial Statements

24

Section 5.8

Absence of Certain Developments

25

Section 5.9

Taxes

25

Section 5.10

Contracts

26

Section 5.11

Customers and Suppliers

28

Section 5.12

Intellectual Property

28

i

(Continued)

Page

Section 5.13

Property

30

Section 5.14

Tangible Property

32

Section 5.15

Employees

32

Section 5.16

Labor Matters

32

Section 5.17

Employee Benefit Plans

33

Section 5.18

Insurance

35

Section 5.19

Compliance with Laws; FCPA

35

Section 5.20

Environmental Matters

36

Section 5.21

Licenses

36

Section 5.22

Accounts Receivable

37

Section 5.23

Inventory

37

Section 5.24

Warranties

37

Section 5.25

Affiliate Transactions

37

Section 5.26

Brokers

37

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BUYER

37

Section 6.1

Corporate Organization

37

Section 6.2

Due Authorization

38

Section 6.3

No Conflict

38

Section 6.4

No Authorization or Consents Required

38

Section 6.5

Financing

38

Section 6.6

Litigation

39

Section 6.7

Brokers

39

Section 6.8

Acknowledgment of Buyer

39

ARTICLE VII COVENANTS

39

Section 7.1

Conduct of Business

39

Section 7.2

Access to Information

41

Section 7.3

Confidentiality

41

Section 7.4

Non-Competition; Non-Solicitation

42

Section 7.5

Public Announcements

44

Section 7.6

Filings and Authorizations; Consummation

44

Section 7.7

Exclusivity

44

Section 7.8

Buyer Financing

45

Section 7.9

Further Assurances

46

Section 7.10

Transfer of Assets

46

Section 7.11

Termination of Affiliate Transactions

46

Section 7.12

Assignment

46

Section 7.13

Real Estate Matters

46

Section 7.14

Transferred Brainerd Assets

47

Section 7.15

Employment Matters

47

(Continued)

Page

Section 7.16

Insurance Matters

50

Section 7.17

Transition Team

50

Section 7.18

Continuing Disclosure

51

Section 7.19

IT Matters

52

Section 7.20

Supply Agreement

52

Section 7.21

FERC Certification

52

ARTICLE VIII TAX MATTERS

52

Section 8.1

Tax Covenants

52

Section 8.2

Preparation of Tax Returns and Payment of Taxes

52

Section 8.3

Conveyance Taxes

52

ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

52

Section 9.1

Representations and Warranties

52

Section 9.2

Covenants and Agreements

53

Section 9.3

Material Adverse Effect

53

Section 9.4

Thilmany Transaction

53

Section 9.5

Thilmany Union Ratification

53

Section 9.6

Asset Transfer

53

Section 9.7

Officer’s Certificate

53

Section 9.8

Closing Certificate

53

Section 9.9

HSR Act

53

Section 9.10

Legal Prohibition

53

Section 9.11

Necessary Consents

54

Section 9.12

Transition Services Agreement

54

Section 9.13

Assignment

54

Section 9.14

Union Ratification

54

Section 9.15

FIRPTA Certificate

54

Section 9.16

Hauling Agreement

54

ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

54

Section 10.1

Representations and Warranties

54

Section 10.2

Covenants and Agreements

54

Section 10.3

Officer’s Certificate

54

Section 10.4

Closing Certificate

54

Section 10.5

HSR Act

55

Section 10.6

Legal Prohibition

55

Section 10.7

Asset Transfer

55

Section 10.8

Thilmany Transaction

55

Section 10.9

Hauling Agreement

55

Section 10.10

Termination of Collective Bargaining Agreements

55

(Continued)

Page

ARTICLE XI TERMINATION

55

Section 11.1

Termination

55

Section 11.2

Survival After Termination

56

ARTICLE XII INDEMNIFICATION

56

Section 12.1

Survival

56

Section 12.2

Indemnification of the Buyer

56

Section 12.3

Indemnification of the Seller

57

Section 12.4

Recourse and Limitations

57

Section 12.5

Limitation on Remedies

58

Section 12.6

Third Party Claims

58

Section 12.7

Effect of Knowledge or Waiver of Condition

59

Section 12.8

Additional Matters

59

Section 12.9

Tax Treatment of Indemnity Payments

59

Section 12.10

Limits to Indemnification for Environmental Cleanup

59

ARTICLE XIII MISCELLANEOUS

60

Section 13.1

Expenses

60

Section 13.2

Disclosure Letter

60

Section 13.3

Amendment

60

Section 13.4

Entire Agreement

61

Section 13.5

Notices

61

Section 13.6

Waiver

62

Section 13.7

Binding Effect; Assignment

62

Section 13.8

No Third Party Beneficiary

62

Section 13.9

Governing Law

62

Section 13.10

Consent to Jurisdiction and Service of Process

62

Section 13.11

WAIVER OF JURY TRIAL

63

Section 13.12

Specific Performance

63

Section 13.13

Non-Recourse

63

Section 13.14

Severability

64

Section 13.15

Counterparts

64

Section 13.16

Customer Claims

64

Section 13.17

Use of Name

64

Section 13.18

Litigation Support

65

Section 13.19

Contingent Purchase Price Matters

65

EXHIBITS

Exhibit A

Form of Bill of Sale

Exhibit B

Form of Assignment and Assumption Agreement

Exhibit C

Form of Intellectual Property Assignment

Exhibit D

Form of Lease Assignment and Assumption Agreement

v

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of May 18, 2013 (this “Agreement”), by and among Specialty Papers Acquisition, LLC, a Delaware limited liability company (the “Buyer”); Wausau Paper Mills, LLC, a Wisconsin limited liability company (the “Seller”); Wausau Paper Corp., a Wisconsin corporation (the “Seller Parent”); and, solely with respect to Section 13.19, Specialty Papers Intermediate Holdings, Inc., a Delaware corporation; and Specialty Paper Holdings, L.P., a Cayman Islands exempted limited partnership.

RECITALS

WHEREAS, as of the date hereof, the Seller owns, including through one or more of its Affiliates, a business and assets associated with its specialty paper business, including the business conducted at its facilities in Brainerd, Minnesota (until March 29, 2013); Rhinelander, Wisconsin; and Mosinee, Wisconsin (the “Business”).

WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, all of the Seller’s tangible and intangible assets used in the Business (other than the Excluded Assets (as defined below)) on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Seller Parent is the sole member of the Seller and the parties deem it necessary and appropriate that the Seller Parent is a party to this Agreement, for the limited purposes that are expressly set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1

Definitions.  The following capitalized terms shall have the following meanings for all purposes of this Agreement:

“Accrued Vacation” means all vacation and paid time-off days that were, consistent with the Seller’s past practice, earned by Transferred Employees and accrued on the Financial Statements in respect of the period beginning on January 1, 2012 and ending on the Closing Date.

“Action” means any action, claim, demand, arbitration, hearing, charge, complaint, investigation, examination, indictment, litigation, suit or other civil, criminal, administrative or investigative proceedings.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person.  For the purposes of this definition, the term “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

“Balance Sheet Rules” means, collectively, the accounting principles, methods and practices used in preparing the Audited Balance Sheet, applied on a consistent basis and in accordance with GAAP and the rules to be agreed between the parties; provided that in the event of any conflict between such accounting principles, methods and practices and the rules agreed between the parties, the rules agreed between the parties shall govern.

“Benefit Plan” means any pension, profit-sharing, savings, retirement, employment, collective bargaining, consulting, severance, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Seller or any of its Affiliates is the owner, the beneficiary or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, policy, practice, agreement or arrangement, whether written or oral, formal or informal, including each “employee benefit plan” within the meaning of ERISA, Multiemployer Plan and other employee benefit plan, program, policy, practice, agreement or arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the Contemplated Transactions).

“Brainerd Facility” means the production facility owned or operated by the Seller or one of its Affiliates in Brainerd, Minnesota.

“Brokaw Facility” means the facility owned or operated by the Seller or one of its Affiliates in Brokaw, Wisconsin.

“Brokaw Landfill” means the landfill owned and operated by the Seller or one of its Affiliates in Brokaw, Wisconsin.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Business Benefit Plan” means any Benefit Plan: (a) under which any current or former Business Employee or Business Service Provider has any present or future right to benefits and that is maintained, sponsored or contributed to by the Seller or any of its ERISA Affiliates; or (b) with respect to which the Business has, or may in the future have, any Liability.

“Business Employee” means (i) an employee of the Seller or any of its Affiliates who devotes substantially all of his or her working time to the Transferred Business, other than the individuals set forth in Section 1.1A of the Disclosure Letter; and (ii) the individuals set forth in Section 1.1B of the Disclosure Letter, who may provide some services to the Business or who provide services to the Seller or one of the Seller’s Affiliates.

“Business Service Provider” means any director, officer (who is not a Business Employee), consultant or other independent contractor of the Seller or any of its Affiliates who provides services exclusively or primarily with respect to the Transferred Business.

“Buyer Fundamental Representations” means the representations and warranties set forth in Sections 6.1 (Corporate Organization), 6.2 (Due Authorization) and 6.7 (Brokers).

“Capital Stock” means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in a Person other than a corporation, including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

“Change of Control” means (a) the disposition of all or substantially all of the outstanding shares, assets, property or business of the Seller to any Person (other than an Affiliate of the

Seller); or (b) any transaction or event (or series of transactions or events) as a result of which any Person (other than an Affiliate of the Seller), acting singly or as a part of a “partnership, limited partnership, syndicate or group” (within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended), (i) acquires (by purchase, merger, consolidation or otherwise) or controls or is otherwise able to vote (directly or indirectly or through nominees, beneficial ownership, proxy or contract or a combination thereof) fifty percent (50%) or more of the aggregate of the Capital Stock of the Seller; or (ii) acquires (by purchase, merger, consolidation or otherwise) Capital Stock of the Seller with the right to or is otherwise able to, nominate or designate (directly or indirectly or through nominees, beneficial ownership, proxy or contract or a combination thereof) at least fifty percent (50%) of the nominees to the board of directors of the Seller.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” means the Internal Revenue Code of 1986.

“Contemplated Transactions” means the transactions contemplated by the Transaction Documents.

“Contingent Purchase Price” means, with respect to a Qualifying KPS Exit Event, the amount a holder of the Relevant Percentage of equity interests in the Partnership would receive in connection with such Qualifying KPS Exit Event, assuming that such Relevant Percentage of equity interests were acquired on the Closing Date and at the same cash price as the KPS Funds and after giving effect to any additional issuances of equity by the Parent, the Partnership or the Buyer and assuming no additional investment made by such holder.

“Contract” means any contract, agreement, indenture, instrument, note, bond, loan, lease, sublease, deed, conditional sales contract, mortgage, license, warrant, sublicense, franchise agreement, joint venture, obligation, promise, undertaking, commitment or other binding arrangement (in each case, whether written or oral).

“Current Assets” means the current assets of the Transferred Business, which current assets shall include only the line items included in the Balance Sheet Rules and no other assets.

“Current Liabilities” means the current liabilities of the Transferred Business, which current liabilities shall include only the line items included in the Balance Sheet Rules and no other liabilities.

“Customer Lists” means all lists, documents, records, written information, computer files and other computer readable media used in connection with or otherwise related to the Business, concerning past, present or prospective customers of, or other purchasers of goods or services from, the Business.

“Disclosure Letter” means the disclosure letter, dated as of the date hereof, accompanying this Agreement.

“DOL” means the U.S. Department of Labor.

“Enforceability Exceptions” means (a) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and (b) general principles of equity.

“Environmental Law” means any Law, Order or any Contract with any Governmental Authority, relating to (a) pollution or the environment, (b) the protection of plant and animal life on earth or human health and safety or (c) the regulation of Hazardous Substances.

“Environmental License” means any License required by any Environmental Law in connection with the Business.

“EPA” means the United States Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Affiliate of the Seller and any other entity that, together with the Seller, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code.

“ERISA Affiliate Liability” means any actual or contingent Liability of the Seller or any of its ERISA Affiliates under or in respect of any employee benefit plan pursuant to any statute or regulation that imposes Liability on a “controlled group” or similar basis (as used in Code Sections 52 and 414 or the Coal Industry Retiree Health Benefit Act of 1992, as amended (the “Coal Act”)) as a result of being an ERISA Affiliate, an affiliate under Section 52 of the Code or the Coal Act, or successor prior to the Closing Date with respect to any other Person.

“Fundamental Representations” means, collectively, the Seller Parent Fundamental Representations and the Seller Fundamental Representations.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means (a) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“Hazardous Substance” means (a) any pollutant, contaminant, waste or chemical; (b) any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material; or (c) any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations promulgated thereunder.

“Inactive Employees” means Offered Employees who are (a) on a Seller-approved leave of absence on the Closing Date as a result of (i) accident, sickness, family or medical leave, (ii) disability or salary continuation under the terms of a Business Benefit Plan, (iii) workers’ compensation leave, (iv) any leave required by applicable Law or leave for which applicable Law requires the Seller to continue the employment of, or offer re-employment to, such Offered Employees after the Closing Date, (v) an approved layoff under the terms of a collective bargaining agreement, (vi) military service, (vii) pregnancy or parental leave or (viii) jury duty and (b) expected to return to work in the time permitted for such leave under applicable Law and, for any other leave, in accordance with the terms of such leave but not longer than one hundred eighty (180) days following the Closing Date.

“Indebtedness” means (a) any indebtedness or other obligation of the Seller or any of its Affiliates relating to the Business for borrowed money, whether current, short-term or long-term and whether secured or unsecured; (b) any indebtedness of the Seller or any of its Affiliates relating to the Business evidenced by any note, bond, debenture or other security or similar instrument; (c) any liabilities of the Seller or any of its Affiliates relating to the Business with respect to interest rate or currency swaps, collars, caps and similar hedging obligations; (d) any liabilities of the Seller or any of its Affiliates relating to the Business for the deferred purchase price of property or other assets (including any “earn-out” or similar payments); (e) any liabilities of the Seller or any of its Affiliates relating to the Business in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under GAAP, consistently applied, as capital leases; (f) any liabilities of the Business under any performance bond or letter of credit or any bank overdrafts and similar charges; (g) any accrued interest, premiums, penalties and other obligations relating to the foregoing; and (h) any indebtedness referred to in clauses (a) through (g) above of any Person that is either guaranteed (including under any “keep well” or similar arrangement) by, or secured (including under any letter of credit, banker’s acceptance or similar credit transaction) by any Lien upon any property or asset owned by, the Seller or any of its Affiliates relating to the Business.  Indebtedness shall also include accrued interest and any pre-payment penalties, “breakage costs,” redemption fees, costs and expenses or premiums and other amounts owing pursuant to the instruments evidencing Indebtedness, assuming that such Indebtedness is repaid on the Closing Date.

“Intellectual Property” means any of the following, as they exist anywhere in the world, whether registered or unregistered, (a) patents, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof); (b) trademarks, service marks, trade dress, trade names, taglines, brand names, logos and corporate names and all goodwill related thereto; (c) copyrights, mask works and designs; (d) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights; (e) computer software programs, including all source code, object code, specifications, designs and documentation related thereto; and (f) domain names, Internet addresses and other computer identifiers.

“Invested Capital” shall mean, as of any date of determination, the aggregate equity or debt acquired and any other capital contributions or loans or advances made by the KPS Funds to or from the Partnership or its subsidiaries through such date; provided, that the value of any property contributed shall be determined based on the fair market value as of the date of contribution.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” means (a) when used in reference to the Seller, the knowledge of Henry C. Newell, Sherri L. Lemmer, Thomas W. Craven, Patrick J. Medvecz, Curtis R. Schmidt, and Michael W. Nelson, in each case, after due inquiry; and (b) when used in reference to the Buyer, the knowledge of Raquel Palmer, Ryan Baker and Kyle Mumford, in each case, after due inquiry.

“KPS Exit” means the first to occur of: (x) the date on which the KPS Funds and their respective Affiliates no longer own any direct or indirect interest in the Buyer or (y) a sale of all or substantially all of the Partnership’s assets as an entirety.

“KPS Funds” means KPS Special Situations Fund III (AIV), L.P., an Alberta limited partnership, KPS Special Situations Fund III(A), L.P., a Cayman Islands exempted limited partnership, KPS Special Situations Fund III (Supplemental), L.P., a Delaware limited partnership, and KPS Special Situations Fund III (Supplemental – AIV), L.P., a Delaware limited partnership.

“Labor Laws” means any Laws relating to employment, employment standards and practices, employment of minors, employment discrimination, immigration, workplace health and safety, collective bargaining, labor relations, tax withholding, wages, hours, family and medical and other leave of absence workplace insurance or pay equity.

“Law” means any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority.

“Leasehold Interests” means all of the Seller’s, or any of its Affiliate’s, right, title and interest in, and to and under the Assumed Leases, including all of Seller’s, or any of its Affiliate’s, right, title and interest in and to all security deposits related thereto and all permanent fixtures, improvements and appurtenances thereto and associated with such Leased Property.

“Liability” means any liability, debt, obligation, loss, damage, claim, cost or expense (including costs of investigation and defense and attorney’s fees, costs and expenses), in each case, whether direct or indirect, whether absolute or contingent, whether known or unknown, whether asserted or unasserted, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.

“License” means any license, permit, certificate, approval, consent, registration or similar authorization of any Governmental Authority.

“Lien” means any lien (statutory or other), mortgage, deed of trust, deed to secure debt, hypothecation, pledge, charge, claim, community property interest, equitable interest, security interest of any nature, guarantee, right of way, right of first refusal, right of first offer, easement, restriction, covenant, condition, title defect, encroachment or other survey defect, option or other encumbrance or any other limitation of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Losses” means any Liability (including incidental and consequential damages) or diminution of value, whether or not involving a third party claim.

“Material Adverse Effect” means any effect, event, change, occurrence, circumstance, state of facts or development that, individually or together with any one or more effects, events, changes, occurrences, circumstances, states of fact or developments, has had or would be reasonably expected to have a material adverse effect on the assets, properties, liabilities, business, results of operations or condition (financial or otherwise) of the Business; provided that none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to (a) conditions affecting the U.S. economy as a whole or global markets in general (including financial markets); (b) an earthquake or other natural disaster; or (c) the commencement, continuation or escalation of a war, civil unrest, material armed hostilities or other material international or national calamity or act of terrorism which, in the case of any of the foregoing clauses (a) through (c) does not disproportionately affect the Business relative to other companies in the industries in which it operates.

“Mosinee Facility” means the production facility owned or operated by the Seller or one of its Affiliates in Mosinee, Wisconsin.

“Mosinee FERC Project Lands” means any and all Owned Real Property (for the avoidance of doubt, including any and all easements, so-called “flowage rights” over adjacent lands and other rights and interests appurtenant thereto held by the Seller or any of its Affiliates) necessary for the current use, occupancy, maintenance and operation of the Mosinee Hydroelectric Project No. P-2207 and the use and operation of the Business and the Licenses related thereto, in accordance with all applicable Laws and Orders.

“Mosinee Landfill” means the landfill owned and operated by the Seller or one of its Affiliates in Mosinee, Wisconsin.

“Multiemployer Plan” means a plan as defined in Section 3(37) of ERISA or Section 4001(a)(3) of ERISA.

“Net Working Capital” means Current Assets minus Current Liabilities as determined in accordance with the Balance Sheet Rules each as calculated immediately before, and without giving effect to, the Closing.

“Net Working Capital Adjustment” means Net Working Capital, minus $82,620,000, expressed as a positive number, if positive, and as a negative number, if negative.

“Order” means any order, decision, judgment, writ, injunction, decree, award or other determination of, or agreement with, any Governmental Authority.

“Organizational Document” means, with respect to any Person that is not a natural person, such Person’s charter, certificate or articles of incorporation or formation, bylaws, memorandum and articles of association, operating agreement, limited liability company agreement, partnership agreement, limited partnership agreement, limited liability partnership agreement or other constituent or organizational documents of such Person.

“Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, including all easements and other rights and interests appurtenant thereto owned by the Seller or any of its Affiliates and used in the Business.

“Parent” means Specialty Papers Intermediate Holdings, Inc., a Delaware corporation that is the sole member of the Buyer.

“Partnership” means Specialty Paper Holdings, L.P., a limited partnership organized under the laws of the Cayman Islands, which is the sole shareholder of the Parent.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation.

“Permits” means all governmental licenses, permits, approvals, registrations, authorizations, and qualification filings with all Governmental Authorities required under Laws in connection with the ownership or operation of the Business.

“Permitted Liens” means (a) Liens for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the Financial Statements in accordance with the Balance Sheet Rules; (b) mechanics’, carriers’, workers’, repairers’ and similar liens arising or incurred in the ordinary course of business consistent with past practices for amounts which are not delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the Financial Statements in accordance with the Balance Sheet Rules; (c) zoning, entitlement, building and other land use Laws applicable to the Real Property which are not violated by the current use, occupancy or operation of the Real Property; (d) covenants, conditions, restrictions, easements and other non-monetary Liens affecting title to any Real Property which do not and would not reasonably be expected to, individually or in the aggregate, materially impair the marketability, value, current use, occupancy or operation of such Real Property, including specifically, without limitation, those covenants, conditions, restrictions, easements and other non-monetary Liens set forth in Section 5.13(c) of the Disclosure Letter; (e) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar Laws; and (f) Liens on goods in transit incurred pursuant to customary documentary letters of credit.

“Person” means any natural person, corporation, company, partnership, association, limited liability company, limited partnership, limited liability partnership, joint venture, business enterprise, trust or other legal entity, including any Governmental Authority.

“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers or any other piece of information that, alone or in combination with other information held by the Seller, allows the identification of or contact with a natural person or can be used to identify a natural person.

“Pre-2012 Accrued Vacation” means all vacation and paid time-off days earned by Transferred Employees and accrued on the Financial Statements in respect of all periods ending prior to January 1, 2012.

“Qualifying KPS Exit Event” means a KPS Exit in which the KPS Funds receive a Return on Invested Capital Multiple in excess of 3.0x (after giving effect to dilution for additional equity issuances of the Parent or the Partnership including any profits interests issued therein).

“Relevant Percentage” means, with respect to a Qualifying KPS Exit Event, if the KPS Funds receive a Return on Invested Capital Multiple of (x) greater than 3.0x but less than 4.0x, 1%, (y) equal to or greater than 4.0x but less than 5.0x, 3% and (z) equal to or greater than 5.0x, 5%.

“Restricted Business” means the Business as conducted on the date hereof (including, for the avoidance of doubt, the production of any product or the sale of any product in any market currently contemplated by the Seller or any of its Affiliates with respect to the Business whether or not actually occurring as of the date hereof as listed on Section 1.1C of the Disclosure Letter) and all products competitive therewith; provided, however, that the Seller, the Seller Parent, or any Affiliate of either the Seller or the Seller Parent shall not be deemed or considered to be undertaking, participating, carrying on, or engaging in or having any financial or other interest in a Restricted Business if such activity, participation, or financial or other interest relates to a business that is engaged in any of (i) the manufacturing, warehousing, distribution, marketing, and sale of paper towel, tissue, and non-woven products, goods, or capabilities or (ii) the converting of paper products into flexible packaging finished products for sale as part of Seller’s paper towel, tissue and non-woven business (including finished products for sale in the away-from-home food service business).

“Retained Employee Liabilities” means each of the following:

(a)

the Seller’s or any of its Affiliates’ obligations to contribute to, make payments with respect to or provide benefits under any Benefit Plan, including any Business Benefit Plan (including, without limitation, any stock options or performance units granted pursuant to the Wausau Paper Corp. 1991 Employee Stock Option Plan, the Wausau Paper Corp. 2000 Stock Incentive Plan or the Wausau Paper Corp. 2010 Stock Incentive Plan) and any arrangement that provides severance-type, stay pay or change-in-control payments or benefits (other than with respect to any severance obligations to Transferred Employees due to eligible terminations of employment incurred after the Closing Date);

(b)

any obligation to provide continuation coverage pursuant to COBRA under any Seller Benefit Plan that is a “group health plan” (as defined in Section 5000(b)(1) of the Code) to the Transferred Employees and/or their qualified beneficiaries with respect to a COBRA qualifying event that occurs prior to the Closing Date;

(c)

any and all Liabilities arising out of, relating to or resulting from any Action with respect to any current or former Business Employee or Business Service Provider relating to his/her employment or services, or termination of employment or services, with any of the Seller or any of its Affiliates;

(d)

any and all Liabilities arising out of, relating to, or resulting from any defined benefit pension plans, defined contribution plans, post-employment health, welfare or death benefits (and associated Liabilities), any ERISA Affiliate Liability or any non-qualified deferred compensation plans, including without limitation, under the Wausau Paper Corp. Savings and Investment Plan, Wausau Paper Corp. Retirement Plan, Wausau Paper Corp. Pension Plan, Wausau Papers of New Hampshire, Inc. Pension Plan, Rhinelander Paper Company, Inc. Pension Plan, the Wausau Papers Otis Mill, Inc. Pension Plan, Wausau Paper Corp. 2009 Defined Contribution Supplemental Retirement Plan, Wausau Paper Corp. Supplemental Retirement Plan, Wausau Paper Corp. Non-Union Health Care Savings Plan and the Wausau Paper Corp. Welfare Benefit Plan;

(e)

any and all Liabilities arising out of, relating to, or resulting from the withdrawal and/or cessation of Transferred Employees or other Business Employees or Business Service Providers from participation in any Seller Benefit Plan, including, if applicable, pursuant to Section 4062(e) of ERISA;

(f)

any and all Liabilities arising out of, relating to, or resulting from any employees or other service providers of the Seller or its Affiliates who do not become Transferred Employees (including any Business Employee who does not accept an offer of employment with the Buyer or fails to return to active work with the Buyer in a timely manner pursuant to Section 7.15(c) of this Agreement but excluding any Business Employee who is not hired by Buyer despite such Business Employee’s attempt to return to active work in a timely manner pursuant to Section 7.15(c) of this Agreement), or any applicant with respect to potential employment with any of the Seller or its Affiliates; and

(g)

any and all other Liabilities arising out of, relating to or resulting from any current, former or prospective Business Employees (whether or not any such Business Employee becomes a Transferred Employee (including any Business Employee who does not accept an offer of employment with the Buyer)) with respect to their employment or termination of employment with the Seller and its Affiliates, including:  (i) payments or entitlements that the Seller or any of its Affiliates may owe or have promised to pay to any current, former or prospective Business Employee, including wages, other remuneration, holiday, bonus, severance pay (statutory or otherwise), commission, Taxes, insurance premiums or Pre-2012 Accrued Vacation, (ii) any and all Liabilities relating to any employment agreement or Contract, any current, former or negotiated collective bargaining agreement, or the employment practices of Seller or any of its Affiliates, (iii) any Liabilities under the WARN Act relating to actions, inactions or practices of the Seller or any of its Affiliates prior to the Closing Date, (iv) any and all Liabilities relating to workers’ compensation claims and occupational health claims against the Seller or any of its Affiliates for accidents or injuries occurring prior to the Closing, if any, and (v) any and all Liabilities under any Labor Laws relating to actions, inactions or practices of the Seller or any of its Affiliates prior to the Closing Date.

“Return on Invested Capital Multiple” means, as of the date of the Qualifying KPS Exit Event, and as calculated by the general partner of the Partnership in good faith in its sole discretion, the total cash-on-cash return actually realized by the KPS Funds, determined by dividing (x) all amounts actually received by the KPS Funds (on or prior to the effective date of the Qualifying KPS Exit Event) in cash and/or readily marketable securities in connection with the capital investment in the Partnership or any subsidiary (excluding any (i) deal-based, monitoring, transaction or exit fees paid to the KPS Funds or their Affiliates; or (ii) management fees paid to the KPS Funds of their Affiliates) owed to the KPS Funds or their Affiliates by (y) Invested Capital; provided, that the value of readily marketable securities shall be the fair market value of such securities as of the date received by the KPS Funds.

“Rhinelander Facility” means the production facility owned or operated by the Seller or one of its Affiliates in Rhinelander, Wisconsin.

“Rhinelander FERC Project Lands” means any and all Owned Real Property (for the avoidance of doubt, including any and all easements, so-called “flowage rights” over adjacent lands and other rights and interests appurtenant thereto held by the Seller or any of its Affiliates) necessary for the current use, occupancy, maintenance and operation of the Rhinelander Hydroelectric Project No. P-2161 and the use and operation of the Business and the Licenses related thereto, in accordance with all applicable Laws and Orders.

“SEC” means the U.S. Securities and Exchange Commission.

“Seller Benefit Plan” means any Benefit Plan maintained, sponsored or contributed to by the Seller or any of its ERISA Affiliates, or with respect to which the Seller or any of its ERISA Affiliates has, or may in the future have, any Liability.

“Seller Fundamental Representations” means the representations and warranties of the Seller set forth in Sections 5.1 (Corporate Organization), 5.2 (Due Authorization), 5.6 (Title to and Sufficiency of Assets), 5.25 (Affiliate Transactions) and 5.26 (Brokers).

“Seller Parent Board” means the Board of Directors of the Seller Parent.

“Seller Parent Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Corporate Organization), 4.2 (Due Authorization) and 4.7 (Brokers).

“Subsidiary” means, with respect to any specified Person, any entity of which the specified Person (either alone or through or together with any other Subsidiary of such specified Person) directly or indirectly (a) owns, more than 50% of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such entity or (b) controls the management.

“Tax” means (a) any taxes, levies, fees, imposts, duties or similar charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) imposed by any Governmental Authority, including (i) taxes imposed on, or measured by, income, franchise, profits or gross receipts, (ii) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and (iii) customs duties; (b) any liability for the payment of any items described in clause (a) above as a result of (i) being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group or (ii) being included (or being required to be included) in any Tax Return related to such group; and (c) any liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other Person, or any successor or transferee liability, in respect of any of the items described in clause (a) or (b) above.

“Tax Return” means any report, return, declaration, claim for refund, election, disclosure, estimate, information report or return or statement required to be supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

“Thilmany Transaction” means the acquisition by the Buyer or an Affiliate thereof of membership interests of Thilmany, LLC from Packaging Dynamics Corporation pursuant to the Thilmany UPA.

“Thilmany UPA” means the unit purchase agreement, by and among Packaging Dynamics Corporation, the Kohlberg Funds (as defined in the Thilmany UPA) and the Buyer, dated April 21, 2013, pursuant to which, among other things, the Thilmany Transaction will be consummated.

“Transaction Documents” means this Agreement, the Transition Services Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Intellectual Property Assignments, the Lease Assignment and Assumption Agreements and the Warranty Deeds.

“Transferred Business” means the Business other than the business relating to the assets located at the Brainerd Facility, but including the business relating to the Transferred Brainerd Assets.

“Transition Services Agreement” means the transition services agreement in a form to be agreed between the parties.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“WARN Act” means the Worker Adjustment and Retraining Notification Act (29 USC § 2101 et seq.) and any similar foreign, state or local Law.

Section 1.2

Other Capitalized Terms.  The following terms shall have the meanings specified in the indicated section of this Agreement.

Term	Section
Accounting Firm	2.6(b)
Agreement	Preamble
Air Standards	12.2(d)
Alternative Transactions	7.7
Assumed Leases	2.1(c)
Assumed Liabilities	2.3
Audited Balance Sheet	5.7(a)
Audited Financial Statements	5.7(a)
Base Consideration	2.5(a)
Business	Recitals
Business Intellectual Property	2.1(e)
Business Licenses	5.21
Buyer	Preamble
Buyer Indemnified Parties	12.2
Cap	12.4(a)
Capex Budget	7.1
Closing	3.1
Closing Date	3.1
Closing Statement	2.6(a)
Confidentiality Agreement	7.2
Confidentiality Undertakings	7.12
Debt Financing	6.5
Debt Financing Commitments	6.5
Dispute	2.6(b)
Environmental Land Use and Engineering Controls	12.10
Equity Financing	6.5
Equity Financing Commitments	6.5
Estimated Net Working Capital	2.5(b)
Estimated Net Working Capital Adjustment Amount	2.5(b)
Estimated Cash Purchase Price	2.5(a)
Excluded Assets	2.2
Excluded Contracts	2.2(l)
Excluded Facilities	6.8
Expiration Date	12.1
FCPA	5.19(c)
Final Net Working Capital Adjustment Amount	2.6(d)
Financial Statements	5.7(a)
Financing	6.5
Financing Commitments	6.5
Financing Sources	6.5
Government Official	5.19(b)
Hauling Agreement	3.2(a)(viii)
Indemnified Party	12.6(a)
Indemnifying Party	12.6(a)
Insurance Claim	7.16
Insurance Policies	5.18
Intellectual Property Assignments	3.2(a)(iii)
Interim Financial Statements	5.7(a)
IP Licenses	5.12(c)
Latest Balance Sheet	5.7(a)
Lease	5.13(b)
Lease Assignment and Assumption Agreement	3.2(a)(iv)
Leased Property	5.13(b)
Letter Agreement	13.4
Licensed Intellectual Property	5.12(a)
Material Change in Use	12.10
Material Contracts	5.10(a)
Multi-Business Intellectual Property	2.2(n)
Non-Transferred Brainerd Assets	7.4(a)(iv)
Nonassignable Assets	2.9
Objections Statement	2.6(b)
Offered Employees	7.15(b)
Owned Intellectual Property	5.12(a)
Post-Closing Taxes	12.3(c)
Post Signing Returns	8.1(a)
Pre-Closing Statement	2.5(b)
Pre-Closing Taxes	12.2(c)
Privacy Policy	5.12(g)
Purchase Price	2.5(a)
Purchased Assets	2.1
Real Property	5.13(c)
Release Letters	2.6
Restrictive Covenants	7.4(d)
Retained Environmental Liabilities	2.4(h)
Retained Liabilities	2.4
Retiree Medical Eligible Employee	7.15(m)
Sell-Off Period	13.17
Sell-Off Products	13.17
Seller	Preamble
Seller Group Member	13.13
Seller Indemnified Parties	12.3
Seller Parent	Preamble
Sponsor	6.5
Subsequent Asset Purchaser	7.4(a)(iv)
Tail Policy	7.10
Tangible Property	5.14
Tax Losses	12.2(c)
Tax Sharing Agreements	5.9(h)
Termination Date	11.1(d)
Third Party Claim	12.6(a)
Transferred Brainerd Assets	2.1(n)
Transferred Employees	7.15(b)
Transferred Real Estate	2.1(d)
Transition Team	7.17
Unaudited Balance Sheets	5.7(a)
Unaudited Financial Statements	5.7(a)
Voluntary Site Investigations	12.10
Warranty Deeds	3.2(a)(v)

Section 1.3

Interpretive Provisions.  Unless the express context otherwise requires:

(a)

the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)

words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)

the words “Dollars” and “$” mean U.S. dollars;

(d)

references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement;

(e)

wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)

references herein to any gender shall include each other gender;

(g)

references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)

references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)

with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(j)

the word “or” shall be disjunctive but not exclusive;

(k)

references herein to any Law shall be deemed to refer to such Law as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder;

(l)

references herein to any Contract (including to any of the Transaction Documents) mean such Contract as amended, supplemented or modified (including any waiver thereto) from time to time in accordance with the terms thereof, except that with respect to any Contract listed in the Disclosure Letter, all such amendments, supplements or modifications must also be listed in the Disclosure Letter;

(m)

the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement (unless otherwise provided herein);

(n)

if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

(o)

each representation, warranty, covenant and agreement contained in this Agreement will have independent significance.  The fact that any conduct or state of facts may be within the scope of two or more provisions in this Agreement, whether relating to the same or different subject matters and regardless of the relative levels of specificity, shall not be considered in construing or interpreting this Agreement; and

(p)

wherever, in this Agreement, there is a reference to the Seller or the Seller’s Affiliates having delivered to Buyer or Buyer’s Affiliate prior to the date hereof documents or other information, such reference to the “Buyer” shall be deemed to include a reference to KPS Funds and any Affiliate of KPS Funds, including without limitation any employees or other agents or representatives thereof.

ARTICLE II

PURCHASE AND SALE OF ASSETS

Section 2.1

Purchase and Sale of the Purchased Assets.  At Closing, the Seller shall sell, transfer and deliver or cause to be sold, transferred or delivered to the Buyer, and the Buyer shall purchase from the Seller all of the assets that are used by the Seller or its Affiliates in the Business excluding only the Excluded Assets (the “Purchased Assets”) free and clear of all Liens except Permitted Liens, including:

(a)

All machinery, equipment, inventory, fixtures, furniture, supplies, tools, dies, jigs, molds, vehicles and other tangible personal property;

(b)

All rights to and under assignments of any tangible personal property;

(c)

The Leasehold Interests under the Leases set forth in Section 2.1(c) of the Disclosure Letter (the “Assumed Leases”);

(d)

The Owned Real Property listed in Section 2.1(d) of the Disclosure Letter (the “Transferred Real Estate”);

(e)

All Intellectual Property that is used in the Business, including that which is set forth in Section 2.1(e) of the Disclosure Letter, and all licenses, sublicenses, agreements, or permissions relating to such Intellectual Property (the “Business Intellectual Property”) (for the avoidance of doubt, Business Intellectual Property includes any Intellectual Property that constitutes a Transferred Brainerd Asset); provided, however, that the Business Intellectual Property shall not include the Multi-Business Intellectual Property and any Intellectual Property listed on Section 2.2(o) of the Disclosure Letter;

(f)

All rights to and under Contracts that relate to the Transferred Business;

(g)

All accounts receivable, notes receivable and other receivables that relate to the Transferred Business;

(h)

All prepaid assets (other than prepaid insurance) and deposits held by any Person that relate to the Transferred Business;

(i)

All claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, counterclaims and rights of recoupment, including for past, present or future damages for the breach, infringement or misappropriation of any Purchased Assets including any claims or causes of action of the Seller against any third party relating to the Purchased Assets, whether choate or inchoate, known or unknown, contingent or noncontingent;

(j)

All Permits that relate to the Transferred Business;

(k)

All Customer Lists;

(l)

All of the Seller’s or any of its Affiliates’ goodwill associated with the Purchased Assets;

(m)

All insurance benefits of the Seller or any of its Affiliates including rights and proceeds, arising from or relating to the Purchased Assets or the Assumed Liabilities;

(n)

All Intellectual Property (and all licenses, sublicenses, agreements or permissions relating to such Intellectual Property) and other assets set forth in Section 2.1(n) of the Disclosure Letter and the order book and customer Contracts, in each case, used in the specialty paper business of the Seller conducted at the Brainerd Facility prior to the Seller’s February 21, 2013 announced closing of the Brainerd Facility (collectively, the “Transferred Brainerd Assets”); and

(o)

All books, records and other documents that relate to the Purchased Assets or the Assumed Liabilities, including fixed asset records, sales records, and advertising materials (including price lists); all equipment, product and other warranties pertaining to the Purchased Assets; and all technical and research data, maps, computer files, diagrams, blueprints and schematics, books of account and records, ledgers, files, correspondence, plats, architectural plans, drawings and specifications, creative materials, studies and reports, research and development reports, equipment and operating logs and creative, promotional or advertising materials to the extent the foregoing relate to the Purchased Assets or the Assumed Liabilities; provided, however, that Seller reserves the right to retain copies of any of the foregoing that relate to the Business or that does not constitute Purchased Assets or Assumed Liabilities and to inspect and copy such books, records, and other documents, and to be furnished with the originals thereof (if required by Law and such originals are available) from time to time after the Closing Date, after reasonable notice and during normal business hours, (i) for the purpose of preparing financial statements and Tax returns; (ii) in connection with general and Tax audits; (iii) in connection with asserting, prosecuting, or defending any Action (other than an Action brought against the Buyer or its Affiliates by Seller or its Affiliates); (iv) to the extent any such books, records, or other documents contain information related or applicable to Excluded Assets or Retained Liabilities; or (v) to the extent otherwise reasonably required by Law; provided further that any retained copies or originals of any of the foregoing shall be kept confidential in accordance with Section 7.3 but without expiration after five (5) years; and

(p)

The 8,160 shares of capital stock held by the Seller Parent in Wisconsin Valley Improvement Corporation, a corporation organized under Section 182.70 of the Wisconsin Statutes.

Section 2.2

Excluded Assets.  The following assets of the Seller or one or more of the Seller’s Affiliates are not Purchased Assets and shall be retained by the Seller or one or more of the Seller’s Affiliates, as applicable (collectively, the “Excluded Assets”):

(a)

All cash and cash equivalents other than any items included in Section 2.1(h);

(b)

The Organizational Documents of the Seller and its Affiliates;

(c)

Books and records that are related to the Excluded Assets or the Retained Liabilities or that are unrelated to the Transferred Business, but if they also relate to the Purchased Assets or Assumed Liabilities and the Seller is required to retain pursuant to any applicable Law, then copies of the same shall be delivered to the Buyer promptly, and in no event more than 120 days following the Closing;

(d)

All defenses, rights of set off and counterclaims arising out of or relating to any of the Retained Liabilities or Excluded Assets;

(e)

Insurance policies (including without limitation any prepaid insurance) and amounts payable to the Seller under pending claims to the extent such claims constitute Retained Liabilities;

(f)

Tax refund claims and accruals, items, or accounts relating to Taxes;

(g)

Intercompany accounts;

(h)

The Brokaw Facility (excluding the Brokaw Landfill) and the landfill related to the Rhinelander Facility;

(i)

All assets located at the Brainerd Facility other than the Transferred Brainerd Assets;

(j)

All Leases other than the Assumed Leases;

(k)

All Owned Real Property other than the Transferred Real Estate;

(l)

The Contracts set forth in Section 2.2(l) of the Disclosure Letter (the “Excluded Contracts”);

(m)

Any claims, causes of action, choses in action, rights of recovery, rights of set off, counterclaims and rights of recoupment that are not related to the Transferred Business;

(n)

That certain Intellectual Property set forth on Section 2.2(n) of the Disclosure Letter that is used by the Seller Parent in connection with both the Business and other businesses conducted by the Seller Parent or any of its Affiliates (the “Multi-Business Intellectual Property”); and

(o)

The assets set forth in Section 2.2(o) of the Disclosure Letter.

Section 2.3

Assumption of Liabilities.  At Closing, the Buyer shall assume the following, and only the following, liabilities of the Seller and its Affiliates to the extent related to the Business (collectively, the “Assumed Liabilities”):

(a)

liabilities, other than liabilities for Taxes, to the extent provided for, reflected in, reserved against, or included as a Current Liability in the Closing Statement;

(b)

the obligations of the Seller under its Contracts that are included in the Purchased Assets and that relate to matters arising after the Closing Date or constitute Current Liabilities included in Section 2.3(a) (other than relating to the breach of any Contract by the Seller on or prior to the Closing Date);

(c)

all accrued salaries, wages (and related withholding and payroll taxes) and Accrued Vacation in respect of Transferred Employees to the extent accrued in the ordinary course of business consistent with past practice and constitute Current Liabilities included in Section 2.3(a);

(d)

all accounts payable and accrued liabilities relating to the Purchased Assets that arose in the ordinary course of business and that remain outstanding as of the Closing, to the extent provided for, reflected in, reserved against, or included in the Closing Statement; and

(e)

the liabilities set forth in Section 2.3(e) of the Disclosure Letter.

Section 2.4

Retained Liabilities. Except for the Assumed Liabilities, the Buyer shall not assume or in any way be responsible for any liabilities of the Seller or any of its Affiliates, including the following liabilities (the liabilities retained by the Seller, collectively, the “Retained Liabilities”), which Retained Liabilities shall remain the responsibility and obligation of the Seller or one or more of its Affiliates after Closing:

(a)

all Liabilities to the extent relating to any Excluded Assets;

(b)

all Liabilities of the Seller or any of its Affiliates that are not Assumed Liabilities;

(c)

all obligations relating to and liabilities for any Indebtedness;

(d)

all Retained Employee Liabilities;

(e)

all Liabilities, obligations and expenses of any kind or nature relating to Taxes of the Seller and, with respect to the Purchased Assets, for any period ending on or before the Closing Date (including any liabilities, obligations and expenses pursuant to any tax sharing agreement, tax indemnification or similar arrangement) and any Taxes payable in connection with the transaction contemplated by this Agreement;

(f)

all Liabilities for or in connection with any products manufactured or sold or services provided by the Seller or any of its Affiliates, including product liability claims or Actions and warranty, repair and other obligations, arising out of the operation of the Business prior to the Closing;

(g)

all Liabilities of the Seller or its Affiliates pursuant to this Agreement or any Transaction Document (including Liabilities with respect to payment of expenses or indemnification);

(h)

all Liabilities arising under Environmental Laws to the extent relating to, arising out of or resulting from the operation of the Business or the ownership of the Purchased Assets prior to the Closing or the Excluded Assets (“Retained Environmental Liabilities”); provided, however, that, with respect to such Liabilities arising out of the ownership or operation of Cell 4a of the Brokaw Landfill, the Retained Environmental Liabilities shall be a percentage of the total Liabilities described above equal to the percentage of the total permitted capacity of Cell 4a that has been filled prior to the Closing Date;

(i)

all Liabilities arising out of or incurred in connection with or as a result of any Action or Order (including, for the avoidance of doubt, any claims seeking workers’ compensation benefits or similar benefits or employment-based claims and any Orders relating thereto) relating to any claim of asbestos-related injury or damage for any pre-Closing period, including in connection with any Action or Order based on, or relating to, the working and/or other conditions (including environmental conditions) of the Business or any of its facilities, including any facilities owned or operated by the Business prior to the Closing; and

(j)

all Liabilities, obligations and expenses of any kind or nature relating to assessments by the Public Service Commission of Wisconsin charged to members of the Wisconsin Valley Improvement Corporation for any period ending on or before the Closing Date.

Section 2.5

Calculation of Purchase Price.

(a)

Estimated Cash Purchase Price.  The term “Estimated Cash Purchase Price” means the amount resulting from: (i) One Hundred Fifteen Million and No/100ths Dollars ($115,000,000.00) (the “Base Consideration”) plus (ii) the Estimated Net Working Capital Adjustment Amount (if the Estimated Net Working Capital Adjustment Amount is a positive number), minus (iii) the absolute value of the Estimated Net Working Capital Adjustment Amount (if the Estimated Net Working Capital Adjustment Amount is a negative number).  The Estimated Cash Purchase Price shall be subject to adjustment following the Closing pursuant to Section 2.6 (as so adjusted, the “Purchase Price”).

(b)

Pre-Closing Statement.  Not fewer than three (3) Business Days prior to the Closing Date, the Seller shall deliver to the Buyer on behalf of the Transferred Business a written statement (the “Pre-Closing Statement”) setting forth the Seller’s good faith estimate of Net Working Capital (the “Estimated Net Working Capital”) and the Net Working Capital Adjustment (the “Estimated Net Working Capital Adjustment Amount”) determined, in each case, in accordance with the Balance Sheet Rules, together with supporting documentation for such estimates and any additional information reasonably requested by the Buyer.  The Pre-Closing Statement shall be prepared in consultation with the Buyer and shall be reasonably acceptable to the Buyer.

(c)

Contingent Purchase Price.  Within ten (10) Business Days of the occurrence of any Qualifying KPS Exit Event, the Buyer shall pay, or shall cause Parent to pay, to the Seller by wire transfer of immediately available funds, as additional consideration, if any, the Contingent Purchase Price.

Section 2.6

Purchase Price Adjustment.

(a)

Closing Statement.  Within 90 days following the Closing Date, the Buyer shall prepare and deliver to the Seller a written statement (the “Closing Statement”) setting forth the Buyer’s determination of Net Working Capital and the Net Working Capital Adjustment Amount, in each case, determined in accordance with the Balance Sheet Rules.  Following delivery of the Closing Statement, the Buyer shall provide the Seller with any supporting documentation for the Closing Statement that the Seller may reasonably request.

(b)

Dispute Resolution.  Within 30 days after the Seller’s receipt of the Closing Statement, the Seller shall deliver to the Buyer a written statement either accepting the Closing Statement or specifying any objections thereto in reasonable detail (an “Objections Statement”), which objections shall be limited to mathematical errors and calculations of amounts not being in accordance with the Balance Sheet Rules.  If the Seller does not deliver an Objections Statement within such 30 day period, then the Closing Statement shall immediately become final and binding upon all parties.  If the Seller delivers an Objections Statement within such 30 day period, then the Seller and the Buyer shall negotiate in good faith for 15 days following the Buyer’s receipt of such Objections Statement to resolve such objections.  Any such objections that the Buyer and the Seller are unable to resolve during such 15-day period is referred to as a “Dispute”.  After such 15-day period, any matter set forth in the Closing Statement that is not a Dispute shall become final and binding upon all parties.  If the Buyer and the Seller are unable to resolve all objections during such 15-day period, then any Disputes, and only such Disputes, shall be resolved by PricewaterhouseCoopers LLP or, if PricewaterhouseCoopers LLP is not available for such assignment, another nationally recognized accounting firm upon which the Buyer and the Seller shall reasonably agree (the “Accounting Firm”).  The Accounting Firm shall be instructed to resolve any Disputes in accordance with the terms of this Agreement within 30 days after its appointment.  The resolution of such Disputes by the Accounting Firm (i) shall be set forth in writing, (ii) shall be within the range of dispute between the Buyer and the Seller, (iii) shall constitute an arbitral award and (iv) shall be conclusive and binding upon all the parties upon which a judgment may be rendered by a court having proper jurisdiction thereover.  Upon delivery of such resolution, the Closing Statement, as modified in accordance with such resolution, shall become final and binding upon all parties.

(c)

Accounting Firm Expenses.  The fees, costs and expenses of the Accounting Firm shall be allocated between the Buyer, on the one hand, and the Seller, on the other hand, based upon the percentage which the portion of the Disputes not awarded to each party bears to the amount actually contested by such party.  For example, if the Seller claims that the appropriate adjustments are $1,000 greater than the amount determined by the Buyer and if the Accounting Firm ultimately resolves the Dispute by awarding to the Seller $300 of the $1,000 contested, then the fees, costs and expenses of the Accounting Firm will be allocated 30% (i.e., 300  ÷  1,000) to the Buyer and 70% (i.e., 700  ÷  1,000) to the Seller.

(d)

Final Net Working Capital Adjustment Amount.  As used herein, “Final Net Working Capital Adjustment Amount” means (i) if the Seller accepts the Closing Statement or the Seller fails to deliver an Objections Statement, in each case in accordance with Section 2.6(b), the Net Working Capital as set forth in the Closing Statement or (ii) if the Net Working Capital is resolved by the Buyer and the Seller or by submission of any Disputes to the Accounting Firm, as contemplated by Section 2.6(b), the Net Working Capital as so resolved.  If the Final Net Working Capital Adjustment Amount is greater than the Estimated Net Working Capital Adjustment Amount, then the Buyer shall promptly (but in any event within five (5) Business Days following the determination of the Final Net Working Capital Adjustment Amount) deliver to the Seller, the amount of such excess by wire transfer of immediately available funds to an account or accounts designated by the Seller in writing.  If the Final Net Working Capital Adjustment Amount is less than the Estimated Net Working Capital Adjustment Amount, then the Seller shall promptly (but in any event within five (5) Business Days following the determination of the Final Net Working Capital Adjustment Amount) deliver to the Buyer, the amount of such shortfall by wire transfer of immediately available funds to one or more accounts designated by the Buyer in writing.  All payments made pursuant to this Section 2.6 shall be treated by all parties for tax purposes as adjustments to the Purchase Price, unless otherwise required by Law.

Section 2.7

Withholding.  Each of the Buyer and the Seller shall be entitled to deduct and withhold from any amounts otherwise payable hereunder to any Person such amounts as it is required to deduct and withhold under any provision of any Tax Law.  To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.8

Purchase Price Allocation.  The Buyer shall prepare an allocation of the Purchase Price and the Assumed Liabilities that are liabilities for income tax purposes among the Purchased Assets in accordance with Section 1060 of the Code, within one hundred twenty (120) days after the Closing Date.  If within thirty (30) days of receipt of the allocation schedule, the Seller notifies the Buyer in writing that the Seller objects to one or more items reflected in the allocation schedule, the Seller and the Buyer shall negotiate in good faith to resolve such dispute.  If the parties fail to agree within fifteen (15) days of the Seller’s written notice, then the disputed items shall be resolved by the Accounting Firm, whose determination shall be final and binding on the parties.  The cost of the services of such independent accounting firm shall be borne equally by the Seller and the Buyer.  The allocation of the Purchase Price shall be revised to take into account subsequent adjustments to the Purchase Price in the manner provided by Section 1060 of the Code and the Treasury Regulations thereunder and consistent with the preparation of the Purchase Price allocation.  The parties hereto shall cooperate with each other in good faith to promptly amend the allocation.  Neither party shall file any Tax Return or other document which is inconsistent with the allocation determined pursuant to this Section 2.8, except as may be required by applicable Law.

Section 2.9

Nonassignable Assets.

(a)

Notwithstanding any other provision of this Agreement, with respect to any Purchased Asset which by its terms or by any Law is not assignable or transferable without a consent or approval of any Governmental Authority or other third party (a “Nonassignable Asset”), such assignment and transfer shall not be made unless and until such consent or approval shall have been obtained or condition satisfied or Buyer shall have waived in writing the requirements of this Section 2.9.

(b)

The Seller and the Buyer shall each use commercially reasonable efforts to obtain as expeditiously as possible any consent or approval that may be required and to satisfy a condition necessary to the assignment or transfer of a Nonassignable Asset to the Buyer.  All filing fees and payments to persons required to obtain any such consent or approval or satisfying any such condition, including any filing fees incurred in connection with the transfer or assignment of any Permit, shall be borne by the Seller; provided, however, that neither the Seller or any of the Seller’s Affiliates shall be required to expend any funds or incur any costs to enable the Buyer to meet any financial measurement test or operating requirement respecting any period following the Closing in connection with any Permit issued or to be issued by a Governmental Authority or other third party.

(c)

Unless and until any such consent or approval that may be required is obtained or condition satisfied, to the extent permitted by applicable Law and by the terms of the applicable Nonassignable Asset, the Seller and the Buyer will cooperate and use commercially reasonable efforts to establish an arrangement reasonably satisfactory to the Buyer under which the Buyer would obtain the claims, rights and benefits and assume the corresponding Liabilities under such Nonassignable Asset (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which the Seller would enforce for the benefit of the Buyer, in respect of such Nonassignable Asset, any and all claims, rights and benefits of the Seller against a third party thereto.

(d)

If and when the applicable consents or approvals, the absence of which caused the deferral of transfer of any Nonassignable Asset pursuant to this Section 2.9 are obtained, the transfer of the applicable Nonassignable Asset to the Buyer shall automatically and without further action be effected in accordance with the terms of this Agreement and the applicable Transaction Documents.

ARTICLE III

THE CLOSING

Section 3.1

Closing; Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 6064, at 10:00 a.m. local time, no later than the second Business Day after the date upon which all of the conditions to the Closing set forth in Articles IX and X (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions on the Closing Date) shall have been satisfied or waived, in writing, by the party entitled to waive the same, or at such other time, place and date that the Seller and the Buyer may mutually agree in writing.  The date upon which the Closing occurs is referred to as the “Closing Date.” The parties will use reasonable efforts to consummate the transactions contemplated hereby on or before June 30, 2013.

Section 3.2

Transactions to Be Effected at Closing.  At the Closing, the following transactions shall be effected by the parties:

(a)

The Seller shall deliver to the Buyer:

(i)

a bill of sale substantially in the form of Exhibit A (the “Bill of Sale”), duly executed by the Seller;

(ii)

an assignment and assumption agreement substantially in the form of Exhibit B (the “Assignment and Assumption Agreement”), duly executed by the Seller;

(iii)

one or more assignments of the Business Intellectual Property substantially in the form of Exhibit C (the “Intellectual Property Assignments”), duly executed by the Seller;

(iv)

an assignment of each Assumed Lease substantially in the form of Exhibit D, which assignment shall also contain the Buyer’s assumption of Assumed Liabilities to the extent related to the applicable Assumed Lease (the “Lease Assignment and Assumption Agreement”), duly executed by the Seller;

(v)

one or more warranty deeds, in proper form for recording and in form and substance reasonably acceptable to the Buyer, sufficient to vest in the Buyer good and marketable title to the Transferred Real Estate (the “Warranty Deeds”);

(vi)

with respect to the Transferred Real Estate, such affidavits (including, without limitation, title affidavits), indemnities or other documents (but, for the avoidance of doubt, not any survey as may be obtained by Buyer or with which Seller may provide assistance as required under Section 7.13(b) hereof) as may be reasonably required by the title insurance company of the Buyer in connection with the issuance to the Buyer of an owner’s title insurance policy in the ALTA form, in each case insuring good and marketable fee simple title to the Transferred Real Estate, subject only to the Permitted Liens without the standard pre-printed exceptions;

(vii)

copies of each of the documents, certificates and items required to be delivered by the Seller pursuant to ARTICLE IX, in each case executed by a duly authorized representative of the Seller or one of its Affiliates, as applicable;

(viii)

a hauling agreement for the Brokaw Landfill in a form to be agreed between the parties (the “Hauling Agreement”), duly executed by the Seller; and

(ix)

other documents reasonably requested by the Buyer.

(b)

The Buyer shall:

(i)

pay to the Seller, by wire transfer of immediately available funds, to a bank account designated in writing by the Seller at least two (2) Business Days prior to the Closing Date, the Estimated Cash Purchase Price;

(ii)

deliver to the Seller, the Assignment and Assumption Agreement, duly executed by the Buyer;

(iii)

deliver to the Seller, each Lease Assignment and Assumption Agreement, duly executed by the Buyer;

(iv)

deliver to the Seller copies of each of the documents, certificates and items required to be delivered by the Buyer pursuant to ARTICLE IX, in each case executed by a duly authorized representative of the Buyer, as applicable;

(v)

deliver to the Seller, the Hauling Agreement, duly executed by the Buyer; and

(vi)

deliver to the Seller any other documents that are reasonably requested by the Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARENT

The Seller Parent represents and warrants to the Buyer as of the date hereof and as of the Closing Date, as follows:

Section 4.1

Corporate Organization.  The Seller Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Wisconsin.  The Seller Parent has the requisite power and authority to own or lease its assets and properties and to conduct its business as it is now being conducted.

Section 4.2

Due Authorization.  The Seller Parent has all requisite power and authority to execute and deliver each Transaction Document to which the Seller Parent is or will be a party and to consummate the Contemplated Transactions.  The execution and delivery by the Seller Parent of each Transaction Document to which it is or will be a party and the consummation of the Contemplated Transactions has been duly and validly authorized and approved by the board of directors or other applicable governing body of the Seller Parent, and no other proceeding, consent or authorization on the part of the Seller is necessary to authorize entry into each Transaction Document to which it is or will be a party or to consummate the Contemplated Transactions.  Each Transaction Document to which the Seller Parent is or will be a party has been or will be duly and validly executed and delivered by the Seller Parent and constitutes, or will constitute, a legal, valid and binding obligation of the Seller Parent, enforceable against the Seller Parent in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.3

No Conflict.  The execution and delivery by the Seller Parent of each Transaction Document to which the Seller Parent is or will be a party and the consummation of the Contemplated Transactions do not and will not:

(a)

breach, violate, conflict with or result in a default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach, violation, conflict or default under, or accelerate the performance required, in each case in any material respect, or result in the termination of or give any Person the right to terminate, modify or cancel, any material Contract to which the Seller Parent is a party or by which any of the Seller Parent’s properties or assets are bound;

(b)

assuming compliance with the matters addressed in Section 4.4, breach, violate, conflict with or result in a default under, any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach or violation of or conflict or default under, in each case in any material respect, any applicable material Law or Order binding upon or applicable to the Seller Parent;

(c)

violate or conflict with any Organizational Documents of the Seller Parent; or

(d)

result in the creation or imposition of any Lien, with or without notice or lapse of time or both, on any properties or assets of the Seller Parent.

Section 4.4

No Authorization or Consents Required.  Assuming the truth and completeness of the representations and warranties of the Buyer contained in this Agreement, no Permit, Order, notice to, consent, approval or authorization of or designation, declaration or filing with any Governmental Authority or other Person is required by the Seller Parent with respect to the Seller Parent execution or delivery of any Transaction Document to which the Seller Parent is or will be a party or the consummation of the Contemplated Transactions, except for (a) the applicable requirements of the HSR Act and (b) as otherwise disclosed in Section 4.4 of the Disclosure Letter.

Section 4.5

Litigation.  There are no pending or, to the Knowledge of the Seller Parent, threatened Actions before or by any Governmental Authority or any other Person against the Seller Parent and the Seller Parent is not subject to any outstanding Order that would reasonably be expected to adversely affect, prohibit or restrict the ability of the Seller Parent to enter into and perform the Seller Parent’s obligations under any Transaction Document to which the Seller Parent is or will be a party or to consummate fully the Contemplated Transactions.

Section 4.6

Brokers.  Except as set forth in Section 5.26 of the Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other advisory fees, costs, expenses, commissions or similar payments in connection with the Contemplated Transactions based upon any arrangements or Contract made by the Seller Parent or any of its Affiliates.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller and the Seller Parent, jointly and severally, represent and warrant to the Buyer as of the date hereof and as of the Closing Date, as follows:

Section 5.1

Corporate Organization.  The Seller is a limited liability company duly organized, validly existing and in active status under the Laws of the State of Wisconsin.  The Seller has the requisite power and authority to own or lease its assets and properties and to conduct its business as it is now being conducted.  The Seller is duly licensed or qualified and is in good standing as a foreign entity in all jurisdictions in which it is required to be so licensed or qualified, except where failure to be licensed or qualified would not have a Material Adverse Effect on the ability of the Seller or any of its Affiliates to enter into the Transaction Documents or to consummate the Contemplated Transactions.

Section 5.2

Due Authorization.  The Seller has all requisite power and authority to execute and deliver each Transaction Document to which the Seller is or will be a party and to consummate the Contemplated Transactions.  The execution and delivery by the Seller of each Transaction Document to which it is or will be a party and the consummation of the Contemplated Transactions has been duly and validly authorized and approved by the sole member and managers of the Seller and the board of directors of the Seller Parent, and no other proceeding, consent or authorization on the part of the Seller or the Seller Parent is necessary to authorize entry into each Transaction Document to which it is or will be a party or to consummate the Contemplated Transactions.  Each Transaction Document to which the Seller is or will be a party has been or will be duly and validly executed and delivered by the Seller and constitutes, or will constitute, a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.3

No Conflict.  The execution and delivery by the Seller of each Transaction Document to which the Seller is or will be a party and the consummation of the Contemplated Transactions do not and will not:

(a)

breach, violate, conflict with or result in a default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach, violation, conflict or default under, or accelerate the performance required, in each case in any material respect, or result in the termination of or give any Person the right to terminate, modify or cancel, any material Contract to which the Seller or any of its Affiliates is a party or by which any of the Purchased Assets are bound;

(b)

assuming compliance with the matters addressed in Section 5.4, breach, violate, conflict with or result in a default under, any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach or violation of or conflict or default under, in each case in any material respect, any applicable material Law or Order binding upon or applicable to the Seller;

(c)

violate or conflict with any Organizational Documents of the Seller; or

(d)

result in the creation or imposition of any Lien, with or without notice or lapse of time or both, on any of the Purchased Assets.

Section 5.4

No Authorization or Consents Required.  Assuming the truth and completeness of the representations and warranties of the Buyer contained in this Agreement, no Permit,

Order, notice to, consent, approval or authorization of or designation, declaration or filing with any Governmental Authority or other Person (including any stockholders of the Seller) is required by the Seller with respect to the Seller’s execution or delivery of any Transaction Document to which the Seller is or will be a party or the consummation of the Contemplated Transactions, except for (a) the applicable requirements of the HSR Act and (b) as otherwise disclosed in Section 5.4 of the Disclosure Letter.

Section 5.5

Litigation; Orders.  Except as set forth in Section 5.5 of the Disclosure Letter, there are no pending or, to the Knowledge of the Seller, threatened Actions before or by any Governmental Authority or by any other Person against the Seller or any of its Affiliates relating to the Transferred Business or the Purchased Assets.  There are no pending or, to the Knowledge of the Seller, threatened, material Actions by any Governmental Authority or by any other Person against any officer, director, manager or employee of the Seller or any of its Affiliates or any of the Purchased Assets in their capacities as such or any other Person with respect to which the Seller or any of its Affiliates relating to the Business or the Purchased Assets that has or could reasonably be expected to have an indemnification obligation.  The Seller is not subject to any outstanding Order that prohibits or otherwise restricts the ability of the Seller to perform the Seller’s obligations under any Transaction Document to which the Seller is or will be a party or to consummate fully the Contemplated Transactions.

Section 5.6

Title to and Sufficiency of the Purchased Assets.   The Seller or one or more of its Affiliates has good and marketable title to, or a valid leasehold, license or other similar interest in, all of the Purchased Assets, free and clear of all Liens, except for Permitted Liens.  The Purchased Assets include all assets, rights and properties (other than the Excluded Assets) necessary for the conduct of the Transferred Business consistent with past practice.

Section 5.7

Financial Statements.

(a)

Section 5.7 of the Disclosure Letter sets forth a true, correct and complete copy of each of (a) an unaudited balance sheet of Wausau Paper Mills – Transferred Business (a carve-out of Wausau Paper Mills, LLC) as of March 31, 2013 (the “Latest Balance Sheet”) and the related unaudited statements of comprehensive income, cash flows, and invested equity for the three-month period then ended (collectively with the Latest Balance Sheet, the “Interim Financial Statements”); (b) unaudited balance sheets for Wausau Paper Mills – Transferred Business (a carve-out of Wausau Paper Mills, LLC) (the “Unaudited Balance Sheets”) and statements of comprehensive income, cash flows, and invested equity for the fiscal years ended December 31, 2012, and December 31, 2011 (collectively with the Unaudited Balance Sheets, the “Unaudited Financial Statements”); and (c) the audited balance sheets of Wausau Paper Mills (a carve-out of Wausau Paper Mills, LLC, a wholly-owned subsidiary of Wausau Paper Corp.) (“WPM”) (the “Audited Balance Sheets”) and related statements of comprehensive loss, cash flows, and invested equity for the fiscal years ended December 31, 2012 and December 31, 2011, (collectively with the Audited Balance Sheets, the “Audited Financial Statements”).  The Audited Financial Statements, the Unaudited Financial Statements and the Interim Financial Statements, collectively, are hereinafter referred to as the “Financial Statements.”  Except as set forth in Section 5.7 of the Disclosure Letter, the Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods indicated, and present fairly in all material respects the financial condition, results of operations, and cash flows of the identified carve-out (in the case of the Unaudited Financial Statements and the Interim Financial Statements); and WPM (in the case of the Audited Financial Statements) as of the times and for the periods referred to therein, subject in the case of the Unaudited Financial Statements and the Interim Financial Statements to changes resulting from normal immaterial year-end adjustments.  Except as set forth in the Financial Statements, the Transferred Business does not maintain any “off-balance-sheet arrangement” within the meaning of Item 303 of Regulation S-K of the SEC.  Section 5.7 of the Disclosure Letter sets forth true and correct back-up schedules supporting a reconciliation of the Audited Financial Statements to the Unaudited Financial Statements.

(b)

The accounting controls of the Transferred Business have been and are sufficient to provide reasonable assurances that (a) all transactions are executed in accordance with management’s general or specific authorization, and (b) all transactions are recorded as necessary to permit the accurate preparation of financial statements in accordance with GAAP, consistently applied, and to maintain proper accountability for such items.

Section 5.8

Absence of Certain Developments.  Except as set forth in Section 5.8 of the Disclosure Letter, since the date of the latest Audited Balance Sheet through the date of this Agreement, (a) the Seller has, in all material respects, conducted the Business and operated its assets and properties in the ordinary course of business consistent with past practice and (b) the Seller has not taken any action with respect to the Business which, if taken after the date hereof, would require the consent of the Buyer under Section 7.1.  Except as set forth in Section 5.8 of the Disclosure Letter, since the date of the latest Audited Balance Sheet, there has not been any Material Adverse Effect and no event, occurrence, development or circumstance has arisen, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9

Taxes.

(a)

All material Tax Returns required to be filed on or before the Closing Date by the Seller or any of its Affiliates with respect to the Business have been properly prepared and have been, or will be, timely filed.  All such Tax Returns (including information provided therewith or with respect thereto) are true, correct and complete in all material respects.

(b)

All material Taxes owed by the Seller or any of its Affiliates with respect to the Business have been fully and timely paid (whether or not shown on any Tax Return) and adequate provision has been made for any Taxes that are not yet due and payable for all taxable periods, or portions thereof, ending on or before the date hereof.  The Financial Statements reflect an adequate reserve (excluding any reserve for deferred Taxes) for all such material Taxes payable by the Seller or any of its Affiliates for all taxable periods and portions thereof accrued through the date of such Financial Statements.  Since the date of such Financial Statements, neither the Seller nor any of its Affiliates has incurred any Tax Liabilities with respect to the Business, other than for Taxes relating to the ordinary course of business conducted by the Business consistent with past practice.

(c)

The Seller has supplied the Buyer with true, correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies affecting the Purchased Assets or the Business for taxable periods or transactions consummated for which the applicable statutory periods of limitations have not expired.

(d)

Except as set forth in Section 5.9 of the Disclosure Letter, there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Seller or any of its Affiliates with respect to the Business for any taxable period.  No request for any such waiver or extension is currently pending.

(e)

Except as set forth in Section 5.9 of the Disclosure Letter, no audit or other Action by any Governmental Authority is pending or, to the Knowledge of the Seller, threatened with respect to any Taxes due with respect to the Business.  Except with respect to deficiencies for Taxes asserted or assessed against the Seller or any of its Affiliates with respect to the Business that have been fully and timely paid, or settled, no Governmental Authority has given notice of any intention to assert any deficiency or claim for additional Taxes against the Seller or any of its Affiliates with respect to the Business.  No claim relating to the Business or the Purchased Assets has been made by any Governmental Authority in a jurisdiction where the Seller or any of its Affiliates does not file Tax Returns that the Seller or any of its Affiliates is or may be subject to taxation by that jurisdiction.  All deficiencies for Taxes asserted or assessed against the Seller or any of its Affiliates with respect to the Business have been fully and timely paid, settled or properly reflected in the Financial Statements.

(f)

There are no Liens for Taxes upon the assets or properties of the Seller except for statutory Liens for current Taxes not yet due.

(g)

The Seller has not (i) participated in any reportable transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of any Tax Law) or (ii) taken any reporting position on a Tax Return, which reporting position (A) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of any Tax Law) and (B) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of any Tax Law).

(h)

The Seller or one of its Affiliates is not a party to any Contract with respect to the Business relating to the sharing, allocation or indemnification of Taxes (collectively, “Tax Sharing Agreements”) or has any liability for Taxes of any Person under Treasury Regulation Section 1.1502 6, Treasury Regulation Section 1.1502 78 or similar provision of any Tax Law, as a transferee or successor, pursuant to a Contract or otherwise.

(i)

The Seller and its Affiliates have withheld from their respective employees, independent contractors, creditors, interest-holders and third parties relating to the Business and have timely paid to the appropriate Governmental Authority proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable Laws.  The Seller has complied in all material respects with all Tax information reporting provisions of all applicable Laws.

(j)

Neither the Seller nor any of its Affiliates will be required to include in a taxable period ending after the Closing Date taxable income with respect to the Business attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period as a result of (i) the installment method of accounting, (ii) the completed contract method of accounting, (iii) the long-term contract method of accounting, (iv) the cash method of accounting or Section 481 of the Code or comparable provisions of any Tax Law or (v) any other reason.

(k)

Neither the Seller nor any of its Affiliates has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of any Law with respect to the Business.  Neither the Seller nor any of its Affiliates is subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Authority with respect to the Business.

(l)

The Seller has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

Section 5.10

Contracts.

(a)

Section 5.10 of the Disclosure Letter sets forth a true, correct and complete list of all Material Contracts.  “Material Contracts” means any Contract relating to the Transferred Business to which the Seller or one of its Affiliates is a party or to which any of the Purchased Assets or the Transferred Business is bound or subject and which falls within any of the following categories:

(i)

any Contract that requires or that the Seller reasonably anticipates will involve individual or aggregate payments or consideration of more than Five Hundred Thousand Dollars ($500,000) in any calendar year for goods and services furnished by or to the Transferred Business;

(ii)

any Contract relating to Indebtedness of the Transferred Business;

(iii)

any Contract relating to the title to, or ownership, lease, use, sale, exchange or transfer of, any leasehold or other interest in any real or personal property (for the avoidance of doubt, including, without limitation, warehouse agreements, distribution agreements, or other Contracts governed by Article 7 of the Uniform Commercial Code or such applicable statutory counterparts in any state, whether or not such agreements may include dedicated services or space reserved to the Transferred Business);

(iv)

any Contract under which the Seller or one of its Affiliates or the Buyer could incur, (including upon the occurrence of any event or the passage of time, or both) any change-in-control payment or similar compensation obligations to its employees by reason of any Transaction Document or the Contemplated Transactions;

(v)

any Contract under which the Seller has advanced or loaned an amount to any Person, other than trade credit in the ordinary course of business consistent with past practice;

(vi)

any joint venture, partnership, limited liability company or similar Contract;

(vii)

any employment, severance, retention, nonqualified deferred compensation, non-competition or separation Contract with any current or former Business Employee or Business Service Provider (to the extent that those Contracts relate in any way to the Transferred Business and Seller or any of its Affiliates has material continuing obligations under such Contract);

(viii)

any Contract that purports to limit or restrict the ability of the Transferred Business, or which, for the benefit of the Transferred Business, purports to limit or restrict the ability of any other Person, to enter into or engage in any market or line of business or that provides for “most favored nations” terms or establishes an exclusive sale or purchase obligation with respect to any Person, product or any geographic location;

(ix)

any Contract with any current or former officer, director, manager, interest-holder or Affiliate of the Seller, with any family member of any of the foregoing or with any Affiliate of any such family member; provided, however, that Section 5.10 of the Disclosure Letter shall not include any such Contract to the extent that it does not relate in any material way to the Transferred Business;

(x)

all Contracts between or among the Seller on the one hand and any Affiliate of the Seller on the other hand to the extent that such Contracts relate in any way to the Transferred Business;

(xi)

any Contract for the sale, transfer or acquisition of any of the Purchased Assets (other than, in the case of sales or transfers of assets, in the ordinary course of business consistent with past practice and other than the Transaction Documents) or for the grant to any Person of any preferential rights to purchase any of Purchased Assets, in each case under which there are material outstanding obligations;

(xii)

any license, covenant-not-to-sue or other Contract granting the Seller or one of its Affiliates the right to use any Intellectual Property relating in any way to the Transferred Business (other than customary non-disclosure agreements);

(xiii)

any Contract (excluding outstanding purchase orders for items covered in the capital expenditure budget) for capital expenditures involving payments of more than Five Hundred Thousand Dollars ($500,000) individually or Two Million Dollars ($2,000,000) in the aggregate, in each case to the extent that such Contract relates in any way to the Transferred Business and under which there are material outstanding obligations;

(xiv)

any Contract entered into in the past three years involving any resolution or settlement of any actual or threatened Action with a value of greater than Five Hundred Thousand Dollars ($500,000) or which imposes material continuing obligations on the Transferred Business;

(xv)

any Contract under which the Seller or one its Affiliates has continuing material indemnification obligations to any Person or under which the Seller or one of its Affiliates is required to assume any Liability, other than those entered into in the ordinary course of business consistent with past practice or otherwise not related in any way to the Transferred Business;

(xvi)

any Contract with any labor union or association relating to any current or former Business Employee; and

(xvii)

any other Contract (or group of related Contracts) that is otherwise material to the Transferred Business, taken as a whole.

(b)

Prior to the date hereof, the Buyer or its representatives has either been supplied with, or has been given access to, a true, correct and complete (i) copy of each written Material Contract and (ii) summary of all of the material terms and conditions of each oral Material Contract.

(c)

Each Material Contract is a valid and binding obligation of the Seller or one of its Affiliates in accordance with its terms, is in full force and effect and is enforceable against the Seller or one of its Affiliates, and, to the Knowledge of the Seller, against the other parties thereto, subject to the Enforceability Exceptions.  Neither the Seller nor any of its Affiliates is in material breach, violation of or default under any Material Contract.  No event or circumstance has occurred that, with notice or lapse of time or both, would constitute such a material breach or violation or default by the Seller or one of its Affiliates or, to the Knowledge of the Seller, the other parties thereto.  No event or circumstance has occurred that would result in the termination or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit under any Material Contract.

Section 5.11

Customers and Suppliers.  Section 5.11 of the Disclosure Letter sets forth a true, correct and complete list, for each of the two most recent fiscal years, of the 20 largest customers of goods and services of the Transferred Business, measured in aggregate sales in Dollars and the 20 largest suppliers of goods and services to the Transferred Business measured in aggregate purchases in Dollars.  Except as set forth in Section 5.11 of the Disclosure Letter, no Person set forth in Section 5.11 of the Disclosure Letter has (a) threatened to cancel or otherwise terminate or, to the Knowledge of the Seller, intends to cancel or otherwise terminate, the relationship of such Person with the Transferred Business or (b) materially modified or decreased materially or threatened to materially modify or decrease materially or limit materially or, to the Knowledge of the Seller, intends to materially modify its relationship with the Transferred Business or intends to decrease materially its purchases from, or services or supplies to, the Transferred Business.  To the Knowledge of the Seller, none of the execution, delivery or performance of any Transaction Document to which the Seller or any of its Affiliates is or will be a party will adversely affect the relationship of the Transferred Business with any Person set forth in Section 5.11 of the Disclosure Letter.

Section 5.12

Intellectual Property.

(a)

All Business Intellectual Property is either owned by the Seller or its Affiliates (the “Owned Intellectual Property”) or is used by the Seller or its Affiliates in connection with the Business pursuant to a valid license Contract (the “Licensed Intellectual Property”).  The Seller and its Affiliates have taken all necessary actions to maintain each item of Business Intellectual Property that is registered, issued or the subject of a pending application and each item of material unregistered Business Intellectual Property.

(b)

Section 5.12(b) of the Disclosure Letter sets forth a true, correct and complete list of (i) all Owned Intellectual Property that is registered, issued or the subject of a pending application and (ii) all material unregistered Owned Intellectual Property.  All of the registrations, issuances and applications set forth in Section 5.12(b) of the Disclosure Letter are valid, are in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated, and payment of all renewal and maintenance fees, costs and expenses in respect thereof, and all filings related thereto, have been duly made.  The Seller or one or more of its Affiliates owns and possesses all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens; provided, however, that for avoidance of doubt, the term Liens under this Section 5.12(b) shall not include any IP Licenses (as defined in clause (ii) of Section 5.12(c) below).

(c)

Section 5.12(c) of the Disclosure Letter sets forth a true, correct and complete list of all Material Contracts (i) pursuant to which the Seller or any of its Affiliates uses any Licensed Intellectual Property in connection with the Transferred Business or (ii) pursuant to which the Seller or any of its Affiliates has granted to a third party any right in or to any Owned Intellectual Property (with respect to clauses (i) and (ii), collectively, the “IP Licenses”).  Prior to the date hereof, the Buyer either has been supplied with, or has been given access to, a true, correct and complete (i) copy of each written IP License and (ii) summary of all of the material terms and conditions of each oral IP License, in each case together with all amendments, supplements, waivers or other changes thereto.  Each IP License is a legal, valid and binding obligation of the Seller or one or more of its Affiliates, is in full force and effect and is enforceable against the Seller or one or more of its Affiliates, and, to the Knowledge of the Seller, the other parties thereto, subject to the Enforceability Exceptions.  Neither the Seller nor any of its Affiliates is in material breach or violation of or default under any IP License and no event has occurred that, with notice or lapse of time or both, would constitute such a material breach, violation or default by the Seller or any of its Affiliates or, to the Knowledge of the Seller, the other parties thereto.  Upon the Closing, the Buyer will have the right to use all Licensed Intellectual Property on identical terms and conditions as the Seller or any of its Affiliates enjoyed immediately prior to the Closing.

(d)

The conduct of the Business does not infringe or otherwise violate any Intellectual Property or other proprietary rights of any other Person and there is no Action pending or, to the Knowledge of the Seller, threatened alleging any such infringement or violation or challenging the Seller’s or any of its Affiliates’ rights in or to any Business Intellectual Property and, to the Knowledge of the Seller, there is no existing fact or circumstance that would be reasonably expected to give rise to any such Action.  To the Knowledge of the Seller, no Person is infringing or otherwise violating any Owned Intellectual Property or any rights of the Seller or any of its Affiliates in any Licensed Intellectual Property.

(e)

The Business Intellectual Property is sufficient for the Buyer to conduct the Transferred Business from and after the Closing Date in all material respects as presently carried on by the Seller and its Affiliates, consistent with the past practice of the Seller and such Affiliates with respect to the Transferred Business, provided that the Buyer obtains valid licenses (whether through an approved assignment or otherwise) for any third party software that is included within the definition of Multi-Business Intellectual Property and is necessary for the conduct of the Transferred Business following the Closing Date.

(f)

To the Knowledge of the Seller, all software material to the Business (i) performs in material conformance with its documentation, (ii) is free from any material software defect and (iii) does not contain any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software or any software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of the software.

(g)

The Business has an online privacy policy (the “Privacy Policy”) regarding the collection and use of Personal Data through its website, a true and complete copy of which has been provided to the Buyer prior to the date hereof. The Seller and its Affiliates are in material compliance with all applicable Laws regarding the collection, use and protection of Personal Data relating to the Business and with the Privacy Policy, and, to the Knowledge of Seller, no Person has gained unauthorized access to or made any unauthorized use of any such Personal Data maintained by the Business. The Seller and its Affiliates have taken all steps necessary and appropriate (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that Personal Data relating to the Business is protected against loss and against unauthorized access, use, modification, disclosure or other misuse. The execution, delivery and performance of the Transaction Documents and the consummation of the Contemplated Transactions do not violate the Privacy Policy as it currently exists or as it existed at any time during which any Personal Data was collected or obtained by the Business and upon Closing, the Buyer will own all such Personal Data and continue to have the right to use such Personal Data on identical terms and conditions as the Business enjoyed immediately prior to the Closing. No Actions are pending or, to the Knowledge of the Seller, threatened against the Seller or any of its Affiliates with respect to the Business relating to the collection or use of Personal Data. The Seller and its Affiliates have implemented commercially reasonable security measures to protect the Personal Data relating to the Business it receives and stores in its computer systems from illegal use by third parties. The Seller and its Affiliates have taken commercially reasonable actions to protect the confidentiality, integrity and security of its software, databases, systems, networks and Internet sites relating to the Business and all information stored or contained therein or transmitted thereby from potential unauthorized use, access, interruption or modification by third parties. The Seller and its Affiliates are in compliance with all applicable Laws with regards to the transmission and storage of such information relating to the Business.

(h)

The Seller and its Affiliates have taken commercially reasonable actions to protect the confidentiality, integrity and security of its software, databases, systems, networks and Internet sites and all information stored or contained therein or transmitted thereby from potential unauthorized use, access, interruption or modification by third parties.  The Seller and its Affiliates are in compliance with all applicable Laws with regards to the transmission and storage of such information.

(i)

Except for those Persons identified in Section 5.12(i) of the Disclosure Letter, each present or past employee, officer, consultant, independent contractor or any other Person whose roles for the Seller or one or more of its Affiliates included inventive, developmental or creative capacities relating to the Transferred Business, including the creation of any Business Intellectual Property (including any software used or owned by the Seller or one or more of its Affiliates in connection with the Business), has executed a valid and enforceable Contract with the Seller or one or more of its Affiliates that (i) conveys to the Seller or one or more of its Affiliates any and all right, title and interest in and to all Intellectual Property developed by such Person in connection with such Person’s employment or engagement by the Seller or any of its Affiliates; (ii) obligates such Person to keep any Confidential Information, including trade secrets, relating to the Business confidential both during and after the term of employment or Contract; and (iii) establishes, in all material respects, that to the extent any Person who constitutes “outside personnel” (including consultants and independent contractors) is an author of a copyrighted work created in connection with such Person’s employment or contract, such work is a “work made for hire” as set forth in 17 U.S.C. §101 or pursuant to any other requirement of Law.

Section 5.13

Property.

(a)

Except as set forth in Section 5.13(a) of the Disclosure Letter or for assets disposed of in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet, the Seller or one or more of its Affiliates owns good, valid and marketable title to, or holds pursuant to valid and enforceable leases, all of the personal property shown to be owned or leased by it on the Latest Balance Sheet, in each case free and clear of all Liens, except for Permitted Liens.

(b)

Section 5.13(b) of the Disclosure Letter sets forth a true and complete list of all Contracts (including all amendments, modifications and supplements thereto and guarantees thereof) under which the Seller or one of its Affiliates leases, subleases, licenses or otherwise occupies real property used in the Transferred Business (each, a “Lease” and collectively, the “Leases”, and each description of the real property demised under the Leases, a “Leased Property” and collectively the “Leased Properties”).  For the avoidance of doubt, Section 5.13(b) of the Disclosure Letter and the representation in the preceding sentence shall not apply to warehouse agreements, distribution agreements, or other

Contracts governed by Article 7 of the Uniform Commercial Code or such applicable statutory counterparts in any state, whether or not such agreements may include dedicated services or space reserved to the Transferred Business.  Prior to the date hereof, the Buyer either has been supplied with, or has been given access to, a true and complete copy of each Lease (including all amendments, modifications and supplements thereto and guarantees thereof).  The Seller or one of its Affiliates has a good, valid and enforceable leasehold interest in each Leased Property, subject only to the terms and conditions of the applicable Lease and to any Permitted Liens.  Each Lease is a valid and binding obligation of the Seller or one or more of its Affiliates, is in full force and effect in accordance with its terms and is enforceable against the Seller or any of its Affiliates, and, to the Knowledge of the Seller, the other parties thereto, subject to the Enforceability Exceptions.  Neither the Seller or any of its Affiliates nor, to the Knowledge of the Seller, any other party thereto is in material breach, violation or default, or has received a notice of such breach, violation or default that remains outstanding, under any Lease and no event has occurred that, with notice or lapse of time or both, would constitute such a material breach, violation or default by the Seller or any of its Affiliates or, to the Knowledge of the Seller, any other party thereto.  Except as set forth in Section 5.13(b) of the Disclosure Letter, the Seller or one of its Affiliates, as applicable, is in sole possession of the Leased Property and has not assigned, transferred, conveyed, mortgaged, deeded in trust, encumbered, leased, subleased or otherwise granted to any Person all or any portion of its interest in any of the Leases or the right to use or occupy any Leased Property or any portion thereof.

(c)

Section 5.13(c) of the Disclosure Letter sets forth the address (if available), tax identification number and description of each parcel of Transferred Real Estate.  The Seller or one or more of its Affiliates has good and marketable fee simple title to the Transferred Real Estate, free and clear of all Liens, other than Permitted Liens (which Permitted Liens shall expressly include, but not be limited to, those covenants, conditions, restrictions, easements and other non-monetary Liens set forth in Section 5.13(c) of the Disclosure Letter) and Liens for indebtedness that will be satisfied at or prior to Closing.  Prior to the date hereof, the Buyer has been supplied with true and complete copies of any surveys of the Transferred Real Estate that are in the Seller’s, or as the case may be, one of its Affiliate’s, possession.  Except as set forth in Section 5.13(c) of the Disclosure Letter, with respect to each parcel of Transferred Real Estate, (i) neither the Seller nor any of its Affiliates has leased or otherwise granted to any Person the right to use or occupy such parcel of Transferred Real Estate or any portion thereof and (ii) other than the right of the Buyer pursuant to this Agreement and the other Transaction Documents, there are no outstanding options, rights of first offer, rights of first refusal or other rights in favor of any Person to purchase such Transferred Real Estate or any portion thereof or interest therein.  Except as set forth in Section 5.13(c) of the Disclosure Letter, there are no encroachments or other facts or conditions affecting any parcel of Transferred Real Estate that would be revealed by an accurate survey or careful physical inspection thereof which would, individually or in the aggregate, interfere in any material respect with the current use, occupancy or operation thereof.  The Transferred Real Estate is serviced by all utilities necessary for the current use, occupancy and operation thereof, and all easements and other rights relating to adjoining properties that are necessary for the current use and occupancy of the Transferred Real Estate and the operation of the Business thereon are appurtenant to such Transferred Real Estate.  The Leased Real Property and Transferred Real Estate are collectively referred to as the “Real Property.”  All of the land, buildings, structures and other improvements used in the operation of the Transferred Business are included in the Real Property; provided, however, that third party warehouses or other third party sites upon which services may be provided to or for the Transferred Business shall not be included in the representation and warranty in this sentence.

(d)

Neither the Seller nor any of its Affiliates is a party to, nor obligated under, any Contract, option, right of first offer or right of first refusal to purchase the Leased Property or any interest in the Leased Property.

(e)

Except as set forth in Section 5.13(e) of the Disclosure Letter, to the Knowledge of Seller, the buildings, structures, fixtures and other improvements on the Transferred Real Estate are in all material respects in a state of good working order for purposes of the operation of the Business and have been subject to reasonable efforts of Seller or one or more of its Affiliates with respect to their maintenance and repair, ordinary wear and tear excepted.  Except as set forth in Section 5.13(e), there is no pending or, to the Knowledge of the Seller, threatened, appropriation, condemnation or like

Action or proceeding to re-zone affecting the Transferred Real Estate or any part thereof or any sale or other disposition of the Transferred Real Estate or any part thereof in lieu of condemnation or other matters materially affecting and impairing the current use, occupancy or value thereof.

(f)

The use, occupancy and operation of the Transferred Real Estate or any portion thereof and the improvements erected thereon, does not, in any material respect, breach, violate or conflict with (i) any covenants, conditions or restrictions applicable thereto, (ii) the terms and provisions of any Contract relating thereto or (iii) any applicable Law or Order so as to constitute a nonconforming use thereunder; provided, however, that this representation and warranty is subject to any approval or consent required from any Governmental Authority with respect to the Contemplated Transactions or any aspect thereof, including, without limitation, any approval or consent required from the Federal Energy Regulatory Commission or the Wisconsin Department of Natural Resources.

Section 5.14

Tangible Property.  Except as set forth in Section 5.14 of the Disclosure Letter, the facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, related capitalized items and other tangible property that are, individually or in the aggregate, material to the Transferred Business (the “Tangible Property”) are in operating condition and repair necessary to conduct the Transferred Business as presently conducted, subject to continued repair and replacement in accordance with past practice.  During the past three years, the Seller has maintained the Tangible Property in a manner sufficient to conduct Transferred Business as presently conducted.  The Tangible Property is sufficient for the Buyer to carry on the Transferred Business from and after the Closing Date in all material respects as presently carried on by the Seller and its Affiliates, consistent with the past practice of the Seller and such Affiliates with respect to the Transferred Business.

Section 5.15

Employees.  The Seller has supplied the Buyer or its representatives with a true, correct and complete list of all Business Employees as of the date hereof, including each Business Employee’s (i) name, (ii) job title or function, (iii) job location, (iv) salary or wage rate, (v) bonus opportunity, commission status or other incentive compensation paid or payable for 2013, (vi) bonus, commission or incentive compensation paid in 2012, (vii) the amount of accrued but unused vacation time, (viii) date of hire, (ix) visa type (if applicable), (x) current status (as to leave or disability status, full-time or part-time, exempt or nonexempt and temporary or permanent status) and (xi) represented or non-represented status.  The Seller has supplied the Buyer with a true, correct and complete list of all Business Service Providers (other than Business Employees) as of the date hereof, including each such Person’s (i) name, (ii) function or services provided, (iii) job location, (iv) compensation payable for 2013 and (v) compensation paid in 2012.  Except as set forth in Section 5.15 of the Disclosure Letter, no Business Employee or Business Service Provider is located outside the jurisdiction of the United States.

Section 5.16

Labor Matters.

(a)

The Seller and its Affiliates have complied in all material respects with all applicable Labor Laws for all Business Employees and Business Service Providers, and to the Knowledge of the Seller, there is no basis for any claim that the Seller and its Affiliates are not in all material respects in compliance with the terms thereof.  A properly completed Form I-9 is on file with respect to each Business Employee.  The Seller or any of its Affiliates is neither the subject of, nor, to the Knowledge of the Seller, is there threatened, any Action reasonably likely to give rise to a material Liability asserting that the Seller or any of its Affiliates has committed an unfair labor practice, act of discrimination, or other similar complaints with respect to any Business Employee or Business Service Provider.

(b)

Section 5.16(b) of the Disclosure Letter contains a true, correct and complete list of all labor, collective bargaining, union and similar Contracts covering any Business Employee, and true and complete copies of all such agreements have been delivered to the Buyer or its representatives heretofore.  No collective bargaining or any other labor-related Contract with any labor union or labor organization is currently being negotiated.  A true and complete copy of any employee policy manual or handbook covering the Business Employees has been delivered to the Buyer or its representatives heretofore.

(c)

There is not pending or, to the Knowledge of the Seller, threatened, and there has not been in the past five years, any organized effort or demand for recognition or certification or attempt to organize the Business Employees by any labor organization.  During the past five (5) years, the Seller has not experienced any work stoppage, slow-down, picket, strike, lock-out or other labor disturbance related to the Business, nor is any such strike, slow-down, picket, work stoppage, other labor disturbance or other concerted action by any union or other group of employees or other persons against the Seller or its premises or products presently occurring or, to the Knowledge of the Seller, threatened.  The Seller has delivered to the Buyer or its representatives copies of (i) all current grievances from unions covering the Business Employees and from employees represented by such unions or in connection with any other union organization efforts and (ii) the Seller’s responses to such grievances.

(d)

Except as set forth in Section 5.16(d) of the Disclosure Letter, there has been no “mass layoff” or “plant closing” (as defined by the WARN Act) with respect to the Seller or the Business within the past six months.  Neither the Seller nor any of its Affiliates has incurred any Liability under the WARN Act that remains unsatisfied.  To the extent that, after the Closing, the Buyer operates the Transferred Business in the same manner operated by the Seller and its Affiliates during the six-month period prior to the Closing, the Buyer will not incur any Liability under the WARN Act as a result of any layoffs or other employment terminations made by the Seller or its Affiliates during such six-month period prior to the Closing.

(e)

As of the date of this Agreement, no senior management Business Employee has given written notice to the Seller or one of its Affiliates that any such employee intends to terminate his or her employment with the Seller or one of its Affiliates.  To the Knowledge of the Seller, no Business Employee or Business Service Provider is in any material respect in violation of any term of any employment contract, non-disclosure agreement or noncompetition agreement.

(f)

With respect to any Person performing services on behalf of the Business on or prior to the Closing, the Seller does not have any Liability with respect to any misclassification of such Person as an independent contractor rather than as an employee, or as an “exempt” employee rather than a “non-exempt” employee (within the meaning of the Fair Labor Standards Act of 1938, as amended), or with respect to such Person’s status as a leased employee.

Section 5.17

Employee Benefit Plans.

(a)

Section 5.17(a) of the Disclosure Letter sets forth a true, correct and complete list of each Business Benefit Plan. No Business Benefit Plan is maintained outside of the jurisdiction of the United States.  Neither the Seller nor any of its Affiliates has any plan, contract or commitment, or has announced (orally or in writing) an intention, to create any additional employee benefit or compensation plans, policies or arrangements for any Business Employee or Business Service Provider or to modify, suspend or terminate any Business Benefit Plan, except in each case pursuant to any applicable Law, or pursuant to any applicable collective bargaining agreement, which has heretofore been disclosed to the Buyer.

(b)

With respect to each Business Benefit Plan, the Seller has supplied the Buyer with a true, correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) the most recent documents constituting the Business Benefit Plan, (ii) each related trust agreement or other funding instrument, (iii) the most recent IRS determination or opinion letter, if applicable, (iv) the most recent summary plan description, summary of material modifications and all other written communications (or a description of all oral communications) by the Seller or any of its Affiliates to its employees concerning the extent of the benefits provided under a Business Benefit Plan, (v) a summary of any proposed amendments or changes anticipated to be made to the Business Benefit Plan at any time within the 12 months immediately following the date of this Agreement, (vi) for the three most recent years (A) Forms 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports and (vii) for the three most recent years, all correspondence with the IRS, the DOL, the PBGC, the SEC or any other Governmental Authority regarding the operation or the administration of the Business Benefit Plan.

(c)

(i) To the Knowledge of the Seller, each Business Benefit Plan has been established and administered in accordance with its terms and in material compliance with the applicable provisions of ERISA, the Code and all other applicable Laws, (ii) to the Knowledge of the Seller, with respect to each Business Benefit Plan, all reports, returns, notices and other documentation required to have been filed with or furnished to the IRS, the DOL, the PBGC, the SEC or any other Governmental Authority or to the participants or beneficiaries of such Business Benefit Plan have been filed or furnished on a timely basis, (iii) each Business Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to the effect that the Business Benefit Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and, to the Knowledge of the Seller, there are no facts or circumstances that would reasonably be expected to cause the loss of such qualification, (iv) to the Knowledge of the Seller, no individual who has performed services for the Business has been improperly excluded from participation in any Business Benefit Plan, (v) to the Knowledge of the Seller, no non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred involving any Business Benefit Plan, and (vi) to the Knowledge of the Seller, no fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any Business Benefit Plan.

(d)

Except as set forth in Section 5.17(d) of the Disclosure Letter, neither the Seller nor any of its Affiliates has any current or projected Liability in respect of post-employment health, medical or life insurance benefits for any current or former Business Employee or Business Service Provider, except as may be required under COBRA or similar state Law, and at the expense of the current or former Business Employee or Business Service Provider, as applicable.

(e)

Except as set forth in Section 5.17(e) of the Disclosure Letter, none of the Seller and any of its ERISA Affiliates sponsors, maintains, contributes to or has any Liability in respect of, or has in the past six years sponsored, maintained, contributed to or had any Liability in respect of, any defined benefit pension plan (as defined in Section 3(35) of ERISA) or plan subject to Section 412 of the Code or Section 302 of ERISA.  There is no ERISA Affiliate Liability that could reasonably be expected to be a material liability to the Seller or the Business.  Except as set forth in Section 5.17(e) of the Disclosure Letter, no event has occurred, and to the Knowledge the Seller, no condition exists that could reasonably be expected to result in any ERISA Affiliate Liability.

(f)

No Business Benefit Plan is a Multiemployer Plan, and none of the Seller and its ERISA Affiliates has at any time maintained or contributed to, or had any Liability in respect of, any Multiemployer Plan.  No Business Benefit Plan is a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(g)

Except as set forth in Section 5.17(g) of the Disclosure Letter, none of the execution and delivery of any Transaction Document, shareholder approval of any Transaction Document or the consummation of the Contemplated Transactions would reasonably be expected to (either alone or in combination with another event) result in (i) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) any payment, compensation or benefit becoming due, or increase in the amount of any payment, compensation or benefit due, to any current or former employee, director or consultant of the Business, or (iii) the acceleration of the time of payment or vesting or result in any funding (through a grantor trust or otherwise) of compensation or benefits except as required under applicable Law.

(h)

No amount that could be received (whether in cash or property or the vesting of property, and whether individually or in combination with any other such payment), as a result of the execution and delivery of any Transaction Document, shareholder approval of any Transaction Document or the consummation of the Contemplated Transactions by any employee, director, or other service provider of the Seller or any of its Affiliates could not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(i)

With respect to each Business Benefit Plan, (i) no Actions (other than routine claims for benefits) are pending or, to the Knowledge of the Seller, threatened, (ii) except as set forth in Section 5.17(i) of the Disclosure Letter, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, (iii) no written or oral communication has been received from the PBGC in respect of any Business Benefit Plan that is subject to Title IV of ERISA or a Multiemployer Plan concerning the funded status of any such plan or any transfer of assets and Liabilities from any such plan in connection with the Contemplated Transactions herein, (iv) except as set forth in Section 5.17(i) of the Disclosure Letter, no audit or other Action by the DOL, the PBGC, the IRS or any other Governmental Agency is pending or, to the Knowledge of the Seller, threatened (including any routine requests for information from the PBGC) and (v) there are no audits or Actions initiated pursuant to the Employee Plans Compliance Resolution System or similar proceedings pending with the IRS or DOL with respect to any Business Benefit Plan, including with respect to any Business Benefit Plan’s compliance with or exemption from Section 409A of the Code.

(j)

As of the date of this Agreement, all contributions (including all employer contributions and employee salary reduction contributions), premium payments and Liabilities required to be made under the terms of any Business Benefit Plan in respect of any Business Benefit Plan or in accordance with applicable Law have been timely made or reflected on the Financial Statements, and all contributions, premium payments and Liabilities for any period ending on or prior to the Closing Date which are not yet due will, on or prior to the Closing Date, have been paid or accrued on the Financial Statements, in each case, in accordance with the Balance Sheet Rules.  There are no reserves, assets, surpluses or prepaid premiums with respect to any Business Benefit Plan that provides welfare benefits.

Section 5.18

Insurance.  Section 5.18 of the Disclosure Letter sets forth a true, correct and complete summary of all insurance policies maintained by the Seller or any of its Affiliates that relate to the assets, business, operations, employees, officers and managers of the Transferred Business (collectively, the “Insurance Policies”).  True, correct and complete copies of the Insurance Policies have been made available to the Buyer or its representatives.  All of the Insurance Policies and binders are valid, binding and in full force and effect and have terms and conditions, including amounts and scope of coverage, that are customary for companies in the same or similar lines of business and of similar size and financial condition.  Neither the Seller nor any of its Affiliates has received any written notice of cancellation or non-renewal of any of the Insurance Policies or binders, nor, to the Knowledge of the Seller, is the termination of any of the Insurance Policies or binders threatened and none of the Seller or any of its Affiliates has received any written notice of a premium increase with respect to, or alteration of coverage under, any of the Insurance Policies nor, to the Knowledge of the Seller, is any such premium increase or alteration of coverage threatened.  There is no material Action pending under any of such policies or binders as to which coverage has been questioned, denied or disputed by the underwriters of such policies or binders.  Except as set forth in Section 5.18 of the Disclosure Letter, the Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Transferred Business.  The Seller has made available to the Buyer true, complete and correct copies of all loss-runs under the Insurance Policies since January 1, 2010.

Section 5.19

Compliance with Laws; FCPA.

(a)

The Seller has been and is in compliance with all Laws and Orders to which the Transferred Business is subject, except where the failure to comply, individually or in the aggregate, has not been and would not reasonably be expected to be material to the Transferred Business.  Except as set forth in Section 5.19(a) of the Disclosure Letter, neither the Seller nor any of its Affiliates has received written notice from any Governmental Authority that the Transferred Business is not in compliance with any applicable Law or Order except for such non-compliance as, individually or in the aggregate, has not been and would not reasonably be expected to be material to the Transferred Business.

(b)

Neither the Seller nor any of its Affiliates has ever been offered, paid, promised to pay, or authorized the payment of anything of value, including but not limited to cash, checks, wire transfers, tangible and intangible gifts, favors, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value, to (i) an executive, official, employee or agent of a Governmental Authority, (ii) a director, officer, employee, or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (e.g., the United Nations, World Bank or International Monetary Fund) (“Government Official”), in order to obtain, retain, or direct business to anyone.

(c)

Section 5.19(c) of the Disclosure Letter sets forth a list of each country in which the Business operates.  The Business (i) has been and is in material compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), as if it is subject to the FCPA, and with all anti-bribery and anti-corruption laws of those countries in which the Business operates, and (ii) has not and will not, prior to the consummation of the Contemplated Transactions, authorize, offer or make payments to any Government Official that would result in a violation of any anti-bribery or anti-corruption laws to which the Business is subject or the FCPA.

(d)

The Business has never conducted or initiated any internal investigation or made a disclosure (voluntarily or otherwise) to any Governmental Authority with respect to any alleged act or omission arising under or related to any non-compliance with any anti-bribery or anticorruption law; nor has the Business or any other Person acting on its behalf received any notice, request or citation for any actual or potential non-compliance with any such Laws.

(e)

No current manager or officer or director of the Seller or any of its Affiliates is a Government Official.

Section 5.20

Environmental Matters.  Except as set forth in Section 5.20 of the Disclosure Letter or as would not reasonably be expected to be, individually or in the aggregate, material:

(a)

No notice, notification, demand, request for information, citation, summons or Order has been delivered to, no complaint has been filed, no penalty has been assessed and no Action is pending or, to the Knowledge of the Seller, threatened by any Person to, against or concerning the Transferred Business and relating to or arising out of any Environmental Law or Environmental License.

(b)

To the Knowledge of the Seller, there are no Liabilities of or relating to the Transferred Business of any kind whatsoever, including those relating to off-site disposal of or human exposure to Hazardous Substances, arising under or relating to any Environmental Law or Environmental License, and, to the Knowledge of the Seller, there are no facts, conditions, situations or set of circumstances that could result in or be the basis for any such Liability.

(c)

The Transferred Business is and has been in compliance with all applicable Environmental Laws and has obtained and is and has been in compliance with all Environmental Licenses.  Such Environmental Licenses are valid and in full force and effect and will not be terminated or impaired or become terminable, in whole or in part, as a result of, and are freely transferable in connection with, the Contemplated Transactions.

(d)

There has been no environmental investigation, study, audit, test, review or other analysis conducted in relation to the current or prior business of the Business or any property owned, leased or operated by the Business that is in the possession or control of the Seller or any of its Affiliates that has not been delivered to the Buyer or its representatives, prior to the date hereof.

Section 5.21

Licenses.  Except as set forth in Section 5.21 of the Disclosure Letter, the Transferred Business has obtained all of the material Licenses necessary to permit the Transferred Business to own, operate, use and maintain its assets in the manner in which they are now owned, operated, used and maintained and to conduct the Transferred Business as currently conducted (the “Business Licenses”).  Each Business License is valid and in full force and effect.  There are no Actions pending or, to the Knowledge of the Seller, threatened that would reasonably to be expected to result in the termination, revocation, suspension or restriction of any Business License or the imposition of any fine, penalty, sanction or other Liability for violation of any Law or Order relating to any Business License.  Except as set forth in Section 5.21 of the Disclosure Letter, none of the Business Licenses shall be affected in any manner by the consummation of the Contemplated Transactions.  The Business Licenses are sufficient for the Buyer to carry on the Transferred Business from and after the Closing in all material respects as presently carried on by the Seller and its Affiliates, consistent with the past practice of the Seller and such Affiliates with respect to the Transferred Business.

Section 5.22

Accounts Receivable.  All of the outstanding accounts receivable shown on the Financial Statements have been valued in accordance with GAAP, consistently applied, and represent, as of the respective dates thereof, valid assets arising from sales actually made or services actually performed, in each case, in the ordinary course of business consistent with past practice.  All of the outstanding accounts receivable deemed uncollectible have been adequately reserved against on the Financial Statements in accordance with GAAP, consistently applied.  The accounts receivable created since the date of the latest Audited Balance Sheet have been created in the ordinary course of business consistent with past practice.  Since the date of the latest Audited Balance Sheet, the Seller has not canceled, or agreed to cancel, in whole or in part, any accounts receivable except in the ordinary course of business consistent with past practice.

Section 5.23

Inventory.  Except as set forth in Section 5.23 of the Disclosure Letter, all inventory reflected on the Financial Statements consists of a quality and quantity usable in the Transferred Business consistent with past practices and have been valued in accordance with the Balance Sheet Rules.  All of the inventory deemed obsolete, excessive or below-standard quality have been adequately reserved against, written off or written down to net realizable value on the Financial Statements and valued in accordance with the Balance Sheet Rules.

Section 5.24

Warranties.  Except as set forth in Section 5.24 of the Disclosure Letter, since the date of the Latest Balance Sheet all of the products manufactured, sold or delivered by the Business have conformed in all material respects with all applicable Contracts and all express and implied warranties with respect to such products, except to the extent that the Seller has adequately reserved for claims and Liabilities related to the foregoing on the Financial Statements consistent with past practice and valued in accordance with the Balance Sheet Rules.

Section 5.25

Affiliate Transactions.  Except as set forth in Section 5.25 of the Disclosure Letter and except for this Agreement and the other Transaction Documents; employment relationships and compensation, benefits, travel advances and employee loans entered into in the ordinary course of business; and other Contracts not in any way related to the Transferred Business, neither the Seller nor any of its Affiliates is a party to any agreement, arrangement, understanding or other undertaking with or for the benefit of the Seller, or any stockholder, officer, member, partner or director of the Seller or any Affiliate of the Seller.

Section 5.26

Brokers.  Except as set forth in Section 5.26 of the Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other advisory fees, costs, expenses, commissions or similar payments in connection with the Contemplated Transactions based upon any arrangements or Contract made by the Seller or any of its Affiliates.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller as of the date hereof and as of the Closing Date, but without giving effect to the Thilmany Transaction, as follows:

Section 6.1

Corporate Organization.  The Buyer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.  Each of the Parent and the Partnership has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization. The Buyer is duly licensed or qualified and in good standing as a foreign entity in all jurisdictions in which it is required to be so licensed or qualified, except where failure to be so licensed or qualified would not have a Material Adverse Effect on the ability of the Buyer to enter into the Transaction Documents or consummate the Contemplated Transactions.

Section 6.2

Due Authorization.  Each of the Buyer, the Parent and the Partnership has all requisite power and authority to execute and deliver each Transaction Document to which it is or will be a party and to consummate the Contemplated Transactions.  The execution and delivery by the Buyer of each Transaction Document to which it is or will be a party and the consummation of the Contemplated Transactions has been duly and validly authorized and approved by the sole member of the Buyer, and no other proceeding, consent or authorization on the part of the Buyer is necessary to authorize any Transaction Document to which it is or will be a party or the Contemplated Transactions.  The execution and delivery by each of the Parent and the Partnership of each Transaction Document to which it is or will be a party and the consummation of the Contemplated Transactions has been duly and validly authorized and approved, and no other proceeding, consent or authorization on the part of the Buyer is necessary to authorize any Transaction Document to which it is or will be a party or the Contemplated Transactions.  Each Transaction Document to which each of the Buyer, the Parent and Partnership is or will be a party, has been or will be duly and validly executed and delivered by the Buyer, the Parent or the Partnership, as applicable, and constitutes, or will constitute, a legal, valid and binding obligation of the Buyer, the Parent or the Partnership, as applicable, enforceable against the Buyer, the Parent or the Partnership, as applicable, in accordance with its terms, subject to the Enforceability Exceptions.

Section 6.3

No Conflict.  The execution and delivery by the Buyer of each Transaction Document to which it is or will be a party and the consummation of the Contemplated Transactions do not and will not:

(a)

breach, violate, conflict with or result in a default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach or violation of or conflict or default under, or accelerate the performance required, in each case in any material respect, or result in the termination of or give any Person the right to terminate, any material Contract to which the Buyer is a party or by which any of the Buyer’s assets are bound;

(b)

assuming compliance with the matters addressed in Section 6.4, breach, violate, conflict with or result in a default under, any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach or violation of or, conflict or default under, in each case in any material respect, any applicable material Law or Order binding upon or applicable to the Buyer;

(c)

violate or conflict with the Organizational Documents of the Buyer; or

(d)

result in the creation or imposition of any material Lien (other than as contemplated with respect to the Debt Financing, as hereinafter defined), with or without notice or lapse of time or both, on any assets of the Buyer.

Section 6.4

No Authorization or Consents Required.  Assuming the truth and completeness of the representations and warranties of the Seller contained in this Agreement, no notice to, consent, approval or authorization of or designation, declaration or filing with any Governmental Authority or other Person is required by the Buyer with respect to the Buyer’s execution or delivery of any Transaction Document to which it is in will be a party or the consummation of the Contemplated Transactions, except for (a) the applicable requirements of the HSR Act and (b) as otherwise disclosed in Section 6.4 of the Disclosure letter.

Section 6.5

Financing.  The Buyer has delivered to the Seller true and complete copies of (i) the $185,000,000 senior secured term loan facility commitment letter, dated as of April 21, 2013, between the Buyer, Goldman Sachs Bank USA and General Electric Capital Corporation and certain of its affiliates and the $75,000,000 senior secured revolving credit facility commitment letter, dated as of April 21, 2013, between the Buyer and General Electric Capital Corporation and certain of its affiliates

(together, the “Debt Financing Commitments”), pursuant to which such financial institutions have committed, subject to the terms and conditions thereof, to provide an amount, in the aggregate, equal to $260,000,000 in senior secured debt financing in connection with the Contemplated Transactions (the “Debt Financing”) and (ii) the equity commitment letter, dated as of the date hereof, between the Buyer and KPS Special Situations Fund III (AIV), L.P., an Alberta limited partnership, KPS Special Situations Fund III(A), L.P., a Cayman Islands exempted limited partnership, KPS Special Situations Fund III (Supplemental), L.P., a Delaware limited partnership, and KPS Special Situations Fund III (Supplemental – AIV), L.P., a Delaware limited partnership (each a “Sponsor” and collectively, the “Sponsors”, and such equity commitment letter, the “Equity Financing Commitments” and together with the Debt Financing Commitments, the “Financing Commitments”), pursuant to which the Sponsor has committed, subject to the terms and conditions thereof, to provide equity financing in connection with the Contemplated Transactions (the “Equity Financing” and together with the Debt Financing, the “Financing”).  Each of the Financing Commitments is in effect and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect.  The Financing Commitments constitute the legal, valid and binding obligations of the Buyer and, to the Knowledge of the Buyer, the other parties thereto.  The Buyer has fully paid any commitment fees, costs and expenses or other fees, costs and expenses to the extent required to be paid prior to the date of this Agreement pursuant to the Financing Commitments.  Upon the funding of the Financing in accordance and subject to their terms and conditions, the aggregate proceeds of the Financing (if funded), will be sufficient to satisfy the Buyer’s obligation to pay (a) the Estimated Cash Purchase Price and (b) all fees, costs and expenses incurred by the Buyer in connection with the Contemplated Transactions.  For purposes of this Agreement, “Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing, including the lead arranger or arrangers, the lender (including the initial lenders), and any of the parties to the Debt Financing Commitments and any joinder agreements or credit agreements relating thereto.

Section 6.6

Litigation.  There are no pending or, to the Knowledge of the Buyer, threatened Actions before or by any Governmental Authority against the Buyer that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Buyer to enter into and perform its obligations under any Transaction Document to which it is or will be a party.

Section 6.7

Brokers.  Except for the fees, costs and expenses set forth in Section 6.7 of the Disclosure Letter, which will be paid by the Buyer or its Affiliate at or prior to the Closing, there are no claims for brokerage, finders’ or other advisory fees, costs, expenses, commissions or other similar payments that would be payable by the Seller in connection with the transactions contemplated by this Agreement based on any Contract made by the Buyer or any of its Affiliates.

Section 6.8

Acknowledgment of Buyer.  Buyer acknowledges that the Purchased Assets do not include the Brainerd Facility, the Brokaw Facility (but do include the Brokaw Landfill), or the Seller’s corporate headquarters located at 100 Paper Place and 200 Paper Place in Mosinee, Wisconsin (collectively, the “Excluded Facilities”).

ARTICLE VII

COVENANTS

Section 7.1

Conduct of Business.  From the date of this Agreement until the Closing, the Seller shall, or cause one or more of its Affiliates to, conduct the Transferred Business in the ordinary course of business consistent with past practice, and use its reasonable efforts to: (i) preserve intact its present business organization; (ii) maintain in effect all Business Licenses; (iii) keep available the services of its directors, officers, managers and key employees; (iv) maintain good relationships with its customers, suppliers, lenders and others having material business relationships with it; (v) manage its working capital (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) in the ordinary course of business consistent with past practice; (vi) continue to pay its debts, Taxes and other obligations when due; (vii) maintain the properties and assets owned, operated or used by the Transferred Business in the same condition as they were on the date of this

Agreement, subject to reasonable wear and tear; (viii) maintain in full force and effect without modification all Insurance Policies, except as required by applicable Law; (ix)  perform all of its obligations under all Material Contracts relating to or affecting the properties, assets or business of the Transferred Business; (x) maintain its books and records in accordance with past practice; (xi) comply in all material respects with all applicable Laws; and (xii) continue to make capital expenditures consistent with those contemplated by the capital expenditure budget set forth in Section 7.1(a) of the Disclosure Letter (the “Capex Budget”).  Without limiting the generality of the foregoing, except as set forth in Section 7.1 of the Disclosure Letter and unless the Seller has obtained the written consent of the Buyer, the Seller shall not, and shall cause its Affiliates to not, in the conduct of the Transferred Business:

(a)

incur any capital expenditures or any Liabilities in respect thereof, other than (i) those contemplated by the Capex Budget and (ii) any unbudgeted capital expenditures that do not exceed Two Hundred Thousand Dollars ($200,000) individually or Three Hundred Thousand Dollars ($300,000) in the aggregate;

(b)

acquire (by merger, consolidation or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than supplies in the ordinary course of business consistent with past practice;

(c)

enter into a new line of business or abandon or discontinue any existing lines of business;

(d)

sell, lease or otherwise transfer, or create or incur any Lien (tangible or intangible) on, any Purchased Assets, other than (i) in the ordinary course of business consistent with past practice and (ii) sales of Purchased Assets with a sale price (including any related assumed Indebtedness) that does not exceed One Hundred Thousand Dollars ($100,000) individually or Five Hundred Thousand Dollars ($500,000) in the aggregate;

(e)

acquire, sell, lease, license, sublicense, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any Business Intellectual Property, or enter into any material Contract, or take any action, with respect to any Business Intellectual Property outside the ordinary course of business consistent with past practice, or do any act or knowingly omit to do any act whereby any material Business Intellectual Property may become invalidated, abandoned, unmaintained, unenforceable or dedicated to the public domain;

(f)

other than in connection with actions permitted by Section 7.1(a) and Section 7.1(b), make any loans, advances or capital contributions to, or investments in, any other Person;

(g)

incur any Liens other than Permitted Liens or Liens that will be discharged prior to the Closing at no cost to the Buyer;

(h)

adopt, establish, enter into, amend, terminate or increase the benefits under any Business Benefit Plan or other employee benefit, plan, practice, program, policy or Contract that would be a Business Benefit Plan if in effect on the date of this Agreement, in any case other than (i) as may be required by the terms of such Business Benefit Plan or other Contract, (ii) as may be required by applicable Law, (iii) as may be required by any collective bargaining agreement, (iv) as may be required in order to qualify under Sections 401 and 501 of the Code, (v) as may be required in order to comply with Section 409A of the Code, or (vi) to the extent any such amendment, termination, or increase in benefits will have no material impact on the Transferred Business or any of the Transferred Employees;

(i)

increase the compensation or benefits (including granting any bonuses, whether monetary or otherwise) of any current or former Business Employee or Business Service Provider other than as provided for in any Business Benefit Plan or written Contract in effect as of the date hereof or as required by applicable Law;

(j)

grant or increase any severance, retention, change-of-control or similar payments to any current or former Business Employee or Business Service Provider other than as provided for in any Business Benefit Plan or written Contract made available to the Buyer at least three (3) Business Days prior to the date hereof or as required by applicable Law;

(k)

negotiate the renewal or extension of or enter into any agreement or amendment providing for the renewal or extension of any of the agreements listed in Section 5.16(b) of the Disclosure Letter or enter into any new collective bargaining agreement covering the Business Employees, in each case without (i) providing the Buyer with (a) advance notice of negotiations and (b) prompt access to all material information provided or made available to the Seller or any of its Affiliates relating to the proposed renewal or extension or related negotiations and consulting, and (ii) obtaining the consent of the Buyer; provided, that the foregoing shall not limit the Seller’s “effects bargaining” as a result of the Contemplated Transactions (which shall be subject, however, to Section 9.14, and Section 10.9);

(l)

extend credit or renew or forgive a previously existing extension of credit (either directly or indirectly) for the benefit of any current or former director, officer, employee or consultant of the Business;

(m)

enter into any Contract that limits or otherwise restricts in any material respect the Business or any successor thereto or that would reasonably be expected, after the Closing, to limit or restrict in any material respect the Buyer or any of its Affiliates, from engaging or competing in any line of business, in any location or with any Person (other than this Agreement);

(n)

enter into, amend or modify in any material respect or terminate any Material Contract or IP License, in each case other than in the ordinary course of business consistent with past practice, or otherwise waive, release or assign any material rights, claims or benefits thereto of the Business;

(o)

change any methods of accounting, except as required by changes in GAAP as agreed to by the Seller’s independent public accountants;

(p)

settle (i) any material Action relating to the Transferred Business or (ii) any Action that relates to the Contemplated Transactions; or

(q)

agree, commit or offer to do, any of the foregoing, or fail to perform any action that would result in any of the foregoing.

Section 7.2

Access to Information.  From the date of this Agreement until the Closing Date, the Seller shall, and shall cause its Affiliates to, (a) give the Buyer, its counsel, advisors, potential sources of financing, auditors and other representatives reasonable access to the offices, properties, assets, employees, counsel, advisors and books and records of the Business; (b) furnish to the Buyer, its counsel, advisors, potential sources of financing, auditors and other representatives such information relating to the Business as may be reasonably requested; and (c) instruct the employees, counsel, accountants and other advisors and representatives of the Business to cooperate with the Buyer in its investigation of the Business.  Any information provided pursuant to this Section 7.2 shall be subject to the terms of the Confidentiality Agreement, dated as of October 26, 2012, by and among KPS Capital Partners, LP, the Seller and Packaging Dynamics Corporation (the “Confidentiality Agreement”).  The Confidentiality Agreement shall terminate automatically, without any action by any party, upon the Closing. From the date hereof until the Closing Date, the Confidentiality Agreement shall remain in effect subject to the permitted communications set forth in Section 7.5.

Section 7.3

Confidentiality.  For a period of five (5) years commencing on the Closing Date, the Seller shall hold, and shall cause its Affiliates to hold, and the Seller shall use its reasonable efforts to cause its Affiliates’ officers, directors, employees, managers, representatives, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by Order or Law, all confidential documents and information concerning the Transferred Business, except to the extent that such information can be shown by the Seller to have been (a) previously known on a non-confidential basis by the Seller; (b) in the public domain through no fault of the Seller or its Affiliates or (c) later lawfully acquired by the Seller from sources other than those related to their prior ownership of the Business.  If the Seller or any of its Affiliates or representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Seller shall promptly notify the Buyer in writing and shall disclose only that portion of such information which the Seller is advised by its counsel in writing is legally required to be disclosed; provided that, the Seller shall use reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 7.4

Non-Competition; Non-Solicitation.

(a)

In order for the Buyer to have and enjoy the full benefit of the Business, and as a material inducement to the Buyer to enter into this Agreement and the other Transaction Documents (without such inducement the Buyer would not have entered into this Agreement);

(i)

the Seller shall not, directly or indirectly (whether by itself, through an Affiliate, in partnership or conjunction with, or as an employee, officer, director, manager, member, owner, consultant or agent of, any other Person) and shall cause its controlled Affiliates to not, for a period of five (5) years commencing on the Closing Date, undertake, participate or carry on or be engaged or have any financial or other interest in, or in any other manner advise or assist any other Person in connection with the operation of, a Restricted Business anywhere in the world; provided, however, that the Seller and its Affiliates shall not be restricted from acquiring any business that does not, and whose Subsidiaries do not, individually or in the aggregate, derive greater than 5% of its revenue from a Restricted Business;

(ii)

the Seller shall not, directly or indirectly (whether by itself, through any Affiliate, in partnership or conjunction with, or as an employee, officer, director, manager, member, owner, consultant or agent of, any other Person) and shall cause its controlled Affiliates to not, for a period of five (5) years commencing on the Closing Date, hire, solicit, entice, encourage or intentionally influence, or attempt to hire, solicit, entice, encourage or influence, any employee of the Buyer or any of its Affiliates to resign or leave the employ of the Buyer or any of its Affiliates;

(iii)

the Seller shall not, directly or indirectly (whether by itself, through an Affiliate, in partnership or conjunction with, or as an employee, officer, director, manager, member, owner, consultant or agent of, any other Person) and shall cause its controlled Affiliates to not, for a period of five (5) years commencing on the Closing Date, solicit, entice, encourage or influence, or attempt to solicit, entice, encourage or influence, any customer of the Buyer, the Business or any of its Affiliates (including any Person who has been a customer of the Business at any time during the period of 12 months before the Closing) to alter, reduce or terminate its business relationship with the Buyer or any of its Affiliates for the direct or indirect benefit of any Restricted Business; and

(iv)

the Seller shall not, directly or indirectly (whether by itself, through an Affiliate, in partnership or conjunction with, or as an employee, officer, director, manager, member, owner, consultant or agent of, any other Person) and shall cause its controlled Affiliates to not, for a period of five (5) years commencing on the Closing Date, use any of the machinery, equipment or other assets located at the Brainerd Facility as of the Closing other than the Transferred Brainerd Assets (the “Non-Transferred Brainerd Assets”) in a manner that competes with the Buyer or any of its Affiliates.  The Seller expressly covenants and agrees that, with respect to any transfer (in whole or in part) of the Non-Transferred Brainerd Assets during the period commencing on the date hereof and ending on the five year anniversary of the Closing Date to any Person other than the Buyer and/or any of its Affiliates and its and their respective successors, assigns and transferees (each, a “Subsequent Asset Purchaser”), the Seller shall cause such Subsequent Asset Purchaser to agree in a written agreement reasonably satisfactory to, and expressly enforceable by, the Buyer and/or its Affiliates and its and their respective successors, assigns and transferees, as a condition precedent to the transfer of the applicable assets to such Subsequent Asset Purchaser, that for a period commencing on the date of such transfer and ending on the five year anniversary of the Closing Date, such Subsequent Asset Purchaser shall not, directly or indirectly (whether by itself, through an Affiliate, in partnership or conjunction with, or as an employee, officer, director, manager, member, owner, consultant or agent of, any other Person) and shall cause its Affiliates to not, use any of such Non-Transferred Brainerd Assets in a manner that is competitive with the business of the Buyer and/or any of its Affiliates and its and their respective successors, assigns and transferees.

(b)

Notwithstanding Section 7.4(a), none of the following activities shall constitute a violation of Section 7.4(a): (i) the advertisement of job openings by use of newspapers, magazines, the internet and other media not directed at individual prospective employees, consultants, or independent contractors; (ii) the solicitation or hire of any Transferred Employee whose employment has been terminated by the Buyer after the Closing Date; provided, that any such terminated Transferred Employee was not terminated by the Buyer due to any action or inaction constituting cause (such as gross misconduct, material violations of the policies of the Buyer and its Affiliates, or willful failure to perform the employee’s duties and responsibilities); or (iii) holding less than 5% of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in a Restricted Business.

(c)

Notwithstanding Section 7.4(a)(i) and Section 7.4(a)(iii), in the event of a Change of Control or sale of all or substantially all of the assets of the Seller or the Seller Parent to a Person who is (i) not an Affiliate of the Seller Parent and (ii) engaged in the Restricted Business prior such acquisition, nothing shall prevent such Person from engaging in the activities described in Section 7.4(a)(i) and Section 7.4(a)(iii) following such acquisition.

(d)

Notwithstanding anything to the contrary set forth herein (including Section 13.10), in the event of a breach of any of the provisions of Section 7.4(a) (the “Restrictive Covenants”):

(i)

the Buyer and its Affiliates shall have the right and remedy, without regard to any other available remedy, to (A) have the Restrictive Covenants specifically enforced by any court of competent jurisdiction and (B) have issued an injunction restraining any such breach without posting of a bond; it being understood that any breach of any of the Restrictive Covenants would cause irreparable and material Loss to the Buyer and its Affiliates, the amount of which cannot be readily determined and as to which neither Buyer nor any of its Affiliates will have any adequate remedy at law or in damages;

(ii)

it is the desire and intent of the parties hereto that the Restrictive Covenants be enforced to the fullest extent permissible under the Laws, Orders and public policies applied in each jurisdiction in which enforcement is sought and if any Restrictive Covenant shall be adjudicated finally to be invalid or unenforceable, such Restrictive Covenant shall be deemed amended to the extent necessary in order that such provision be valid and enforceable, the remainder of such Restrictive Covenant shall not thereby be affected and shall be given full effect without regard to invalid portions and such amendment shall apply only with respect to the operation of the Restrictive Covenant in the particular jurisdiction in which such adjudication is made; and

(iii)

the parties acknowledge and agree that the Restrictive Covenants are necessary for the protection and preservation of the value and the goodwill of the Business and the Buyer’s businesses and are reasonable and valid in geographical and temporal scope and in all other respects.

Section 7.5

Public Announcements.  No party hereto and none of their respective Affiliates will issue or cause the publication of any press release or other public announcement with respect to any of the Transaction Documents or the Contemplated Transactions without the prior written consent of the other parties hereto; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure is permitted pursuant to the terms of the Confidentiality Agreement or is required by Law or Order, upon advice of counsel, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance or publication; provided, further, that the foregoing shall not restrict communications between the Buyer and its Affiliates and their respective investors and potential investors in the ordinary course of business consistent with past practice.

Section 7.6

Filings and Authorizations; Consummation.  Prior to the Closing Date, the Seller and the Buyer shall use their respective commercially reasonable efforts to obtain, or cause their respective Affiliates to obtain, the authorizations, consents, Orders and approvals necessary for the execution and delivery of, and the performance of their respective obligations pursuant to each Transaction Document.  The parties have previously filed a Pre-Merger Notification and Report Form under the HSR Act with respect to the Contemplated Transactions. Each party hereto agrees to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act.  The Seller and the Buyer shall use their respective commercially reasonable efforts to obtain such other approvals of, and take such action with respect to, any Governmental Authority, as may be necessary to consummate the Contemplated Transactions; except that, notwithstanding anything to the contrary, in no event shall the Buyer or any of its Affiliates be required to (a) commence or threaten to commence litigation; (b) agree to hold separate, divest, license or cause a third party to purchase, any of the assets or businesses of the Buyer or any of its Affiliates; (c) make any payment in excess of usual and customary filing fees or (d) otherwise agree to any restrictions on the businesses of the Buyer or any of its Affiliates in connection with avoiding or eliminating any restrictions to the consummation of the Contemplated Transactions under any applicable Law or Order.  The parties hereto shall coordinate and cooperate with one another in exchanging and providing such information to each other and in making the filings and requests referred to in this Section 7.6.  The parties hereto shall use commercially reasonable efforts to supply such reasonable assistance as may be reasonably requested by any other party hereto in connection with the foregoing.  Notwithstanding anything in this Agreement to the contrary, with respect to the matters covered in this Section 7.6, it is agreed that the Buyer, after consulting with the Seller and considering the Seller’s views in good faith, shall make all decisions, lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from, any Governmental Authority, including determining the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, or proceedings or other actions challenging, the consummation of the Contemplated Transactions.  At the Buyer’s request, the Seller agrees to take all actions that the Buyer reasonably deems prudent in order to obtain any actions, consents, undertakings, approvals or waivers by or from any Governmental Authority for or in connection with, and to assist the Buyer in litigating or otherwise contesting any objections to or proceedings or other actions challenging, the consummation of the Contemplated Transactions.  The Seller shall not, and shall cause its Affiliates to not, permit any of their respective representatives to participate in any meeting with any Governmental Authority in respect of any filings, investigation, proceeding or other matters related to this Agreement or the Contemplated Transactions unless the Seller consults with the Buyer in advance and, to the extent permitted by such Governmental Authority, gives the Buyer the opportunity to attend and lead the discussions at such meeting.

Section 7.7

Exclusivity.

(a)

Until the earlier of the Closing and such time as this Agreement is terminated in accordance with ARTICLE XI, except for the Contemplated Transactions, the Seller shall not, and shall cause its and its Affiliates’ respective directors, officers, stockholders, members, employees, partners, agents and other representatives not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action that facilitates, any offer, inquiry or proposal concerning any business combination involving, a recapitalization of, or acquisition of a substantial portion of the assets of, or any equity or debt investment in, the Business or any other similar material corporate transaction, the consummation of which could reasonably be expected to impede, interfere with or delay the Contemplated Transactions (collectively, “Alternative Transactions”); (ii) enter into any agreement, agreement in principal or other commitment (whether or not legally binding) relating to any Alternative Transaction; or (iii) participate in or continue any discussion or negotiation with any person entity or group, or provide information to the same, concerning any Alternative Transaction.  From and after the date hereof until the Closing Date, the Seller and its Affiliates shall immediately advise Buyer orally and in writing of (a) any request for information in connection with any Alternative Transaction and (b) any Alternative Transaction (or proposed Alternative Transaction), and the material terms and conditions of such request or Alternative Transaction (or proposed Alternative Transaction).  The Seller and its Affiliates shall keep the Buyer reasonably informed of the status and details (including amendments or proposed amendments) of any such request or any Alternative Transaction (or proposed Alternative Transaction). For the avoidance of doubt, nothing in this Section 7.7 shall preclude the Seller from providing to its service providers information provided to such entities in the ordinary course of business; it being understood that such information shall not concern any Alternative Transactions.  In addition, this Section 7.7 shall not apply to any sale of the Brainerd Facility by the Seller or any of the Seller’s Affiliates, provided that any such sale complies with the provisions of Section 7.14 of this Agreement.

(b)

Notwithstanding the limitations set forth in Section 7.7(a) above, if, after the date of this Agreement, the Seller Parent Board receives a written unsolicited bona fide proposal for a transaction (i) involving solely assets unrelated to the Transferred Business or a merger of the Seller Parent and (ii) such transaction is consistent with the Seller’s and Seller Parent’s obligations under this Agreement (a “Compatible Transaction”), then Seller and the Seller Parent may: (A) furnish nonpublic information to the third party making the proposal for a Compatible Transaction; and (B) engage in discussions or negotiations with the third party with respect to such proposal for a Compatible Transaction.

Section 7.8

Buyer Financing.

(a)

The Buyer shall use its commercially reasonable efforts to arrange and obtain the Debt Financing on terms and conditions acceptable to the Buyer, including commercially reasonable efforts to (i) satisfy all conditions applicable to the Buyer obtaining the Debt Financing and (ii) enter into definitive agreements with respect to the Debt Financing; provided, however, that neither this Section 7.8 nor any other provision herein shall be construed to require the Buyer or any of its Affiliates to commence or prosecute any action, litigation, claim, arbitration or other proceeding, at law or in equity, against any other parties to the debt commitment letter in order to consummate the Debt Financing.  The Buyer shall keep the Seller reasonably informed upon request of the Seller of material developments with respect to its efforts to arrange the Debt Financing.

(b)

The Seller shall and shall cause its Affiliates and their respective representatives to, provide such cooperation (including with respect to timeliness) in connection with the arrangement of the Debt Financing as may be reasonably requested by the Buyer, including (i) providing to the Buyer from time to time information regarding the Business and its industry reasonably requested by the lenders providing the Debt Financing and assisting with identification of any portion of such information that constitutes material non-public information and using commercially reasonable efforts to update any such information to the extent contained in an offering document if the Seller or one of its Affiliates becomes aware of any new material information, (ii) ensuring that the sources for the Debt Financing benefit materially from the existing lending and investment banking relationships of the Business, including, without limitation, facilitating and promoting negotiations between the Buyer with the existing senior lenders to the Business, participating in meetings, presentations, road shows, due diligence sessions with prospective lenders and sessions with rating agencies, (iii) ensuring that there will not be any competing issues of debt securities or commercial bank or other credit facilities of the Business (other than the Debt Financing) being offered, placed or arranged that would materially impair the offering or syndication of the Debt Financing, (iv) assisting with the preparation of materials for rating agency presentations, offering documents, business projections and similar marketing documents required in connection with the Debt Financing, (v) as promptly as practicable, furnishing the Buyer and its Debt

Financing sources information reasonably requested by any of them, (vi) permitting the prospective lenders to evaluate the Business’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and establishing bank and other accounts in connection with the foregoing, (vii) promptly providing quarterly and monthly financial statements (excluding footnotes) to the extent available and prepared by the Business in the ordinary course of business, (viii) using commercially reasonable efforts to obtain (A) corporate, credit and facility ratings from rating agencies, (B) consents and waivers and legal opinions, and (C) other documentation and items contemplated by the Debt Financing documents or any definitive document relating to the Debt Financing as reasonably requested by the Buyer, (ix) assisting in satisfying the conditions precedent set forth in the Debt Financing documents or any definitive document relating to the financing (to the extent the satisfaction of such condition requires the cooperation of, and is within the control of, the Seller or one of its Affiliates), (x) executing and delivering, as of the Closing Date, any pledge and security documents, other definitive financing documents, or other certificates or documents contemplated by the Debt Financing documents and hedging agreements as may be reasonably requested by the Buyer (including a certificate of the chief financial officer of the Seller with respect to financial matters for purposes of certifications with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the Debt Financing) and otherwise reasonably facilitating the pledging of collateral (including obtaining payoff letters, releases, terminations, waivers, consents, estoppels and approvals as may be required in connection therewith) contemplated by the Debt Financing, and (xi) as of the Closing Date, taking all corporate actions necessary to authorize the consummation of the Debt Financing.  In connection with the offering materials related to the syndication of the Debt Financing, the Seller hereby consents to the use of its logos, trademarks and service marks.

Section 7.9

Further Assurances.  From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with ARTICLE XI, each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and of each Transaction Document and the Contemplated Transactions.  Each party shall, on or prior to the Closing Date, use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Contemplated Transactions including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Contemplated Transactions.

Section 7.10

Transfer of Assets.  Except for the Contemplated Transactions, from the date hereof until the Closing Date, the Seller agrees that it shall not, and shall cause its Affiliate to not, transfer beneficial or record ownership of any of the Purchased Assets to any Person other than the Buyer and its Affiliates.

Section 7.11

Termination of Affiliate Transactions.  On or before the Closing Date, all Liabilities relating to the Transferred Business between the Seller, on the one hand, and one or more of its Affiliates, on the other hand, including any and all Contracts (other than any Transaction Document) between the Seller, on the one hand, and one or more of its Affiliates, on the other hand, shall be terminated in full, without any Liability to the Buyer or any of its Affiliates following the Closing.

Section 7.12

Assignment.  The Seller shall, and shall cause its Affiliates to, assign to the Buyer, effective at Closing, any and all confidentiality agreements, non-disclosure agreements and other similar agreements entered into in respect of the Contemplated Transactions (collectively, the “Confidentiality Undertakings”).

Section 7.13

Real Estate Matters.

(a)

On or before the Closing Date, the Seller shall, and shall cause its Affiliates to, provide the Buyer with affidavits (including, without limitation, title affidavits), indemnities and other documents in customary form, as reasonably required by the Buyer’s title insurer to induce such insurer to issue owner’s policies of title insurance in the ALTA form for the Owned Real Properties or any portion thereof, in each case insuring good and marketable fee simple title to the applicable Owned Real Property, subject only to Permitted Liens and containing or accompanied by such affirmative insurance and endorsements as the Buyer shall reasonably request.  The Seller shall, and shall cause its Affiliates to, assist and cooperate with the Buyer to obtain such owner’s title insurance policies for the Owned Real Properties.

(b)

The Seller shall, and shall cause its Affiliates to, assist and cooperate with the Buyer to obtain a current survey of each separate site or location of the Owned Real Property, in each case prepared in form satisfactory to the Buyer’s title insurance company in accordance with standards applicable to registered and licensed land surveyors making surveys in the states in which such Owned Real Property are located.  Any such survey(s) shall be obtained by Buyer at Buyer’s expense.

(c)

For the avoidance of doubt, at Closing, the Seller shall also transfer and deliver, or cause to be transferred and delivered, to the Buyer, the Mosinee FERC Project Lands and the Rhinelander FERC Project Lands, in accordance with all applicable Laws and Orders.

Section 7.14

Transferred Brainerd Assets.  The Seller shall transfer, or cause to be transferred, all of the Transferred Brainerd Assets from the Brainerd Facility to the Mosinee Facility or such other location as the Buyer may designate and shall transfer, or shall cause to be transferred, the manufacture of the paper grades set forth in Section 7.14 of the Disclosure Letter to the Mosinee Facility, in each case, in a manner satisfactory to the Buyer.

Section 7.15

Employment Matters.

(a)

The Seller shall promptly update the information required to be provided under Section 5.15 hereof to reflect any and all employment or service hirings or terminations occurring prior to the Closing Date, with the final such update to occur no later than five (5) Business Days prior to the Closing Date (it being understood that the Seller will inform the Buyer in writing of the termination of employment or services of a Business Employee or Business Service Provider following the date hereof).

(b)

The Seller shall provide the Buyer, upon execution of this Agreement, with access to the Business Employees at times and in a manner reasonably acceptable to the Seller, and with information reasonably requested by the Buyer with respect to compensation and benefits of the Business Employees.  The Buyer or one of its Affiliates shall offer employment to all Business Employees (the “Offered Employees”).  Subject to the second to last sentence of paragraph (c), below, all Offered Employees who (A) accept the offer of employment from Buyer or one of its Affiliates and (B) commence employment with the Buyer or one of its Affiliates as of immediately following the Closing shall be referred to herein as the “Transferred Employees.”  Unless a written acceptance of an offer of employment is required by applicable Law, an Offered Employee who is actively at work with the Buyer or one of its Affiliate as of the Closing Date and continues employment shall be deemed to have accepted the offer of employment from Buyer or one of its Affiliates, unless such Offered Employee specifically declines such offer of employment.  The Seller shall make available to the Buyer the services of certain non-Business Employees for a period of time following the Closing Date as set forth in the Transition Services Agreement.

(c)

The employment of each Transferred Employee with the Buyer or one of its Affiliates shall commence immediately upon the Closing and shall be deemed, for all purposes, consistent with applicable Law and except for purposes of Business Benefit Plans and as otherwise expressly provided herein, to have occurred with no interruption or break in service and no termination of employment; provided, however, that any Inactive Employee shall not be considered a Transferred Employee unless and until such Inactive Employee returns to active status pursuant to the following sentence, and notwithstanding anything herein to the contrary, the Buyer and its Affiliates shall only be responsible for Liabilities relating to the Inactive Employee from and after the date such Inactive Employee becomes a Transferred Employee.  The employment of any Inactive Employee with the Buyer or one of its Affiliates, as applicable, shall be effective upon his or her return to active work with the Buyer, provided that the Inactive Employee reports to work with the Buyer or one of its Affiliates, as applicable, within fifteen (15) days after the end of any such approved leave and in no event later than one hundred eighty (180) days following the Closing Date, or such longer period if required by applicable Law, and, as of such date, such Inactive Employee shall be a Transferred Employee.  Each Transferred Employee shall be hired on an “at will” basis unless otherwise agreed by the Buyer or is otherwise inconsistent with any collective bargaining agreement entered into by the Buyer with the recognized or certified bargaining representatives of the Transferred Employees.

(d)

The Seller shall terminate, or shall cause to be terminated, the employment of all Transferred Employees effective as of the Closing or, with respect to any Inactive Employee who becomes a Transferred Employee after the Closing Date in accordance with Section 7.15(c), upon the earlier of (i) their return to active work with the Buyer or one of its Affiliates, as applicable, (ii) fifteen (15) days after the end of the Inactive Employee’s approved leave with the Seller, or (iii) one hundred eighty (180) days following the Closing Date.  The Seller shall maintain each Inactive Employee’s participation in the Business Benefit Plans in accordance with the terms of such plans as presently in effect or as otherwise required by applicable Law.  Subject to, and effective as of, the Closing, the Seller hereby waives and releases each of the Transferred Employees from any and all contractual, common law or other restrictions enforceable by the Seller and its Affiliates on the employment, activities or other conduct of such individuals after their termination of employment with Seller except with respect to obligations related to confidentiality and trade secrets.  Prior to the Closing Date, and to the extent necessary to implement this sentence, the Seller shall cause to be taken all actions as may be reasonably required to amend any Benefit Plan and take or cause to be taken all other action as may be reasonably required to provide that severance or separation payments shall not be payable to any Transferred Employee on account of such employee’s termination of employment with the Seller and its Affiliates.  With respect to the Wausau Paper Corp. Savings and Investment Plan, the Closing of the Contemplated Transactions shall be deemed a distribution event by the administrator of such plan.

(e)

Pursuant to the “Standard Procedure” provided in Section 4 of Revenue Procedure 2004-53, 2004-2 C.B. 320, (i) the Buyer and the Seller shall report on a predecessor/successor basis as set forth therein, (ii) the Seller will not be relieved from filing a Form W-2 with respect to any Transferred Employees, and (iii) the Buyer will undertake to file (or cause to be filed) a Form W-2 for each such Transferred Employee with respect to the portion of the year during which such Transferred Employees are employed by Buyer that includes the Closing Date, excluding the portion of such year that such Transferred Employee was employed by the Seller and its Affiliates.

(f)

Effective immediately prior to the Closing (or effective as of immediately prior to the transfer date set forth in Section 7.15(c) with respect to any Inactive Employee), the Seller shall take all actions necessary with respect to Seller Benefit Plans in order to avoid any actual or contingent liability to the Transferred Business, the Buyer and its Affiliates with respect to Transferred Employees’ participation, or withdrawal from participation, in any such plans.

(g)

The Buyer or the Buyer’s employee benefit plans shall be responsible for all health and welfare claims incurred after the Closing Date by the Transferred Employees and their eligible dependents.  Buyer will use its commercially reasonable efforts to put in place its health and welfare plans promptly after the date hereof but shall have the right to defer the Closing Date in order to implement such plans if despite such efforts such plans are not in place by the time the Closing Date would have otherwise occurred.  The Seller, its Affiliates and/or the Seller Benefit Plans shall be responsible for all health and welfare claims incurred on or prior to the Closing Date by the Transferred Employees and their eligible dependents, provided that such claims are submitted within the timeframes required by the respective plans.  For this purpose, claims for health benefits shall be considered to be incurred when the services related to such claims were provided, and such claims for other welfare benefits shall be considered to be incurred when the date of disability, injury or loss, as applicable, occurred.

(h)

The Buyer shall be responsible for all workers’ compensation claims relating to any Transferred Employees if the incident or alleged incident giving rise to the claim occurred after the Closing Date.  The Seller and its Affiliates shall be responsible for all workers’ compensation claims relating to any Transferred Employees if the incident or alleged incident giving rise to the claim occurred prior to the Closing Date.

(i)

The Seller shall pay, or cause to be paid, to the Transferred Employees any Pre-2012 Accrued Vacation due as of the last day of such Transferred Employee’s employment with the Seller or its applicable Affiliates under the applicable vacation or paid time-off policy of the Seller or its applicable Affiliate.  Buyer shall honor any Accrued Vacation of any Transferred Employee in accordance with the applicable vacation policy of the Seller or any of its Affiliates (as in effect immediately prior to the Closing Date) and consistent with the Seller’s or such Affiliate’s past practice; provided, however, that no Transferred Employee shall be allowed to carry forward any unused vacation time beyond calendar year 2013 unless allowed under the Buyer’s vacation policy.

(j)

Effective as of the Closing Date, the Seller shall, or shall cause, each Transferred Employee who was participating immediately prior to the Closing Date in any qualified pension or savings plan or other defined benefit or defined contribution plan of the Seller or any of its Affiliates to be fully vested in his or her account as accrued as of the Closing Date, if and to the extent not yet fully vested.

(k)

With respect to any Transferred Employee who is rehired by the Seller or an Affiliate of the Seller after being terminated by the Buyer (as permitted by Section 7.4(b)), the Buyer hereby waives and releases each such Transferred Employee from any and all contractual, common law, or other restrictions enforceable by the Buyer on the employment, activities, or other conduct of such individuals after their termination of employment with the Buyer, except with respect to obligations related to confidentiality and trade secrets.

(l)

Effective as of the Closing, Buyer shall establish flexible spending accounts for health and dependent care expenses, and shall credit such accounts with the amount credited as of the Closing Date under Seller Parent’s flexible benefits plan with respect to Transferred Employees (“Seller’s Cafeteria Plan”) to Buyer’s flexible benefit plan.  As soon as practicable after the Closing Date, (i) Seller shall pay to Buyer in cash the amount, if any, by which aggregate contributions made to accounts under Seller’s Cafeteria Plan since the first day of the current plan year exceeded the aggregate benefits provided as of the Closing Date, or (ii) Buyer shall pay to Seller in cash the amount, if any, by which aggregate benefits provided from accounts under Seller’s Cafeteria Plan for the current plan year exceeded the aggregate contributions made from the first day of the current plan year through the Closing Date.

(m)

Seller Parent will amend its retiree health plan to treat the termination of a Business Employee’s employment with Seller at the Closing as a “retirement” for purposes of the retiree health plan; provided, further, that, with respect to any Business Employee covered by a collective bargaining agreement, the foregoing obligation shall be required only to the extent provided for in the applicable collective bargaining agreement.

(n)

With respect to any employee benefit plan maintained by the Buyer or an Affiliate of Buyer for the benefit of any Transferred Employee, effective as of the Closing Date (or the transfer date set forth in Section 7.15(c) with respect to any Inactive Employee), Buyer shall, or shall cause its Affiliate to, recognize all service of the Transferred Employees with Seller and its Affiliates immediately prior to the Closing Date (or the transfer date set forth in Section 7.15(c) with respect to any Inactive Employee), as if such service were with Buyer, for vesting, eligibility, and accrual purposes (but not for benefit accruals under any defined benefit pension plan, any retiree medical or other post-retirement welfare plan or benefits); provided, however, that such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Business Benefit Plan.  Notwithstanding the foregoing, if a medical charge is billed on a diagnostic related group (DRG) pricing basis for continuous treatment of a medical condition that commenced prior to the Closing Date and continued through or after the Closing Date, such charge will be prorated between the Seller and the Buyer based on the total amount of time of such continuous treatment for which the DRG charge is made.

(o)

The Seller and its Affiliates shall be liable for any Liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees, costs and expenses) relating to or arising from any Retained Employee Liabilities.

(p)

The parties agree that neither the Buyer nor any of its Affiliates is a successor employer, by contract or otherwise, to any collective bargaining agreement covering Business Employees (or any predecessor agreements). Further, the Buyer and its Affiliates are specifically not adopting, succeeding to, continuing to maintain, and are not responsible for and not obligated to fund or provide, any defined benefit pension plan, any 401(k) retirement saving plan, any active health plan, any retiree health plan, any health reimbursement arrangement or any other plan or benefit which was provided or available under any collective bargaining agreement covering Business Employees (or any predecessor agreements).

(q)

The Seller shall use commercially reasonable efforts to eliminate, prior to the Closing, all outstanding grievances from unions covering the Business Employees and from employees represented by such unions or in connection with any other union organization efforts, and shall consult with the Buyer and inform the Buyer of any status updates respecting same.

(r)

Unless the Seller’s, Seller Parent’s, or Wausau Paper Corp. Employee Benefits Committee’s use and disclosure of the information requested by the Buyer would be prohibited or restricted by the Health Insurance Portability and Accountability Act of 1996, as amended, or any other applicable privacy laws, prior to the Closing, the Seller Parent and the Seller shall provide, or cause to be provided to the Buyer, on a timely basis, all pertinent and requisite information reasonably requested by Buyer to effect the transactions contemplated by this Section 7.15 and to facilitate the transition of employment of the Transferred Employees with the Buyer, including, without limitation, any information and/or commercially reasonable access to the Transferred Employees required by the Buyer to establish a deferred compensation plan intended to be qualified under Sections 401(a) and 501(a) of the Code for the benefit of the Transferred Employees.

(s)

Nothing herein, express or implied, shall confer upon any confer upon any other Persons (including any current or former employee of the Seller, the Buyer or any of their respective Affiliates) any rights or remedies hereunder, including any right to employment or continued employment for any specified period or continued participation in any Business Benefit Plan or other Benefit Plan, or any nature or kind whatsoever under or by reason of this Agreement.  Nothing herein restricts or precludes the right of the Buyer to terminate the employment of any Transferred Employee.  The Buyer and the Seller agree that the provisions contained herein are not intended to be for the benefit of or otherwise be enforceable by, any third party, including any current or former employee of the Seller or its Affiliates.

Section 7.16

Insurance Matters.  With respect to any event that occurs on or before the Closing Date that gives rise to a claim or claims under any policy or policies of insurance listed, or required to be listed, in Section 5.18 of the Disclosure Letter (an “Insurance Claim”), the Seller shall cooperate or cause its Affiliates to cooperate in a commercially reasonable manner in the making of any such Insurance Claim under any of the applicable Insurance Policies.  The Seller shall, upon the written request of the Buyer, provide to the Buyer following the Closing Date, true, complete and correct copies of all loss-runs under any insurance policies maintained by the Seller or any of its Affiliates which relate to the assets, business, operations, employees, officers and managers of the Transferred Business.

Section 7.17

Transition Team.  Promptly following the date hereof, and until the Closing, the Seller shall designate a team of appropriate personnel (a “Transition Team”) to assist the Buyer in connection with the Buyer’s efforts to implement the purchase of the Purchased Assets by Buyer and the operation of the Transferred Business by the Buyer after the Closing.  The Seller shall cause the Transition Team to (x) meet with the Buyer and its representatives during regular business hours at such times as the Buyer or its representatives may reasonably request and (y) provide such information and reasonable assistance to the Buyer and its representatives as the Buyer and its representatives may reasonably request in connection with the foregoing, including with respect to:

(a)

planning and implementing all steps necessary for the efficient purchase of the Purchased Assets by the Buyer and the operation of the Transferred Business by the Buyer after the Closing;

(b)

planning and implementing efficient processes with respect to information technology necessary for the efficient operation of the Transferred Business by the Buyer after the Closing;

(c)

the Buyer hiring necessary personnel for operation of the Transferred Business following the Closing;

(d)

Buyer obtaining policies or binders of insurance covering the Transferred Business effective as of the Closing; and

(e)

such other transition matters as the Buyer may reasonably request.

The Buyer agrees, on behalf of itself and its Affiliates, representatives, agents, and any other Persons acting on behalf the Buyer, to coordinate all requests for information (including without limitation requests for information under Section 7.15 of this Agreement), from and after the date hereof, through one or more members of the Transition Team.

Section 7.18

Continuing Disclosure.

(a)

 Subject to, and without limiting the provisions of, Section 7.1, the Seller may, in its sole discretion, deliver to the Buyer or its representatives, not fewer than five (5) Business Days prior to the Closing Date, a written notice setting forth in reasonable detail any action taken during the period commencing on the date hereof and ending on the date that such notice is delivered to the Buyer that is permitted under Section 7.1, which, if not disclosed, would cause any of the representations and warranties set forth in Sections 5.10, 5.12(b),  5.12(c), 5.13(b), 5.13(c) and 5.18, to fail to be true and correct as of the Closing Date.

(b)

Unless (i) the Buyer has the right to terminate this Agreement pursuant to Section 11.1(b) by reason of any development disclosed to the Buyer pursuant to Section 7.18(a), and (ii) the Buyer elects, in its sole discretion, to exercise such termination right prior to the Closing, then the written notice delivered to the Buyer pursuant to Section 7.18(a) shall be deemed to have amended any applicable Section of the Disclosure Letter, to have qualified the representations and warranties set forth in Sections 5.10, 5.12(b),  5.12(c), 5.13(b), 5.13(c), and 5.18, as applicable, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such development.

(c)

For the avoidance of doubt, this Section 7.18 (including the provisions of Section 7.18(b)) shall not apply to any development disclosed in any notice delivered to the Buyer pursuant to Section 7.18(a) that is prohibited by, or would otherwise result in the breach of, the provision set forth in Section 7.1.

(d)

If the Seller notifies the Buyer in writing at least five (5) Business Days prior to the Closing (except in case that the breach referred to in this sentence occurred after such time, in which case, promptly after such breach but prior to the Closing), (i) that the Seller Parent or the Seller has breached any representation or warranty in this Agreement by reason of an event occurring after the date hereof, (ii) such notice includes a reasonably detailed description of such breach, (iii) the Seller acknowledges in such notice that by reason of such breach it will be unable to satisfy its conditions to Closing and therefore the Buyer has a right to terminate the Agreement, and (iv) the Buyer thereafter elects to waive such condition(s), then the Buyer shall not be entitled to any right to indemnification, payment of Losses or other remedies under this Agreement to the extent that any such right or payment is based on any such breach.

Section 7.19

IT Matters.  The Seller shall deliver a copy of a test plan satisfactory to the Buyer of the cloned (mirrored) information technology environment that the Buyer will use to operate its business after the Closing.  At least 15 days prior to the Closing, the Seller will provide evidence that such test plan has been fully executed and all processes are operating properly, in all material respects, on a sustainable basis so that the Buyer can operate the Transferred Business substantially consistent with past practice, assuming that, except for matters covered in the Transition Services Agreement, the Buyer has obtained valid licenses (whether through an approved assignment or otherwise) for any third party software that is included within the definition of Multi-Business Intellectual Property and is necessary for the conduct of the Transferred Business following the Closing Date.

Section 7.20

Supply Agreement.  The Seller shall cause the supply agreement with  Canfor Pulp and Paper Sales Ltd. to be modified in the manner set forth in Section 7.20 of the Disclosure Letter.

Section 7.21

FERC Certification.  Prior to the Closing, the Seller shall file with the Federal Energy Regulatory Commission a FERC Form 556 self certification that the following projects meet the criteria to be qualifying small power production facilities pursuant to 18 C.F.R. § 292.207: (i) the Mosinee Hydroelectric Project No. P-2207 and (ii) the Rhinelander Hydroelectric Project No. P-2161.

ARTICLE VIII

TAX MATTERS

Section 8.1

Tax Covenants.  From the date of this Agreement to the Closing Date, the Seller shall (and shall cause its Affiliates to):

(a)

prepare, in the ordinary course of business consistent with past practice (except as otherwise required by a change in applicable Law), and timely file all Tax Returns required to be filed by it with respect to the Business on or before the Closing Date (“Post Signing Returns”); and

(b)

fully and timely pay all Taxes due and payable in respect of such Post Signing Returns that are so filed.

Section 8.2

Preparation of Tax Returns and Payment of Taxes.  The Buyer shall prepare (or cause to be prepared), and timely file, all Tax Returns with respect to the Business required to be filed with any Governmental Authority for all periods beginning on or after the Closing Date and shall pay (or cause to be paid) any Taxes due in respect of such Tax Returns.  The Seller shall prepare (or cause to be prepared), and timely file, all Tax Returns with respect to any taxable periods ending on or before the Closing Date and shall be responsible for the Taxes due in respect of such Tax Returns.

Section 8.3

Conveyance Taxes.  The Seller shall pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains or similar Taxes incurred as a result of the Contemplated Transactions and the Seller and the Buyer shall jointly file all required change of ownership and similar statements.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Buyer in writing) of the following conditions as of the Closing Date:

Section 9.1

Representations and Warranties.  Each of the Fundamental Representations shall be true and correct as of the date hereof and as of the Closing Date.  Each of the other representations and warranties of the Seller contained in this Agreement that is not qualified by references to “material,” “material adverse effect,” “Material Adverse Effect” or any other materiality qualifications shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except with respect to representations and warranties which speak to an earlier date, in which case, as of such earlier date).  Each of the other representations and warranties of the Seller contained in this Agreement that is qualified by references to “material,” “material adverse effect,” “Material Adverse Effect” or any other materiality qualifications shall be true as of the date hereof and as of the Closing Date (except with respect to representations and warranties that speak to an earlier date, in which case, as of such earlier date).

Section 9.2

Covenants and Agreements.  The Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement and in the other Transaction Documents to be performed and complied with by it prior to or on the Closing Date.

Section 9.3

Material Adverse Effect.  Since the date of the latest Audited Balance Sheet, there shall not have occurred any Material Adverse Effect nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

Section 9.4

Thilmany Transaction.  The Thilmany Transaction shall be consummated on the Closing Date, simultaneously with the Closing.

Section 9.5

Thilmany Union Ratification.  Prior to the Closing, the employees of Thilmany, LLC who are represented by the United Steelworkers union shall have ratified new collective bargaining agreements with the Buyer.

Section 9.6

Asset Transfer.  The Seller shall have delivered or shall have caused to be delivered to the Buyer duly executed versions of (i) the Bill of Sale, (ii) the Assignment and Assumption Agreement, (iii) the Intellectual Property Assignments, (iv) the Lease Assignment and Assumption Agreements and (v) the Warranty Deeds.

Section 9.7

Officer’s Certificate.  The Seller, shall have delivered to the Buyer a certificate, signed by an executive officer of such Person and dated as of the Closing Date, certifying as to the matters set forth in Sections 9.1, 9.2 and 9.3.

Section 9.8

Closing Certificate.  Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) from the Seller certifying (i) the names and signatures of the officers of the Seller authorized to sign the Transaction Documents and (ii) that attached thereto are true, correct and complete copies of all resolutions adopted by the Seller’s board of directors, managers and/or managing members, as the case may be, authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the Contemplated Transactions and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Contemplated Transactions.

Section 9.9

HSR Act.  With respect to the Contemplated Transactions, all applicable waiting periods under the HSR Act shall have expired or been terminated.

Section 9.10

Legal Prohibition.  No Law shall be in effect, no Action shall have been commenced and no Order shall have been entered, in each case that restrains, enjoins or prohibits (or seeks to restrain, enjoin or prohibit) the performance of all or any part of this Agreement or the consummation of all or any part of the Contemplated Transactions or declares (or seeks to declare) unlawful the Contemplated Transactions or would cause any of the Contemplated Transactions to be rescinded.

Section 9.11

Necessary Consents.  The Seller or the Seller Parent, as applicable, shall have obtained the third party consents set forth in Section 9.11 of the Disclosure Letter and shall have delivered copies thereof to the Buyer at or prior to the Closing.

Section 9.12

Transition Services Agreement.  The Seller shall have delivered to the Buyer the duly executed Transition Services Agreement.

Section 9.13

Assignment.  The Seller shall have assigned to the Buyer, effective as of the Closing, all of its rights under the Confidentiality Undertakings.

Section 9.14

Union Ratification.  Employees of the Seller and/or any of its Affiliates who are associated with the Mosinee, Wisconsin and the Rhinelander, Wisconsin production facilities and who are represented by the United Steelworkers union shall have ratified new collective bargaining agreements in a form satisfactory to the Buyer and the Seller; the existing collective bargaining agreements with such employees shall have been terminated and no party shall have terminated or repudiated, in whole or in part, the new collective bargaining agreements or committed any material breach of the terms thereof.

Section 9.15

FIRPTA Certificate.  The Seller shall deliver to the Buyer at the Closing a certificate or certificates, in compliance with Treasury Regulations Section 1.1445-2, certifying that the Contemplated Transactions are exempt from withholding under Section 1445 of the Code.

Section 9.16

Hauling Agreement.  The Seller shall have delivered to the Buyer the duly executed Hauling Agreement.

ARTICLE X

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Seller in writing) of the following conditions as of the Closing Date:

Section 10.1

Representations and Warranties.  Each of the Buyer Fundamental Representations shall be true as of the date hereof and as of the Closing Date.  Each of the other representations and warranties of the Buyer contained in this Agreement that is not qualified by references to “material” or any other materiality qualifications shall be true in all material respects as of the date hereof and as of the Closing Date (except with respect to representations and warranties which speak to an earlier date, in which case, as of such earlier date).  Each of the other representations and warranties of the Buyer contained in this Agreement which is qualified by references to “material” or any other materiality qualifications shall be true as of the date hereof and as of the Closing Date (except with respect to representations and warranties which speak to an earlier date, in which case, as of such earlier date).

Section 10.2

Covenants and Agreements.  The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

Section 10.3

Officer’s Certificate.  The Buyer shall have delivered to the Seller a certificate, signed by an executive officer of the Buyer and dated as of the Closing Date, certifying as to the matters set forth in Sections 10.1 and 10.2.

Section 10.4

Closing Certificate.  Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) from the Buyer certifying (i) the names and signatures of the officers of the Buyer authorized to sign the Transaction Documents and (ii) that attached thereto are true, correct and complete copies of all resolutions adopted by the Buyer’s board of directors, managers and/or managing members, as the case may be, authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the Contemplated Transactions and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Contemplated Transactions.

Section 10.5

HSR Act.  With respect to the Contemplated Transactions, all applicable waiting periods under the HSR Act shall have expired or been terminated.

Section 10.6

Legal Prohibition.  No Law shall be in effect and no Order shall have been entered, in each case that restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the Contemplated Transactions or declares unlawful the Contemplated Transactions or would cause any of the Contemplated Transactions to be rescinded.

Section 10.7

Asset Transfer.  The Buyer shall have duly executed and delivered to the Seller duly executed versions of (i) the Assignment and Assumption Agreement, (ii) the Intellectual Property Assignments, (iii) the Lease Assignment and Assumption Agreements and (iv) the Warranty Deeds.

Section 10.8

Thilmany Transaction.  The Thilmany Transaction shall be consummated on the Closing Date, simultaneously with the Closing.

Section 10.9

Hauling Agreement.  The Buyer shall have delivered to the Seller the duly executed Hauling Agreement.

Section 10.10

Termination of Collective Bargaining Agreements.  The existing collective bargaining agreements between Seller and the United Steelworkers Union covering employees at the Mosinee Facility and the Rhinelander Facility shall have been terminated in forms satisfactory to Seller and Seller Parent.

ARTICLE XI

TERMINATION

Section 11.1

Termination.  This Agreement may be terminated on or prior to the Closing Date as follows:

(a)

by the mutual written consent of the Buyer and the Seller;

(b)

by the Buyer (if it is not in breach of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 10.1 or Section 10.2 not to be satisfied), upon written notice to the Seller, if there has been a violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Seller contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 9.1, Section 9.2 or Section 9.3 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Buyer or cured by the Seller, as applicable, within 20 Business Days after receipt by the Seller of written notice thereof from the Buyer or is not reasonably capable of being cured prior to the Termination Date;

(c)

by the Seller (if it is not in breach of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 9.1, Section 9.2 or Section 9.3 not to be satisfied), upon written notice to the Buyer, if there has been a violation, breach or inaccuracy of any representation, warranty, agreement or covenant of the Buyer contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 10.1 or Section 10.2 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Seller or cured by the Buyer within 20 Business Days after receipt by the Buyer of written notice thereof from the Seller or is not reasonably capable of being cured prior to the Termination Date;

(d)

by the Buyer or the Seller, upon written notice to the other, if the transactions contemplated hereby have not been consummated on or before July 31, 2013 (the “Termination Date”) unless extended by the parties in writing; provided that neither party shall be entitled to terminate this Agreement pursuant to this Section 11.1(d) if such party’s willful breach of this Agreement has prevented or materially delayed the consummation of the transactions contemplated hereby; or

(e)

by the Buyer or the Seller, upon written notice to the other, if a court of competent jurisdiction or any other Governmental Authority shall have issued a final, non-appealable Order preventing or otherwise prohibiting the consummation of the Contemplated Transactions.

Section 11.2

Survival After Termination.  If this Agreement is terminated in accordance with Section 11.1, this Agreement shall become void and of no further force and effect; except that the last sentence of Section 7.2, this Section 11.2 and ARTICLE XIII (Miscellaneous) shall survive the termination of this Agreement and that nothing herein shall relieve any party from any liability for fraud or any willful breach of the provisions of this Agreement prior to such termination.

ARTICLE XII

INDEMNIFICATION

Section 12.1

Survival.  Each representation and warranty contained in this Agreement shall survive the Closing and continue in full force and effect until the third (3rd) anniversary of the Closing Date; provided that (i) the Fundamental Representations shall survive the Closing indefinitely, (ii) the representations and warranties contained in Section 5.20 (Environmental) shall survive until the sixth (6th) anniversary of the Closing Date and (iii) the representations and warranties contained in Section 5.9 (Taxes) and Section 5.17 (Employee Benefit Plans) shall survive until 60 days following the expiration of the applicable statute of limitations (including any extensions thereof, whether automatic or permissive) (each such date, as applicable, an “Expiration Date”).  Notwithstanding the preceding sentences of this Section 12.1, if the Buyer or the Seller, as applicable, delivers written notice to the other party of a claim for indemnification within the applicable Expiration Date, such claim shall survive until finally resolved or judicially determined.

Section 12.2

Indemnification of the Buyer.  Subject to the limitations set forth in this ARTICLE XII, from and after the Closing, the Seller shall indemnify and hold harmless, to the fullest extent permitted by Law, the Buyer and its directors, employees, officers, managers, members, Affiliates, partners, equity holders, counsel, financial advisors, auditors and other representatives and their respective successors and assigns (collectively, the “Buyer Indemnified Parties”) from, against and in respect of any and all Losses based upon, arising out of or incurred as a result of any of the following:

(a)

(i) any breach of, or any inaccuracy in, any representation or warranty, as of the date hereof or as of the Closing Date, made by the Seller Parent or the Seller in ARTICLE IV and ARTICLE V (other than (i) any Fundamental Representation and (ii) the representations and warranties set forth in Section 5.9 (Taxes), Section 5.17 (Employee Benefit Plans)) or in any document delivered with respect thereto;

(b)

(i) any breach or default in performance by the Seller Parent or the Seller of any of its covenants or obligations contained in any Transaction Document or in any document delivered with respect hereto or thereto and (ii) any breach of, or any inaccuracy in, any Fundamental Representation, the representations and warranties set forth in Section 5.17 (Employee Benefit Plans) or in any document delivered with respect thereto;

(c)

any and all Losses suffered or incurred (each a “Tax Loss” and collectively, the “Tax Losses”) arising out of (i) Taxes with respect to the Business for periods or portions thereof ending on or before the Closing Date (“Pre-Closing Taxes”), and (ii) without duplication, Taxes imposed on a Buyer Indemnified Party as a result of (x) any breach of, or inaccuracy in, a representation or warranty set forth in Section 5.9 or (y) any breach or default in performance by the Seller of any of its covenants or obligations contained in ARTICLE VIII;

(d)

the obligation of the Mosinee Facility to comply with (i) the EPA’s industrial boiler Maximum Achievable Control Technology limits and (ii) the EPA’s National Ambient Air Quality Standards, in each case as such is promulgated prior to the Closing Date (together, the “Air Standards”), at any time such obligation to comply with the Air Standards applies to the Mosinee Facility on or before the ninth (9th) anniversary of the Closing Date and in an amount equal to 90% of all such Losses; provided, however, that (i) in no event shall the Seller’s or any of the Seller’s Affiliates’ indemnity obligations under this Section 12.2(d) exceed Four Million Five Hundred Thousand Dollars ($4,500,000); (ii) the Seller or the Seller’s Affiliates shall have no obligation to indemnify the Buyer Indemnified Parties pursuant to this Section 12.2(d) to the extent that Losses arises out of any material noncompliance of the Buyer Indemnified Parties with Environmental Laws that commences after the Closing Date and arises out of changes in operations by or the gross negligence or willful misconduct of the Buyer; and (iii) the Buyer Indemnified Parties shall use commercially reasonable efforts to mitigate the Losses that are subject to indemnification pursuant to this Section 12.2(d); and

(e)

any Retained Liabilities.

Section 12.3

Indemnification of the Seller.  Subject to the limitations set forth in this ARTICLE XII, from and after the Closing, the Buyer shall indemnify and hold harmless, to the fullest extent permitted by Law, the Seller and its successors and assigns (collectively, the “Seller Indemnified Parties”) from, against and in respect of any and all Losses based upon, arising out of or incurred as a result of any of the following:

(a)

any breach of, or inaccuracy in, any representation or warranty, as of the date hereof or as of the Closing Date, made by the Buyer in any Transaction Document (other than any Buyer Fundamental Representation) or in any document delivered with respect hereto or thereto;

(b)

(i) any breach or default in performance by the Buyer of any covenant or obligation of the Buyer contained in any Transaction Document or in any document delivered with respect hereto or thereto and (ii) any breach of, or any inaccuracy in, any Buyer Fundamental Representation or in any document delivered with respect thereto;

(c)

any and all Tax Losses suffered or incurred arising out of Taxes of the Business for periods or portions thereof beginning after the Closing Date (“Post-Closing Taxes”), other than amounts for which a Buyer Indemnified Party is indemnified by the Seller under Section 12.2; and

(d)

any Assumed Liabilities.

Section 12.4

Recourse and Limitations.

(a)

Notwithstanding any other provision of this Agreement, the aggregate liability of the Seller to indemnify the Buyer Indemnified Parties for Losses under Section 12.2(a) shall in no event exceed Fifteen Million Dollars ($15,000,000) (the “Cap”).  The aggregate liability of the Seller to indemnify the Buyer Indemnified Parties for Losses under Section 12.2(b)(ii) shall in no event exceed an amount equal to the Base Consideration.

(b)

Notwithstanding any other provision of this Agreement, the aggregate liability of the Buyer to indemnify the Seller Indemnified Parties for Losses under Section 12.3(a) shall in no event exceed an amount equal to the Cap.

(c)

Notwithstanding any other provision of this Agreement, the Seller shall not have any obligation to indemnify the Buyer Indemnified Parties pursuant to Section 12.2(a) unless and until, and only to the extent that, the aggregate amount of all Losses incurred or sustained by the Buyer Indemnified Parties with respect to which Buyer Indemnified Parties would otherwise be entitled to indemnification under Section 12.2(a), exceeds One Million Dollars ($1,000,000).

(d)

Notwithstanding any other provision of this Agreement, the Buyer shall not have any obligation to indemnify the Seller Indemnified Parties pursuant to Section 12.3(a) unless and until, and only to the extent that, the aggregate amount of all Losses incurred or sustained by the Seller Indemnified Parties with respect to which the Seller Indemnified Parties would otherwise be entitled to indemnification under Section 12.3(a), exceeds One Million Dollars ($1,000,000).

Section 12.5

Limitation on Remedies.  From and after the Closing and except with respect to claims arising from fraud, the enforcement of any covenant requiring performance following the Closing or claims for equitable relief, the provisions of this ARTICLE XII shall constitute the exclusive remedy in respect of breaches of representations, warranties, covenants or agreements contained in this Agreement.  Notwithstanding the foregoing, the Buyer shall be entitled to set off and withhold the amount of any Losses subject to indemnification under this ARTICLE XII against amounts payable by the Buyer to the Seller under any of the Transaction Documents.

Section 12.6

Third Party Claims.

(a)

Promptly after the receipt by any Person entitled to indemnification pursuant to this ARTICLE XII (the “Indemnified Party”) of notice of the commencement of any Action involving a third party (such Action, a “Third Party Claim”), such Indemnified Party shall, if a claim with respect thereto is to be made against any party or parties obligated to provide indemnification pursuant to this ARTICLE XII (the “Indemnifying Party”), give such Indemnifying Party written notice of such Third Party Claim in reasonable detail in light of the circumstances then known to such Indemnified Party; provided that the failure of the Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure to give notice shall prejudice any defense or claim available to the Indemnifying Party.

(b)

The Indemnifying Party shall be entitled to assume the defense of any Third Party Claim with counsel reasonably satisfactory to the Indemnified Party, at the Indemnifying Party’s sole expense; provided that the Indemnifying Party shall not be entitled to assume or continue to control the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal matter, (ii) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party, (iii) the Third Party Claim has or would reasonably be expected to result in Losses in excess of the amounts available for indemnification pursuant to Section 12.4, (iv) the Third Party Claim would reasonably be expected to have a material adverse effect on the Indemnified Party’s business or relates to its customers, suppliers, vendors or other service providers, (v) the Indemnifying Party has failed or is failing to defend in good faith the Third Party Claim, (vi) the Third Party Claim arises out of or relates to Environmental Laws and concerns the Business, the Purchased Assets or the Real Property or (vii) the Indemnifying Party has not acknowledged that such Third Party Claim is subject to indemnification pursuant to this ARTICLE XII.

(c)

If the Indemnifying Party assumes the defense of any Third Party Claim, (i) it shall not settle the Third Party Claim unless (A) the settlement does not entail any admission of liability on the part of any Indemnified Party, and (B) the settlement includes an unconditional release of each Buyer Indemnified Party or Seller Indemnified Party, as applicable, reasonably satisfactory to the Indemnified Party, from all Losses with respect to such Third Party Claim, (ii) it shall indemnify and hold the Indemnified Party harmless from and against any and all Losses caused by or arising out of any settlement or judgment of such claim and may not claim that it does not have an indemnification obligation with respect thereto, and (iii) the Indemnified Party shall have the right (but not the obligation) to participate in the defense of such Third Party Claim and to employ, at its own expense, counsel separate from counsel employed by the Indemnifying Party; except that the fees, costs and expenses of such counsel shall be at the expense of the Indemnifying Party if the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

(d)

The Indemnified Party shall not settle any Third Party Claim if the Indemnifying Party shall have any obligation as a result of such settlement (whether monetary or otherwise) unless such settlement is consented to in writing by the Indemnifying Party, such consent not to be unreasonably withheld or delayed.

(e)

Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim.  Any consent to be given by the Buyer Indemnified Parties under this Section 12.6 shall be given by the Buyer acting on behalf of the Buyer Indemnified Parties and any consent to be given by the Seller Indemnified Parties under this Section 12.6 shall be given by the Seller acting on behalf of the Seller Indemnified Parties.

Section 12.7

Effect of Knowledge or Waiver of Condition.  The right to indemnification, payment of Losses or other remedies based on any representations, warranties, covenants or agreements set forth in any Transaction Document or in any document delivered with respect hereto or thereto will not be affected by any investigation conducted with respect to or any Knowledge or information acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement (other than disclosures made in the Disclosure Letter). The waiver of any condition based on the accuracy of any representation or warranty or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, payment of Losses or other remedy based on such representations, warranties, covenants or agreements.

Section 12.8

Additional Matters.  For purposes of this ARTICLE XII, the representations and warranties contained in this Agreement shall be deemed to have been made without any qualifications as to materiality, Material Adverse Effect, specified dollar thresholds or similar qualifications.  All indemnification payments pursuant to this ARTICLE XII shall be made, together with interest, from the date that the Losses for which indemnification is sought were incurred to the date of payment, at the prime rate of Citibank, N.A., as in effect on the date of incurrence.

Section 12.9

Tax Treatment of Indemnity Payments.  It is the intention of the parties hereto to treat any indemnity payment made under this Agreement as an adjustment to the Purchase Price for all Tax purposes, and the parties agree to file their Tax Returns accordingly, except as otherwise required by a change in applicable Tax Laws or a final determination.

Section 12.10

Limits to Indemnification for Environmental Cleanup.  The Seller shall have no obligation to indemnify the Buyer Indemnified Parties under this provision, any other provision of this Agreement or any Law, for losses related to the Transferred Real Estate to the extent such losses arise out of:  (i) Voluntary Site Investigations; (ii) violations or breaches of Environmental Land Use and Engineering Controls; or (iii) a Material Change in Use of the relevant Transferred Real Estate.

For purposes of this Section 12.10, the following terms shall have the following meanings:

“Voluntary Site Investigations” shall mean (i) any invasive subsurface sampling or (ii) any other investigation, sampling, testing, assessment or other analysis, to the extent such investigation, sampling, testing, assessment or other analysis would not be undertaken by a prudent operator of the Business in the circumstances, in the case of either (i) or (ii), performed by or on behalf of the Buyer Indemnified Parties after the Closing Date, of air, soils, or any watercourse or body of water including groundwater and surface water, on, at, under or migrating from the Transferred Real Estate; provided, however, that a Voluntary Site Investigation shall not include:

(a)

Any such activity required by Environmental Law, an Environmental License or  a Governmental Authority acting under authority of Environmental Law or Environmental License requiring the Buyer Indemnified Parties to investigate, sample, test, assess or otherwise analyze soils, groundwater, surface water, or air on, at, under or migrating from any Transferred Real Estate, provided further that neither the Buyer Indemnified Parties, or anyone acting on the Buyer Indemnified Parties’ behalf, has approached the Governmental Authority to request, suggest or otherwise communicate that any investigation, sampling, testing, assessment or analysis be ordered or performed, except where required by Environmental Law or an Environmental Permit to so communicate; or

(b)

Activities consistent with the operation, maintenance or use of any Transferred Real Estate including, but not limited to, addition or removal of wastes to or from and related management and maintenance of the Mosinee Landfill or the Brokaw Landfill, repairs, process modifications, the expansion of existing structures or the conduct of Phase I environmental site assessments of any Transferred Real Estate.  In no event shall such activities include (i) any invasive subsurface sampling or (ii) any other environmental investigation, sampling, testing, assessment or other analysis, to the extent such investigation, sampling, testing, assessment or other analysis would not be undertaken by a prudent operator of the Business in the circumstances, including any Phase II Environmental Site Assessment, unless such investigation, sampling, testing, assessment or other analysis is required by Environmental Law, an Environmental License or a Governmental Authority acting under authority of any Environmental Law or Environmental License.

“Environmental Land Use and Engineering Controls” shall mean environmental land use control(s) including, but not limited to institutional controls, activity and use limitations, environmental use restrictions, engineering controls and control requirements or operating requirements as set forth in any Environmental Law, Environmental License, Order, Contract or Law existing as of the Closing Date and adopted, issued, established or imposed on or applicable to the Buyer Indemnified Parties thereafter.

“Material Change in Use” shall mean any use of the Transferred Real Estate that results in more stringent environmental regulation of such Transferred Real Estate.

ARTICLE XIII

MISCELLANEOUS

Section 13.1

Expenses.  Except as otherwise expressly provided herein, the Seller and the Buyer shall each pay all of their own fees, costs and expenses (including attorneys’ and accountants’ fees, costs and expenses) in connection with the negotiation of this Agreement and the other Transaction Documents, the performance of their obligations hereunder and thereunder and the consummation of the Contemplated Transactions.

Section 13.2

Disclosure Letter.  Each exception disclosed in one section of the Disclosure Letter shall not be deemed disclosed in each other section of the Disclosure Letter unless it is reasonably apparent on its face that the matter is responsive to the representation to which such other section relates.  The information in the Disclosure Letter constitutes (a) exceptions to particular representations, warranties, covenants, and obligations of Seller and its Affiliates as set forth in this Agreement; or (b) descriptions or lists of assets and liabilities and other items referred to in this Agreement.  The statements in the Disclosure Letter, and those in any supplement thereto, relate only to the provisions in the section of this Agreement to which they expressly relate and not to any other provision in this Agreement, unless it is reasonably apparent on its face that the matter is responsive to the provisions to which such other Section relates.

Section 13.3

Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

Section 13.4

Entire Agreement.  The Transaction Documents contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their representatives, oral or written, respecting such subject matter, other than the Letter Agreement, by and between KPS Capital Partners, LP and the Seller, dated as of December 7, 2012, as amended (the “Letter Agreement”) ; provided, however, that, notwithstanding the foregoing, the parties hereby agree that the expense reimbursement provisions contained in Section 1 of the Letter Agreement shall only apply in the event that the Contemplated Transactions fail to close, and such failure to close is not the result of any breach by the Buyer or any Affiliate of the Buyer of this Agreement or of any other agreement between the Buyer (or any Affiliate of the Buyer) and the Seller.

Section 13.5

Notices.  Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended; (b) if delivered by facsimile with receipt confirmed; or (c) if delivered by certified mail, registered mail or courier service, return receipt received to the party at the address set forth below, to the Persons indicated:

If to the Buyer to:

c/o KPS Capital Partners, LP

485 Lexington Avenue, 31st Floor

New York, NY 10017

Attention:  Raquel Palmer

Facsimile:  (646) 307-7100

Email: rpalmer@kpsfund.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:  Carl L. Reisner

Facsimile:  (212) 757-3900

Email: creisner@paulweiss.com

If to the Seller to:

Wausau Paper Corp.

100 Paper Place

Mosinee, WI 54455

Attention:  Sherri L. Lemmer, Chief Financial Officer

Facsimile:  (715) 692-2083

Email:  slemmer@wausaupaper.com

with a copy (which shall not constitute notice) to:

Ruder Ware, L.L.S.C.

500 First Street, Suite 8000

P.O. Box 8050

Wausau, WI 54402-8050

Attention:

Lon E. Roberts

Facsimile:

(715) 845-2718

Email:  lroberts@ruderware.com

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 13.5.

Section 13.6

Waiver.  Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement.

Section 13.7

Binding Effect; Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the Buyer (in the case of any assignment by the Seller) or the Seller (in the case of any assignment by the Buyer), and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that without written consent of any party hereto, (i) the Buyer may assign all or a portion of its rights and obligations to any of its Affiliates, and (ii) the Buyer may assign its rights hereunder as collateral security to any lender to the Buyer, but no assignment shall relieve the Buyer of any Liability hereunder.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns.

Section 13.8

No Third Party Beneficiary.  Nothing in this Agreement shall confer any rights, remedies or claims upon any Person not a party or a permitted assignee of a party to this Agreement, other than the Buyer Indemnified Parties and the Seller Indemnified Parties (and any of their respective successors, heirs, personal representatives or permitted assigns); provided, that, Sections 13.8, 13.9, 13.10, 13.11 and 13.13 shall be enforceable by the Financing Sources and their respective representatives and affiliates insofar as they relate to the rights of such Persons set forth therein.

Section 13.9

Governing Law .  This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement and including any claim or cause of action against any Financing Source or any of their representatives and affiliates under the Debt Financing Commitments or in connection with the Transactions), shall be governed by the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 13.10

Consent to Jurisdiction and Service of Process.

(a)

Other than an Action by the Buyer for equitable relief as set forth in Section 13.10(b), any Action seeking to enforce any provision of, or, directly or indirectly arising out of or in any way relating to, this Agreement or the Contemplated Transactions (including any Action brought against any Financing Source or any of their representatives and affiliates under the Debt Financing Commitments or in connection with the Transactions) shall be brought in any New York state or federal court located in New York County, in the State of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum.  Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.5 shall be deemed effective service of process on such party.

(b)

Nothing contained in Section 13.10(a) shall limit the right of the Buyer to take any Action against the Seller in any court of competent jurisdiction for the purposes of seeking any equitable remedy or relief, including injunctions, rescission or specific performance, nor shall the taking of any such Action by the Buyer in one or more jurisdictions preclude the taking of any such Action in any other jurisdiction (whether concurrently or not) if and to the extent permitted by Law.

Section 13.11

WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ANY MATTERS RELATED TO THE DEBT FINANCING AND ANY PROCEEDING INVOLVING THE FINANCING SOURCES AND THEIR REPRESENTATIVES AND AFFILIATES UNDER THE DEBT FINANCING COMMITMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.12

Specific Performance.  Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or violated.  Accordingly, each of the parties hereto agrees that, without posting bond or other undertaking, the other parties hereto will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy at law or equity

Section 13.13

Non-Recourse.  All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) or the Contemplated Transactions may be made only against (and are those solely of) the entities that are expressly identified as parties to this Agreement in the Preamble to this Agreement.  No other Person, including any Financing Source, any of their representatives or affiliates, director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to, any party to this Agreement or any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to any of the foregoing shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach.  Notwithstanding anything herein or in any related agreement to the contrary, none of the Seller, the Seller Parent, the Seller’s and the Seller Parent’s representatives and any of their respective representatives or Affiliates (each, a “Seller Group Member”) shall have any rights or claims against (i) any Financing Source or (ii) any of the respective former, current or future affiliates or representatives of the Financing Sources in connection with the Debt Financing, and no Financing Source shall have any rights or claims against any Seller Group Member, in connection with this Agreement or the

Debt Financing, whether at law or equity, in contract, in tort or otherwise; provided that, following the Closing Date, the foregoing shall not limit the rights of the Financing Sources under any Debt Financing Commitments.

Section 13.14

Severability.  Without limitation to Section 7.4(d)(ii), which shall govern for purposes of Section 7.4, if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the Buyer and the Seller shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the Contemplated Transactions may be consummated as originally contemplated to the fullest extent possible.

Section 13.15

Counterparts.  This Agreement may be executed in any number of counterparts (including via facsimile or other electronic method) with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.  This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

Section 13.16

Customer Claims.  In the event that, following the Closing, there arise customer complaints or warranty claims relating to the Transferred Business prior to Closing, including without limitation any complaints or warranty claims related to products of the Business produced by the Seller or any of the Seller’s Affiliates prior to the Closing, such that the Buyer reasonably determines consistent with the Seller’s or the Seller’s Affiliates’ past practice relating to claims evaluation and credit issuance, that a customer of the Transferred Business is entitled to a credit or payment, upon the Buyer’s notice thereof to the Seller, and, in the case of any individual credit or payment exceeding Ten Thousand Dollars ($10,000), the Seller’s concurrence that a credit is due (which concurrence shall not be unreasonably withheld), the Seller shall reimburse the Buyer the net cost of the credits issued or payments made.  “Net cost of the credits” shall mean the amount of any credit granted (including any shipping, handling, packaging, repackaging or other similar costs and expenses paid or assumed by the Buyer), minus the applicable inventory value of any marketable product returned in connection with the credit (less any shipping, handling, packaging, repackaging or other similar costs and expenses paid or assumed by the Buyer in connection with the return and resale of any returned product).  The Buyer agrees that the Seller shall not be responsible for customer goodwill or courtesy credits that are granted by the Buyer on products of the Transferred Business and that no warranty claims or other payments made to resolve customer complaints in accordance with this Section 13.16 shall fall within the indemnification provisions contained ARTICLE XII of this Agreement, including without limitation being subject to the minimum threshold amounts described in Section 12.4(c).  Notwithstanding anything to the contrary contained in this Section 13.16, the Buyer is not assuming and shall have no liability in respect of any customer complaints or warranty claims relating to the Transferred Business prior to the Closing.

Section 13.17

Use of Name.  The Buyer, to the extent it has rights thereto, grants the Seller and its Affiliates a right on a non-exclusive basis, to sell those products that are in their inventories or that are the subject of those purchase orders that are outstanding as of the Closing that constitute Excluded Assets and that have been labeled with or packaged utilizing Business Intellectual Property (including, without limitation, associated logos and UPC codes) and are set forth on Section 13.17 of the Disclosure Letter (collectively, the “Sell-Off Products”) and to manufacture the Sell-Off Products using all parts, raw materials and packaging that use the Business Intellectual Property that are in the Seller’s inventory as of the date hereof.  Such non-exclusive right shall be for a term beginning at the Closing and ending at the earlier of (i) the sale by the Seller and its Affiliates of all of the Sell-Off Products and (ii) the later of (a) December 31, 2013 and (b) the date that is six months after the Closing Date (the “Sell-Off Period”).  Until the completion of the Sell-Off Period, the Seller shall maintain the high standards, appearance and quality of the Sell-Off Products that are currently maintained by the Seller.  The Seller, to the extent it has rights thereto, grants the Buyer and its Affiliates a non-exclusive license to use the words “Wausau Paper” and associated trademarks, logos and copyrights, as such words, trademarks, logos and copyrights, are, on the Closing Date, attached to or imprinted on labels and packaging materials included in the Purchased Assets for use in the Transferred Business. Such non-exclusive license shall be for a term beginning at the Closing and ending at the earlier of (i) the sale by Buyer and its Affiliates of all such goods using such labels and/or packaging materials and (ii) the later of (a) December 31, 2013 and (b) the date that is six months after the Closing Date.

Section 13.18

Litigation Support.  Following the Closing, except with respect to any Action brought against the Buyer or its Affiliates by the Seller or its Affiliates, in the event and for so long as any of the Seller or its Affiliates or the Buyer are actively contesting or defending against any Action in connection with the (a) Contemplated Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any such party, each of the other parties to this Agreement will reasonably cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and reasonable access to books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefore under ARTICLE XII).

Section 13.19

Contingent Purchase Price Matters.  The Parent and the Partnership hereby guarantee the obligations of the Buyer pursuant to Section 2.5(c); provided that, neither the Parent nor the Partnership shall have any obligation or liability to any person relating to, arising out of or in connection with this Agreement, other than as expressly set forth in this Section 13.19, including any obligation to pay any amount in damages as a result of any breach of any of the Transaction Documents by the Buyer.  If the Seller shall become insolvent, generally fail to pay its debts as they become due, apply for, consent to or acquiesce in the appointment of any receiver, trustee or similar custodian for the Seller, make a general assignment for the benefit of its creditors, or permit or suffer to exist the commencement of any bankruptcy, debt arrangement or similar proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding, the obligations of the Buyer pursuant to Section 2.5(c) shall automatically terminate.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SPECIALTY PAPERS ACQUISITION, LLC

By:

Specialty Papers Intermediate Holdings, Inc.

Its:

Sole Member

By:

RAQUEL PALMER

Name:  Raquel Palmer

Title:  President

Signature Page to Asset Purchase Agreement

WAUSAU PAPER CORP.

By:

HENRY C. NEWELL

Name:  Henry C. Newell

Title:   President and Chief Executive Officer

WAUSAU PAPER MILLS, LLC

By:

HENRY C. NEWELL

Name:  Henry C. Newell

Title:  President and Chief Executive Officer

Solely with respect to Section 13.19, the signatories blow:

SPECIALTY PAPERS INTERMEDIATE HOLDINGS, INC.

By:

RAQUEL PALMER

Name:  Raquel Palmer

Title:  President

SPECIALTY PAPER HOLDINGS, L.P.

By:

KPS Investors III (AIV), LTD.

Its:

General Partner

By:

RAQUEL PALMER

Name:  Raquel Palmer

Title:  President

EXHIBIT A

FORM OF BILL OF SALE

BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Wausau Paper Mills, LLC, a Wisconsin limited liability company (“Seller”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Specialty Papers Acquisition, LLC, a Delaware limited liability company (“Buyer”), all of its right, title and interest in and to the Purchased Assets1, as such term is defined in that certain Asset Purchase Agreement by and among Specialty Papers Acquisition, LLC; Wausau Paper Mills, LLC; and Wausau Paper Corp.; and, solely with respect to Section 13.19, Specialty Papers Intermediate Holdings, Inc. and Specialty Paper Holdings, L.P., dated as of May 18, 2013 (the “Purchase Agreement”), to have and to hold the same unto Buyer, its successors and assigns, forever.

Buyer acknowledges that Seller makes no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Purchase Agreement.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of [CLOSING DATE].

WAUSAU PAPER MILLS, LLC

By:_________________________________

Print Name:__________________________

Title:_______________________________

_____________________________

1Buyer expects to assign its rights to acquire certain of the Purchased Assets to one or more subsidiaries in which case additional Bills of Sales will be prepared identifying the particular subsidiaries and respective Purchased Assets to be transferred.

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”), effective as of June ______, 2013 (the “Effective Date”) is entered into by and between Wausau Paper Mills, LLC, a Wisconsin limited liability company (“Seller”), and Specialty Papers Acquisition, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.

Seller and Buyer have entered into that certain Asset Purchase Agreement by and among Specialty Papers Acquisition, LLC; Wausau Paper Mills, LLC; Wausau Paper Corp.; and, solely with respect to Section 13.19, Specialty Papers Intermediate Holdings, Inc. and Specialty Paper Holdings, L.P., dated as of May 18, 2013 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Contracts that are included among the Purchased Assets (as those terms are defined in the Purchase Agreement) (the “Assigned Contracts”).

B.

Seller and Buyer desire to document the terms of the assignment and assumption of the Assigned Contracts pursuant to this Agreement.

AGREEMENT

1.

Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2.

Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Assigned Contracts. Buyer hereby accepts such assignment and assumes, subject to the terms of the Purchase Agreement, all of Seller’s duties and obligations under the Assigned Contracts and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Assigned Contracts accruing on and after the Effective Date.1

3.

Terms of the Purchase Agreement. The terms of the Purchase Agreement, including without limitation the representations, warranties, covenants, agreements and indemnities relating to the Assigned Contracts, are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall

_____________________________

1Buyer expects to assign its rights to acquire certain of the Assigned Contracts to one or more subsidiaries in which case additional Assignment and Assumption Agreements will be prepared identifying the particular subsidiaries and respective Assigned Contract to be transferred.

remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

5.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.

Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, Seller and Buyer have duly executed this Agreement as of the date first above written.

WAUSAU PAPER MILLS, LLC

By:_______________________________________

Print Name:_________________________________

Title:______________________________________

SPECIALTY PAPERS ACQUISITION, LLC

By:

Specialty Papers Intermediate Holdings, Inc.

Its:

Sole Member

By:_______________________________________

Print Name:_________________________________

Title:______________________________________

EXHIBIT C

FORM OF INTELLECTUAL PROPERTY ASSIGNMENTS

ASSIGNMENT OF DOMAIN NAMES

Wausau Paper Corp.

ASSIGNMENT OF DOMAIN NAMES made effective as of __________ ____, 2013, by Wausau Paper Corp., a Wisconsin corporation (“Assignor”), to Specialty Papers Acquisition, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor and Assignee have entered into that certain Asset Purchase Agreement by and among Specialty Papers Acquisition, LLC; Wausau Paper Mills, LLC; Wausau Paper Corp.; and, solely with respect to Section 13.19, Specialty Papers Intermediate Holdings, Inc. and Specialty Paper Holdings, L.P., dated as of May 18, 2013 (the “Purchase Agreement”), pursuant to which, among other things, Assignor has agreed to transfer and assign all of its worldwide right, title and interest in, to, and under Assignor’s domain names as set forth in Exhibit A annexed hereto and incorporated herein by reference (the foregoing being referred to herein as the “Domain Names”).

Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignor’s worldwide right, title, and interest in, to, and under the Domain Names.

NOW, THEREFORE, Assignor, for and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby transfer and assign to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignor’s worldwide right, title, and interest in, to, and under the Domain Names, together with the goodwill of the business associated therewith and which is symbolized thereby, all rights to sue for infringement of the Domain Names, whether arising prior to or subsequent to the date of this Assignment of Domain Names, and any and all renewals and extensions thereof that may hereafter be secured with any registrar and/or under the laws now or hereafter in effect in the United States and in any other jurisdiction, the same to be held and enjoyed by the said Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the said Assignor had this Assignment of Domain Names not been made.

Assignor hereby covenants and agrees that it will cease all use of the Domain Names after the date first set forth above.  Assignor shall execute and deliver to the other party hereto such other instruments and extend such other reasonable assistance as may be required in connection with the performance of this Assignment of Domain Names.

Except to that extent that federal law preempts state law with respect to the matters covered hereby, this Assignment of Domain Names shall be governed by and construed in accordance with the laws of the state of New York without giving effect to the principles of conflicts of laws thereof. In the event of a conflict between the terms and conditions of this Assignment of Domain Names and the terms and conditions of the Purchase Agreement or any of the other Transaction Documents (as defined in the Purchase Agreement), the terms and conditions of the Purchase Agreement (or the applicable Transaction Document) shall govern.

IN WITNESS WHEREOF, Assignor has caused its duly authorized officer to execute this Assignment of Domain Names as of the date first above written.

WAUSAU PAPER CORP.

By:  ________________________________

Print Name:__________________________

Title:_______________________________

STATE OF WISCONSIN

)

)

ss.

COUNTY OF MARATHON

)

On this ______ day of _____________, 2013, before me personally appeared __________________________________, as the _____________________ of Wausau Paper Corp., a Wisconsin corporation, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her authorized capacity and that by his or her signature on the instrument the entity upon behalf of which he or she acted executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last written above.

_______________________________________

___________________________, Notary Public

Marathon County, Wisconsin

My Commission expires __________________.

EXHIBIT A

Domain Names

proredi.com	wp-sp.com
release-tec.com	wp-specialty.com
wp-coatedproducts.com	wp-specialtypaper.com
releasetec.com	wpspecialtypapers.com
releasetek.com	wp-specialtypapers.com
release-tek.com	wp-specialtyproducts.com
wpcoatedproducts.com	mosineepaper.com
wpspecialtypaper.com	rhinelanderpaper.com

EXHIBIT C

FORM OF INTELLECTUAL PROPERTY ASSIGNMENTS

ASSIGNMENT OF PATENTS

ASSIGNMENT OF PATENTS made effective as of ___________ ___, 2013, by Wausau Paper Mills, LLC, a Wisconsin limited liability company (“Assignor”), to Specialty Papers Acquisition, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor and Assignee have entered into that certain Asset Purchase Agreement by and among Specialty Papers Acquisition, LLC; Wausau Paper Mills, LLC; Wausau Paper Corp.; and, solely with respect to Section 13.19, Specialty Papers Intermediate Holdings, Inc. and Specialty Paper Holdings, L.P., dated as of May 18, 2013 (the “Purchase Agreement”), pursuant to which, among other things, Assignor has agreed to transfer and assign all of its worldwide right, title and interest in, to, and under Assignor's domestic and foreign patents and patent applications listed on Exhibit A annexed hereto including any continuations, continuation-in-parts, or divisionals, and any and all reissues and extensions (all of the foregoing being referred to herein collectively as the "Patents").

Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignor's worldwide right, title and interest in, to and under the Patents.

NOW, THEREFORE, Assignor, for and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby transfer and assign to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignor's worldwide right, title and interest in, to and under the Patents, all rights to sue for infringement of any Patent, whether arising prior to or subsequent to the date of this Assignment of Patents, and any and all including any continuations, continuation-in-parts, or divisionals, and any and all reissues and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States and any other jurisdiction, the same to be held and enjoyed by the said Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the said Assignor had this Assignment of Patents not been made.

Except to the extent that federal law preempts state law with respect to the matters covered hereby, this Assignment of Patents shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof. In the event of a conflict between the terms and conditions of this Assignment of Patents and the terms and conditions of the Purchase Agreement or any of the other Transaction Documents (as defined in the Purchase Agreement), the terms and conditions of the Purchase Agreement (or the applicable Transaction Document) shall govern.

IN WITNESS WHEREOF, Assignor has caused its duly authorized officer to execute this Assignment of Patents as of the date first above written.

WAUSAU PAPER MILLS, LLC

By:   _______________________________

Print Name:__________________________

Title:_______________________________

STATE OF WISCONSIN

)

)

ss.

COUNTY OF MARATHON

)

On this ______ day of _____________, 2013, before me personally appeared __________________________________, as the _____________________ of Wausau Paper Mills, LLC, a Wisconsin limited liability company, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her authorized capacity and that by his or her signature on the instrument the entity upon behalf of which he or she acted executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last written above.

_______________________________________

___________________________, Notary Public

Marathon County, Wisconsin

My Commission expires __________________.

SCHEDULE A

United States

Registered Patents

Patent	Patent No.
Coating Composition, Paper Product Having Flexible Coating & Method for Manufacturing a Paper Product	6,966,972
Creped Paper Product and Method for Manufacturing	8,133,353
Dryer Sheet & Methods for Manufacturing & Using a Dryer Sheet (a/k/a, Dryer Sheet with PLA)	7,943,566
Dryer Sheet & Methods for Manufacturing & Using a Dryer Sheet (a/k/a, Dryer Sheet with Regenerated Cellulose/Rayon)	7,947,644
Flame Resistant Paper Product and Method for Manufacturing	8,252,144
Food Interleaver, Method for Imparting Flavor to Food Product, and Combination Food Product and Food Interleaver (a/k/a Cheese Interleaver Containing a Flavorant)	7,601,375
Food Interleaver, Method for Imparting Flavor to Food Product, and Combination Food Product and Food Interleaver	8,080,271
Heat Seal Adhesive Paper Product, Method for Manufacturing, and Laminate Product (a/k/a, Self-Adhesive Paper)	8,067,087
Laminate Product, Method for Manufacturing and Article	7,176,151
Laminate Product, Method for Manufacturing and Article	7,547,649
Non-Slip Masking Product, and Methods	7,935,201
Release Liner Having Friction Coating, Laminate and Methods for Manufacturing and Using	8,334,038
Single Ply Paper Product, Method for Manufacturing and Article	7,067,781
Single Ply Paper Product, Method for Manufacturing and Article	7,642,490
Single Ply Paper Product, Method for Manufacturing	8,124,919
Manufacturing a Thermal Sleeve, and Combination Cup and Thermal Sleeve (a/k/a Cup Sleeve for Holding a Cup of Coffee)	8,251,277
Treated Paper Product, Combination Food & Treated Paper Product, and Methods for Manufacturing and Using Treated Paper Product	7,189,308
Treated Paper Product, Combination Food & Treated Paper Product, and Methods for Manufacturing and Using Treated Paper Product	8,337,919

Pending Patent Applications

Patent	Application No.
Non-Slip Masking Product, and Methods	PCT/US2007/085953 11/29/07
Release Liner Having Print Receptive Surface and Methods for Manufacturing and Using	11/821,079
Wipe and Methods for Manufacturing and Using a Wipe	60/872,399
Wipe and Methods for Manufacturing and Using a Wipe (a/k/a, Wipes With PLA)	11/529,727
Wipe and Methods for Manufacturing and Using a Wipe (a/k/a, Wipes with Regenerated Cellulose/ Rayon)	11/528,705

Europe

Registered Patents

Patent	Patent No.
Creped Paper Product and Method for Manufacturing	European/06250351.1 GermanyValidation 1703017 FinlandValidation 1703017 FranceValidation 1703017 ItalyValidation 1703017
Release Liner Having Print Receptive Surface and Methods for Manufacturing and Using	Europe/08158463.3 United Kingdom/2006340 Germany/2006340 France/2006340

Pending Patent Applications

Patent	Application No.
Single Ply Paper Product, Method for Manufacturing and Article	Europe/04292900.0
Single Ply Paper Product, Method for Manufacturing and Article	Europe/10184368.8

EXHIBIT C

FORM OF INTELLECTUAL PROPERTY ASSIGNMENTS

ASSIGNMENT OF TRADEMARK

Wausau Paper Corp.

ASSIGNMENT OF TRADEMARK made effective as of __________ ____, 2013, by Wausau Paper Corp., a Wisconsin corporation (“Assignor”), to Specialty Papers Acquisition, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor and Assignee have entered into that certain Asset Purchase Agreement by and among Specialty Papers Acquisition, LLC; Wausau Paper Mills, LLC; Wausau Paper Corp.; and, solely with respect to Section 13.19, Specialty Papers Intermediate Holdings, Inc. and Specialty Paper Holdings, L.P., dated as of May 18, 2013 (the “Purchase Agreement”), pursuant to which, among other things, Assignor has agreed to transfer and assign all of its worldwide right, title and interest in, to, and under Assignor’s registered trademark as listed on Exhibit A annexed hereto and incorporated herein by reference (the foregoing being referred to herein as the “Mark”).

Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignor’s worldwide right, title, and interest in, to and under the Mark.

NOW, THEREFORE, Assignor, for and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby transfer and assign to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignor’s worldwide right, title, and interest in, to, and under the Mark, together with the goodwill of the business associated therewith and which is symbolized thereby, all rights to sue for infringement of the Mark, whether arising prior to or subsequent to the date of this Assignment of Trademark, and any and all renewals and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States and in any other jurisdiction, the same to be held and enjoyed by the said Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the said Assignor had this Assignment of Trademark not been made.

Except to that extent that federal law preempts state law with respect to the matters covered hereby, this Assignment of Trademark shall be governed by and construed in accordance with the laws of the state of New York without giving effect to the principles of conflicts of laws thereof. In the event of a conflict between the terms and conditions of this Assignment of Trademark and the terms and conditions of the Purchase Agreement or any of the other Transaction Documents (as defined in the Purchase Agreement), the terms and conditions of the Purchase Agreement (or the applicable Transaction Document) shall govern.

IN WITNESS WHEREOF, Assignor has caused its duly authorized officer to execute this Assignment of Trademark as of the date first above written.

WAUSAU PAPER CORP.

By:   _______________________________

Print Name:__________________________

Title:_______________________________

STATE OF WISCONSIN

)

)

ss.

COUNTY OF MARATHON

)

On this ______ day of _____________, 2013, before me personally appeared __________________________________, as the _____________________ of Wausau Paper Corp., a Wisconsin corporation, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her authorized capacity and that by his or her signature on the instrument the entity upon behalf of which he or she acted executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last written above.

_______________________________________

___________________________, Notary Public

Marathon County, Wisconsin

My Commission expires __________________.

EXHIBIT A

United States

Pending Application

Trademark	Application No.
COLLABORATION. INNOVATION. RESULTS.	United States/ 85/748,406

EXHIBIT C

FORM OF INTELLECTUAL PROPERTY ASSIGNMENTS

ASSIGNMENT OF TRADEMARKS

Wausau Paper Mills, LLC

ASSIGNMENT OF TRADEMARKS made effective as of __________ ____, 2013, by Wausau Paper Mills, LLC, a Wisconsin limited liability company (“Assignor”), to Specialty Papers Acquisition, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor and Assignee have entered into that certain Asset Purchase Agreement by and among Specialty Papers Acquisition, LLC; Wausau Paper Mills, LLC; Wausau Paper Corp.; and, solely with respect to Section 13.19, Specialty Papers Intermediate Holdings, Inc. and Specialty Paper Holdings, L.P., dated as of May 18, 2013 (the “Purchase Agreement”), pursuant to which, among other things, Assignor has agreed to transfer and assign all of its worldwide right, title and interest in, to, and under Assignor’s registered and unregistered domestic and foreign trademarks, trademark applications, and trade names listed on Exhibit A annexed hereto and incorporated herein by reference (all of the foregoing being referred to herein as the “Marks”).

Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignor’s worldwide right, title, and interest in, to and under the Marks.

NOW, THEREFORE, Assignor, for and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby transfer and assign to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignor’s worldwide right, title, and interest in, to, and under the Marks, together with the goodwill of the business associated therewith and which is symbolized thereby, all rights to sue for infringement of any Mark, whether arising prior to or subsequent to the date of this Assignment of Trademarks, and any and all renewals and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States and in any other jurisdiction, the same to be held and enjoyed by the said Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the said Assignor had this Assignment of Trademarks not been made.

Except to that extent that federal law preempts state law with respect to the matters covered hereby, this Assignment of Trademarks shall be governed by and construed in accordance with the laws of the state of New York without giving effect to the principles of conflicts of laws thereof. In the event of a conflict between the terms and conditions of this Assignment of Trademarks and the terms and conditions of the Purchase Agreement or any of the other Transaction Documents (as defined in the Purchase Agreement), the terms and conditions of the Purchase Agreement (or the applicable Transaction Document) shall govern.

IN WITNESS WHEREOF, Assignor has caused its duly authorized officer to execute this Assignment of Trademarks as of the date first above written.

WAUSAU PAPER MILLS, LLC

By:   _______________________________

Print Name:__________________________

Title:_______________________________

STATE OF WISCONSIN

)

)

ss.

COUNTY OF MARATHON

)

On this ______ day of _____________, 2013, before me personally appeared __________________________________, as the _____________________ of Wausau Paper Mills, LLC, a Wisconsin limited liability company, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her authorized capacity and that by his or her signature on the instrument the entity upon behalf of which he or she acted executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last written above.

_______________________________________

___________________________, Notary Public

Marathon County, Wisconsin

My Commission expires __________________.

EXHIBIT A

United States

Registered Trademarks

Trademark	Registration No.
DURATEC	3,344,665
ECO SELECT	3,881,776
ECO SELECT (and Design)	4,292,549
ECO SELECT (and Design)	3,847,894
ECO SELECT (and Design)	3,847,895
EXPERTEC	3,107,363
EXPERTEC PLATEAU	3,941,028
FLEXCAL	2,741,429
INVENTEC	3,090,790
MOMENTUM	3,174,621
PROCARE	3,109,804
PROGARD	3,101,347
PROPLY	3,149,275
PROREDI	3,101,348
PROTEC	3,112,449
RELEASTEC	3,151,347
RELEASTEC HYBRID	3,958,733
M ANG LOG	745,493

Pending Trademark Applications

Trademark	Application Number
PROREDI ADVANTAGE	85/838,174
PROREDI ELITE	85/658,059
DURATEC ADVANTAGE	77/899,418
DURATEC ELITE	85/582,567
DURATEC LEGACY	85/582,542
DURATEC SMOOTH	85/582,551
ECO SELECT RT	85/720,991
ECO SELECT HY	85/870,633

Common Law Trademark

Trademark	Registration No.
PROCRAFT	N/A

Canada

Registered Trademark

Trademark	Registration No.
RENEWRAP	TMA564,015

Pending Applications

Trademark	Registration No.
ECO SELECT & Design	1,441,307
ECO SELECT & Design	1,508,714
ECOSELECT	1,396,034
ECOSELECT RT	1,592,989

EXHIBIT C

FORM OF INTELLECTUAL PROPERTY ASSIGNMENTS

GENERAL INTELLECTUAL PROPERTY ASSIGNMENT

This General Intellectual Property Assignment (this “Agreement”) is made effective as of ____________ ___, 2013, by and between Wausau Paper Corp., a Wisconsin corporation and Wausau Paper Mills, LLC, a Wisconsin limited liability company (collectively, the “Assignor”) and Specialty Papers Acquisition Company, LLC, a Delaware limited liability company (“Assignee”).  Capitalized terms utilized but not specifically defined herein shall have the meaning ascribed to such terms as set forth in the Purchase Agreement (as defined below).

RECITALS

A.

Assignee and Assignor are parties to that certain Asset Purchase Agreement dated as of May 18, 2013 (the “Purchase Agreement”), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor, all Business Intellectual Property to the extent included in the Purchased Assets.

B.

Assignor and Assignee have separately executed other instruments for the assignment of certain elements of the Business Intellectual Property, namely the trademarks, domain names and patents to be transferred by Assignor to Assignee as part of the transaction contemplated by the Purchase Agreement.

C.

Pursuant to this Agreement, Assignor desires and intends to transfer and assign all its right, title and interest in the remaining Business Intellectual Property to Assignee as and to the extent included in the Purchased Assets.

NOW, THEREFORE, pursuant to the Purchase Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1.

Assignment.  Assignor hereby sells, assigns, and transfers unto Assignee all Assignor’s right, title and interest to the following:

(a)

the custom software set forth or described in Exhibit A attached hereto, including, without limitation, all of Assignor’s copyrights therein; and

(b)

all other Business Intellectual Property to the extent included in the Purchased Assets.

The Business Intellectual Property specified or set forth in Section 1 of this Agreement shall be referred to herein as the “Transferred Business Intellectual Property.”

2.

Further Assurances.  Assignor hereby agrees to execute, acknowledge and deliver upon request by Assignee any such reasonable documents of further assurances as may be necessary to effectuate the assignment described in this Agreement.

3.

Purchase Agreement.  This Agreement is made subject to and with the benefit of the respective representations, warranties, covenants, terms, conditions and other provisions of the Purchase Agreement. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement or any of the other Transaction Documents (as defined in the Purchase Agreement), the terms and conditions of the Purchase Agreement (or the applicable Transaction Document) shall govern.

4.

Governing Law.  Except to that extent that federal law preempts state law with respect to the matters covered hereby, this Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to the principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the parties hereto have made this Agreement effective as of the date first set forth above.

WAUSAU PAPER CORP.

By:   ________________________________

Print Name:___________________________

Title:________________________________

WAUSAU PAPER MILLS, LLC

By:   ________________________________

Print Name:___________________________

Title:________________________________

SPECIALTY PAPERS ACQUISITION, LLC

By:   ________________________________

Print Name:___________________________

Title:________________________________

Exhibit A

Custom Software

Application	Description
Customer Complaint System	Work Flow to track customer complaints through remediation, return, and/or credit
Sales Reporting System	Monthly sales report outline which pulls in month to date sales vs. plan
Sales Inquiry Tool	Work Flow to track initial product/pricing inquiries and development through final sale
Rhinelander Palletizing	Stand alone system to bundle single and/or multiple rolls onto a pallet under a unique identifier (LPN)
Mosinee Progress System / Product Tracking	Shop floor production scheduling and tracking system
Rhinelander Legacy RF System	Used to do monthly physical inventory of WIP

EXHIBIT D

FORM OF LEASE ASSIGNMENT AND ASSUMPTION

LEASE ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption of Leases (the “Assignment”) is made effective as of June ___, 2013 (the “Effective Date”) by and between Wausau Paper Mills, LLC (“Assignor”), and Specialty Papers Acquisition, LLC (“Assignee”).1

RECITALS:

A.

Assignor is a party to the lease attached as Exhibit A (the “Lease”).

B.

Assignor and Assignee have entered into that certain Asset Purchase Agreement by and among Specialty Papers Acquisition, LLC; Wausau Paper Mills, LLC; Wausau Paper Corp.; and, solely with respect to Section 13.19, Specialty Papers Intermediate Holdings, Inc. and Specialty Paper Holdings, L.P., dated as of May 18, 2013 (the “Purchase Agreement”), pursuant to which, among other things, Assignor has agreed to assign all of its rights, title and interests in, and Assignee has agreed to assume all of Assignor’s duties and obligations under, the Assumed Leases (as defined in the Purchase Agreement), and the Lease is included among the Assumed Leases.

C.

Assignor and Assignee desire to document the terms of the assignment and assumption of the Lease pursuant to this Assignment.

AGREEMENT:

1.

Definitions.  All capitalized terms used in this Assignment but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2.

Assignment and Assumption.  Assignor hereby sells, assigns, grants, conveys and transfers to Assignee, its successors and assigns, all of Assignor’s right, title and interest in, to and under the Lease, including, without limitation, any and all security deposits under the Lease.  Assignee hereby accepts such assignment and assumes, subject to the terms of the Purchase Agreement, all of Assignor’s duties and obligations under the Lease and agrees to pay, perform and discharge, as and when due, all of the obligations of Assignor under the Lease accruing on and after the Effective Date.

3.

Terms of the Purchase Agreement. The terms of the Purchase Agreement, including without limitation the representations, warranties, covenants, agreements and indemnities relating to the Assumed Leases, are incorporated herein by this reference.  The

_____________________________

1Buyer expects to assign its rights to acquire certain of the Assumed Leases to one or more subsidiaries in which case the Lease Assignment and Assumption Agreements will be prepared identifying the particular subsidiaries that will be the Assignee parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.

Governing Law.  This Assignment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

5.

Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

6.

Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the date first above written.

WAUSAU PAPER MILLS, LLC

By:_______________________________________

Print Name:________________________________

Title:______________________________________

SPECIALTY PAPERS ACQUISITION, LLC

By:

Specialty Papers Intermediate Holdings, Inc.

Its:

Sole Member

By:_______________________________________

Print Name:________________________________

Title:______________________________________

2

EXHIBIT A

LEASE

See attached copy of the Lease.

3